UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
☒
        Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Talos Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TALOS ENERGY

TALOS
ENERGY LLC

2025
PROXY STATEMENT

DEAR FELLOW TALOS STOCKHOLDERS,

It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders of Talos Energy Inc. (“Talos” or the “Company”) to be held on Thursday, May 29, 2025, at 10:00 AM Central Time, at our corporate offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”).

Thank you for your continued support as a valued Talos stockholder. The past year has been a period of transition for Talos as we look forward to the Company’s next strategic phase. We are fortunate to have a solid asset base, a strong balance sheet, and a business that has consistently generated stable free cash flow. Our dedicated management team and employees have remained focused on operational excellence, which has driven strong financial results and the execution of our strategic objectives for the year. Our results in 2024 are a testament to the hard work and commitment of our employees.

In addition to our focus on the strategic direction of the Company to create long-term value for Talos stockholders, the Board of Directors (the “Board”) is also focused on protecting the interests of Talos’s stockholders. Over the past year, we took decisive actions with these priorities in mind.

Appointment of New President and CEO. In August 2024, the Board initiated a search for a new President and Chief Executive Officer (“CEO”) to succeed our former President and CEO, Mr. Timothy S. Duncan, following his departure. The Board considered various external candidates, with a focus on identifying a leader with strong offshore exploration, production, and deepwater operations experience and a proven track record of disciplined execution and value creation. Based on these criteria, the Board selected Mr. Paul Goodfellow who joined Talos in March 2025 as President, CEO and as an executive member of the Board.

Paul has over 30 years of experience in the oil and gas industry during a distinguished career at Shell plc from 1991 until joining Talos. During his tenure at Shell, Mr. Goodfellow held various senior leadership roles, including leading Shell’s global deepwater business, which included the U.S. Gulf of America, Offshore Mexico, Brazil, West Africa, Malaysia, the North Sea and other international areas. Paul most recently served as Shell’s Executive Vice President and Group Chief Internal Auditor overseeing the internal audit function, and prior to that, as Executive Vice President, Deep Water, Shell Upstream where he led Shell’s global deepwater business. Additionally, he held positions overseeing Shell’s global drilling, completion and well intervention organization and served as a key member of the Projects & Technology and Upstream leadership teams. The entire Board is confident that Paul’s seasoned perspective and strategic judgment will be instrumental in executing a strategy that drives stockholder value.

Engagement with Stockholders. Over the past year, our Board has remained committed to safeguarding stockholder interests and regularly engaging with our stockholders. In October 2024, in response to the accumulation of approximately 24% of Talos’s common stock by Control Empresarial De Capitales, S.A. de C.V. (“Control Empresarial”), the Board adopted a limited duration stockholder rights plan (the “Rights Plan”). The Board made it a priority when adopting the Rights Plan to include stockholder friendly provisions in line with stockholders’ expectations.

After the Rights Plan was adopted, we continued to engage in productive conversations with Control Empresarial, a significant and valued stockholder and an important commercial partner to the Company, in an effort to reach a constructive arrangement. As a result of those engagements, on December 16, 2024, Talos entered into a cooperation agreement with Control Empresarial and terminated the Rights Plan.

Year-End Strategic Review. I would also like to note a few key highlights from the past year. Talos beat 2024 quarterly consensus every quarter on production, adjusted EBITDA, and adjusted Free Cash Flow. Management employed strong capital discipline which allowed us to pay down the credit facility in full and strengthen our balance sheet. We achieved record oil and gas production levels, matched our lowest safety record for total recordable incident rate in the Company’s history, and reduced our methane emissions by ten percent, all while successfully integrating our acquisition of QuarterNorth Energy Inc. These accomplishments underscore the Company’s commitment to efficient operations, sound financial management, and a culture of safety and environmental stewardship. Overall, the Board is pleased with the Company’s strong performance in 2024, particularly during a period of executive transitions.

In closing, we look forward to the next strategic phase for Talos with exciting projects underway, a solid asset base, a hardworking executive team and employee base, and Paul’s expertise, vision and leadership. The Board’s commitment to long-term value creation and protecting stockholder interests remain steadfast. On behalf of the Talos Board, thank you for your continued support.

Sincerely,

Neal P. Goldman

Chairman of the Board of Directors

Talos Energy Inc. 2025 Annual Meeting of Stockholders Information

Time 10:00 a.m. Central time	Date Thursday, May 29, 2025	Place Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	Record Date Tuesday, April 8, 2025

Voting Methods

Even if you plan to attend the Talos Energy Inc. 2025 annual meeting of stockholders in person (including any adjournments or postponements thereof, the “Annual Meeting”), we urge you to vote in advance of the meeting using one of the advance voting methods below. If you choose to attend the Annual Meeting, you may still vote your shares in person, even if you have previously voted or returned your proxy card by any of the voting methods described below. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

By Internet: Cast your vote online at www.proxypush.com/TALO	By Phone: Call toll-free 1-866-291-6999 in the United States using any touch-tune telephone

By Mail:

If you received a printed version of the proxy materials, mark, sign and date your proxy card and fold and return your proxy card in the postage-paid envelope to

P.O. Box 8016

Cary, NC 27512-9903

In Person: Attend the Annual Meeting in person and complete a written ballot as directed during the Annual Meeting

For further instructions on voting, please see the “Questions and Answers About the Annual Meeting” section of the accompanying Proxy Statement, refer to the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you received a printed version of the proxy materials by mail, refer to the enclosed proxy card. Please refer to the accompanying Proxy Statement for a detailed explanation of the matters being submitted to a vote of the stockholders at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

Matter		Page Reference (For More Detail)	Board Recommendation

1	To elect to the Company’s Board of Directors the director nominees set forth in the accompanying Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.	6	FOR each nominee ☑

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2024.	71	FOR ☑

3	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officers’ compensation for every one year, every two years, every three years or stockholders may abstain from voting.	72	FOR A FREQUENCY OF EVERY ONE YEAR ☑

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	74	FOR ☑

5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	—	—

Each outstanding share of common stock, par value $0.01 per share (“common stock”) of Talos Energy Inc. (NYSE: TALO), entitles the holder of record at the close of business on Tuesday, April 8, 2025 to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

William S. Moss, III Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 29, 2025: WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

i	Road Map of Voting Items

ii	About Talos Energy Inc.

1	Proxy Statement Summary

6	Proposal 1: Election of Directors

7	Governance and Board Matters

7	Director Biographies

14	Director Independence

15	Qualifications, Skills and Experience of our Director Nominees

16	Board Composition

17	Committees of the Board

23	Board Oversight of Risk Management

24	Director Attendance

27	Stakeholder Engagement

25	Corporate Governance

28	Director Compensation

30	2024 Director Compensation Table

31	Our Executive Officers

34	Executive Compensation Matters

34	Compensation Discussion and Analysis

34	Executive Summary

37	Introduction to Talos Competitive Market and Compensation Considerations

38	Program Design: Aligned with Business and Talent Strategy

38	Process for Setting Executive Compensation

41	Elements of Compensation for the 2024 Fiscal Year

50	Executive Severance Plan

50	Other Matters

53	Compensation Committee Report

54	Executive Compensation Tables

54	Summary Compensation Table

56	Grants of Plan-Based Awards Table

57	Outstanding Equity Awards at 2024 Fiscal Year-End

58	Option Exercises and Stock Vested

59	Pension Benefits

59	Nonqualified Deferred Compensation

59	Potential Payments Upon Termination or a Change in Control

66	CEO Pay Ratio

67	Pay Versus Performance

68	Narrative Disclosure to Pay vs. Performance Table

69	Disclosure of Most Important Performance Measures for 2024 Fiscal Year

70	Compensation Committee Interlocks and Insider Participation

71	Proposal 2: Non-Binding Advisory Vote on the Company’s Named Executive Officers’ Compensation

72	Proposal 3: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Named Executive Officers’ Compensation

73	Audit Committee Report

74	Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

76	Security Ownership of Certain Beneficial Owners and Management

78	Delinquent Section 16(a) Reports

79	Certain Relationships and Related Party Transactions

79	Policies and Procedures for Review of Related Party Transactions

79	Slim Family Officer and Affiliates

80	Registration Rights

82	Questions and Answers About the Annual Meeting

91	Stockholders Proposals; Identification of Director Candidates for Next Year

ROAD MAP OF VOTING ITEMS

PROPOSAL 1	To Elect to the Company’s Board of Directors the Director Nominees Set Forth in the Accompanying Proxy Statement (Page 6)	Board Vote Recommendation

We are asking our stockholders to vote on each of the director nominees named in this proxy statement (this “Proxy Statement”) to the Board of Directors (the “Board of Directors” or “Board”) of Talos Energy Inc. (the “Company”). Both the Board and Nominating & Governance Committee of the Board (the “Nominating & Governance Committee”) believe that the director nominees have the qualifications, experience and skills necessary to represent stockholder interests through service on our Board.

FOR EACH NOMINEE ☑

PROPOSAL 2	To Approve, on a Non-Binding Advisory Basis, the Company’s Named Executive Officers’ Compensation for the Fiscal Year Ended December 31, 2024 (Page 71)	Board Vote Recommendation

We have designed our executive compensation program to attract and retain experienced executives and align executive pay with Company performance and the long-term interests of our stockholders. We are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in this Proxy Statement. The Board values stockholders’ opinions, and the Compensation Committee of the Board (the “Compensation Committee”) will take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions.

FOR ☑

PROPOSAL 3

To Approve, on a Non-Binding Advisory Basis, the Frequency of Future Advisory
Votes on the Company’s Named Executive Officers’ Compensation For Every One
Year, Every Two Years or Every Three Years or Stockholders May Abstain

(Page 72)

Board Vote Recommendation

This item affords you the opportunity to cast a non-binding advisory vote on how frequently we include a say-on-pay proposal in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the say-on-pay vote every one year, every two years or every three years or stockholders may abstain from voting. The Board believes that say-on-pay votes should be conducted each year.

FOR A FREQUENCY OF EVERY ONE YEAR ☑

PROPOSAL 4	To Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025 (Page 74)	Board Vote Recommendation

The Audit Committee of the Board (the “Audit Committee”) has appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Both the Board and the Audit Committee believe that the appointment of the firm of EY to audit the Company’s consolidated financial statements for the year ending December 31, 2025 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

FOR ☑

2025 PROXY STATEMENT	i

ABOUT TALOS ENERGY INC.

Headquartered in Houston, Texas, Talos Energy Inc. (“Talos”) is a technically driven, innovative, independent offshore oil and gas exploration and production (“E&P”) company with operations primarily in the U.S. Gulf of America as well as offshore Mexico.

Since becoming a public company in May 2018, Talos has evolved from a private company with five employees in 2012 to a workforce of over 700 employees following the acquisition of QuarterNorth Energy Inc. in March 2024. Over the past decade, we have adhered to our entrepreneurial spirit and achieved significant growth, positioning Talos as the fifth largest operator in the Gulf of America offshore basin.

We take pride in leveraging our technical and operational expertise to acquire, explore, and develop offshore assets while delivering energy responsibly with a commitment to safe and efficient operations, environmental responsibility, and good governance and ethics.

Primary Area of Operation — Offshore Deepwater Gulf of America

ii

PROXY STATEMENT SUMMARY

This summary highlights information that you will find throughout this proxy statement (this “Proxy Statement”) in connection with the 2025 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Talos Energy Inc. (the “Company,” “Talos,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider. You should read this Proxy Statement in its entirety and the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “Annual Report”), which is available at www.proxydocs.com/TALO. We are making this Proxy Statement available to you on or about April 18, 2025, in connection with the solicitation of proxies by our board of directors (our “Board of Directors” or the “Board”).

2025 Annual Meeting of Stockholders

Time and Date: Thursday, May 29, 2025, 10:00 a.m. (Central time)

Location: Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002

Record Date: Tuesday, April 8, 2025

Voting: In accordance with our Second Amended and Restated Certificate of Incorporation, as amended, each share of our common stock, par value $0.01 per share (“common stock”), is entitled to one vote for each proposal to be voted on.

Proxy Materials: Our proxy materials, including the Notice of Annual Meeting and Proxy Statement and our Annual Report are available at www.proxydocs.com/TALO.

Voting Matters and Board Recommendations

The Board recommends that you vote on the various proposals as indicated in the “Road Map of Voting Items” on page i.

Questions and Answers About the Annual Meeting

Please see “Questions and Answers About the Annual Meeting” beginning on page 82 for additional information about the proxy materials, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), the Annual Meeting and voting.

Board of Directors and Director Nominees

Independent Board: Our Board is comprised of a majority of independent directors.

Non-Executive Chairman of the Board: Mr. Neal P. Goldman has served as the independent, non-executive Chairman of the Board since 2018.

New President, Chief Executive Officer and Executive Director: Mr. Paul R. Goodfellow has served as an executive member of the Board since March 1, 2025, in connection with his appointment as President and Chief Executive Officer of the Company.

2025 PROXY STATEMENT	1

Proxy Statement Summary

Director Nominees:

The Company has proposed the following director nominees for election to the Board at the Annual Meeting, each to serve for a one (1) year term until the Company’s next annual meeting of stockholders to be held in 2026.

Director Nominees	Age	Director Since	Independent(1)	Current Committee Memberships (2)

Neal P. Goldman Chairman Managing Member, SAGE Capital Investments	55	2018	✓	• Nominating & Governance (Chair)

Paul R. Goodfellow President and Chief Executive Officer Director	59	2025	Executive Director	• None

Paula R. Glover Director President, Alliance to Save Energy	57	2021	✓	• Nominating & Governance • SSCR (Chair)

John “Brad” Juneau Director Founder, Juneau Oil and Gas, LLC	65	2018	✓	• SSCR(3)

Richard M. Sherrill Director President of Howard Low Carbons Solutions, Howard Energy Partners	59	2023	✓	• Audit • Compensation

Charles M. Sledge Director Former Chief Financial Officer, Cameron International Corporation	59	2018	✓	• Audit (Chair) • Compensation • Nominating & Governance

Shandell M. Szabo Director Former Vice President of US Exploration, Anadarko Petroleum Corporation	50	2023	✓	• SSCR(3)

(1)	As determined by the Board in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

(2)	See “Governance and Board Matters—Committees of the Board” for anticipated committee assignment changes to become effective immediately after the Annual Meeting.

(3)	From May 2023 through December 31, 2024, Mr. Juneau and Ms. Szabo also served as Co-Chairs of the Technical Committee.

2

Proxy Statement Summary

Current Standing Committees of the Board:

AUDIT	COMPENSATION	NOMINATING & GOVERNANCE	SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY (“SSCR”)

Independent Board Committees: Each of the Board’s standing committees are composed entirely of independent directors. Effective December 31, 2024, the Technical Committee of the Board was dissolved by the Board upon completion of its oversight duties. See “Governance and Board Matters—Committees of the Board—Technical Committee” for additional information.

Current Board Committee Membership: The following table below provides for the current members and chairpersons of each standing committee of the Board as of the date of this Proxy Statement. See “Governance and Board Matters—Committees of the Board” for anticipated committee assignment changes to become effective immediately after the Annual Meeting.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	SSCR Committee

Goldman			✓ Chair

Goodfellow

Glover			✓	✓ Chair

Juneau (1)				✓

Kendall (2)	✓	✓ Chair

Sherrill	✓	✓

Sledge	✓ Chair	✓	✓

Szabo (1)				✓

(1)	From May 2023 to December 31, 2024, Mr. Juneau and Ms. Szabo also served as Co-Chairs of the Technical Committee.

(2)

Mr. Kendall will not be standing for reelection to the Board at the Annual Meeting and will conclude his service on our Board and each of the committees on which he serves at the expiration of his term at the Annual Meeting. After the Annual Meeting, we expect that the size of our Board will be reduced from eight to seven directors.

2025 PROXY STATEMENT	3

Proxy Statement Summary

Board and Governance Practices and Highlights

The Company is committed to good corporate governance as part of our efforts to promote the long-term interests of stockholders, maintain strong Board and management accountability, and continue building public trust in the Company. Our current Board and governance practices include:

BOARD AND GOVERNANCE PRACTICES

Current Size of Board (1)	8 members

Average Age of Director Nominees (2)	58 years

Average Tenure of Director Nominees (3)	4.2 years

Current Independent Directors (4)	7 of 8

Independent Standing Board Committees	Yes

Annual Election of Directors	Yes

Majority Voting for Directors	Yes

Director Resignation Policy	Yes

Supermajority Voting Provisions	No

Independent Non-Executive Chairman	Yes

Regular Executive Sessions of Independent Directors	Yes

Strong Board and Committee Meeting Attendance	Yes

Annual Board and Committee Self-Evaluations	Yes

Active Board Refreshment (5 new directors since 2021) (5)	Yes

Equity Grants to Non-Executive Directors	Yes

Number of Board Meetings Held in 2024	15

Code of Business Conduct and Ethics Applicable to Directors	Yes

Board Oversight of Enterprise Risk Management and Long-Term Strategy	Yes

Full and Free Access for Directors to Officers, Employees and Company Books and Records	Yes

Board-Level Oversight of Safety, Sustainability and Corporate Responsibility Matters	Yes

Management-Level Disclosure Committee for Financial Reporting	Yes

Annual Non-Binding Advisory Vote on Executive Compensation	Yes

Poison Pill (6)	No

Related Persons Transaction Policy	Yes

Insider Trading Policy	Yes

Stock Ownership Policy for Senior Executives and Non-Employee Directors	Yes

Anti-Hedging and Anti-Pledging Policies	Yes

Clawback Policy	Yes

Directors Sit on the Board of More than Three Other Public Companies in Addition to our Board	No

(1)	Mr. Kendall is not standing for reelection to the Board at the Annual Meeting. After the Annual Meeting, we expect that the size of our Board will be reduced from eight to seven directors.

(2)	Director nominees’ ages range from 50 to 65 years. Rounded up to the next whole number as of the date of this Proxy Statement.

(3)	Director nominees’ tenures range from zero to seven years. Rounded up to the next decimal point as of the date of this Proxy Statement.

4

Proxy Statement Summary

(4)

All non-executive directors, other than Mr. Paul Goodfellow, the Company’s President and Chief Executive Officer, have been deemed independent by the Board in accordance with NYSE listing standards and SEC regulations. Following the Annual Meeting, we anticipate that six out of seven of our directors will be deemed independent.

(5)

Mr. Timothy S. Duncan departed from the Company as President and Chief Executive Officer, effective August 29, 2024, and effective November 1, 2024, resigned from the Board. Mr. Joseph A. Mills departed from the Company as Interim President and Chief Executive Officer and resigned from the Board, effective January 5, 2025. Mr. Goodfellow was appointed to the Board effective March 1, 2025 in connection with his appointment as President and Chief Executive Officer.

(6)

See “Certain Relationships and Related Party Transactions—Slim Family Office and Associates—Cooperation Agreement” for further information regarding our Cooperation Agreement with Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), an entity controlled by the family of Carlos Slim Helú, a beneficial owner of approximately 24.4% of the outstanding shares of the Company’s common stock (as of October 1, 2024, the date of the last publicly disclosed beneficial report).

The Board recognizes the importance of maintaining strong corporate governance practices for both enabling effective oversight of the Company’s business and helping to fulfill the Board’s responsibilities to the Company’s stockholders. The Board is therefore committed to continuing to monitor and implement, where practicable, best practices for corporate governance.

Recent Changes in Corporate Governance Practices

The Board proactively reviews the Company’s corporate governance policies and considers corporate governance issues and feedback from our stockholders and other key stakeholders. Examples of recent changes in corporate governance practices include:

•	having a fully declassified Board, with each of our directors being elected annually, beginning at the Annual Meeting; and

•

ongoing Board refreshments which is informed by the Board’s assessment of skills, experience and tenure with the appointments of Ms. Glover in 2021, Mr. Sherrill and Ms. Szabo in 2023, Mr. Mills in 2024 and Mr. Goodfellow in 2025. On January 5, 2025, Mr. Mills resigned from the Board. Mr. Goodfellow joined the Board as an executive director in connection with his appointment as President and Chief Executive Officer, effective March 1, 2025.

2025 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following individuals for election as directors of the Company:

Neal P. Goldman Chairman of the Board	Paul R. Goodfellow Executive Director, President and Chief Executive Officer	Paula R. Glover Director	John “Brad” Juneau Director

Richard M. Sherrill Director	Charles M. Sledge Director	Shandell M. Szabo Director

Each of the individuals nominated by the Board has consented to serving as a director nominee, being named in this Proxy Statement, and serving on the Board if elected. Each individual elected to serve as director at the Annual Meeting will serve a one (1) year term beginning at the Annual Meeting and expiring at the next annual meeting of stockholders to be held in 2026, or until either they are reelected, or their successors are duly elected and qualified or until their earlier death, resignation or removal. If any director nominee is unable to serve, unwilling to accept nomination or election or otherwise at the time of the Annual Meeting, the persons acting under your proxy will vote for the election of a substitute nominee, if any, designated by the present Board to fill the vacancy. The Board has no reason to believe that any director nominee will be unable or unwilling to serve as elected. See “Governance and Board Matters—Director Biographies” beginning on page 7 for biographical information regarding our director nominees.

Vote Required

The election of each nominee for director in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For this Proposal 1, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes with respect to this proposal are not treated as votes cast and, therefore, will have no effect on the outcome of this Proposal 1.

Board Recommendation

The Board unanimously recommends that stockholders vote "FOR" the election of each of the director nominees named in this Proxy Statement to the Board.

6

GOVERNANCE AND BOARD MATTERS

Director Biographies

Set forth below is biographical information about each of our director nominees.

Neal P. Goldman

Background:

•  Managing Member, SAGE Capital Investments, LLC, a consulting firm specializing independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials (2013 to Present)

•  Managing Director, Och Ziff Capital Management, LP (2014 to 2016)

•  Founding Partner, Brigade Capital Management, LLC (2007 to 2012)

•  Portfolio Manager, MacKay Shields LLC

•  Various positions at Salomon Brothers Inc. (mergers and acquisitions and high yield trading)

Other Current Public Boards:

•  Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Nominating and Governance Committee, Chairman

–  Audit Committee, Vice Chairman (audit committee financial expert)

–  Compensation and Human Resources Committee

•  iRobot Corp. (NASDAQ: IRBT) (March 2025 to Present)

Prior Public Boards:

•  Stone Energy Corporation (March 2017 to May 2018)

–  Chairman

•  Mallinckrodt plc (NYSE: MNK) (June 2022 to November 2023)

–  Human Resources and Compensation Committee, Chairman

–  Audit Committee (audit committee financial expert)

•  Core Scientific, Inc. (OTC: CORZQ) (October 2022 to January 2024)

•  Garrett Motion Inc. (NASDAQ: GTX) (December 2019 to December 2020)

•  Sunlight Financial Holdings Inc. (NYSE: SUNL) (October 2023 to December 2023)

•  KLDisccovery Inc. (OTC: KLDI) (March 2024 to August 2024)

•  Diamond Offshore Drilling, Inc. (NYSE: DO) (May 2021 to September 2024 when it was acquired by Noble Corporation plc)

–  Chairman

–  Compensation Committee, Chairman

–  Nominating, Governance and Sustainability Committee

•  ModivCare Inc. (NASDAQ: MODV) (December 2024 to February 2025)

•  Various other public boards held prior to 2020, including Redbox Entertainment Inc., Ultra Petroleum Corporation, Midstates Petroleum Company, LLC, Ditech Holding Corporation (f/k/a Walter Investment Management Corp.) and Pimco Income Strategy Fund I and II and NII Holdings

Chairman Age: 55 Director since: 2018
Committees: • Nominating & Governance (Chair)
Education: University of Michigan, B.A. (English Literature) University of Illinois, M.B.A.

We believe Mr. Goldman’s involvement in strategic and financial planning, and public company corporate governance, and his leadership experience on multiple boards, bring valuable leadership and perspective to our Board of Directors.

2025 PROXY STATEMENT	7

Governance and Board Matters

Paul R. Goodfellow

Background:

•  Series of positions held during a 30+ year career at Shell plc (NYSE: SHEL) (“Shell”) from 1991 until joining Talos in 2025 including most recently:

–  Executive Vice President and Group Chief Internal Auditor (August 2023 to February 2025); and

–  Executive Vice President, Deep Water, Shell Upstream, in Houston, Texas (April 2019 to August 2023)

–  Executive Vice President, Wells, Shell International, in The Hague Area, Netherlands (2017 to 2019)

Other Leadership and Experience:

•  Finance Committee of Houston Exponential (2019 to 2022)

–  Director and member

•  Sirius Well Manufacturing Systems Pte. Ltd. (joint venture between Royal Dutch Shell and China National Offshore Oil Corporation (CNOOC) in Singapore (2017 to 2021))

–  Chairman

•  Shell UK Limited in London, UK (2015 to 2017)

–  Director

•  Oil and Gas UK (OGUK) in London, UK (2015 to 2017)

–  Director

Other Current Public Boards:

•  None

Prior Public Boards:

•  Shell Midstream Partners GP LP (formerly NYSE: SHLX) (October 2014 to August 2023)

–  Chairman (October 2019 to August 2023)

–  Director (October 2014 to October 2019)

President and Chief Executive Officer, Director Age: 59 Director since: 2025
Committees: • None
Education: Camborne School of Mines in the United Kingdom: Bachelor of Science in Mining and Mineral Engineering Doctor of Philosophy in Rock Mechanics

We believe that Mr. Goodfellow’s over 30 years of domestic and international experience in the oil and gas industry during a distinguished career at Shell, in addition to his knowledge of the global deepwater business, brings valuable perspective and technical expertise to our Board of Directors.

8

Governance and Board Matters

Paula R. Glover

Background:

•  President, Alliance to Save Energy (January 2021 to Present)

•  President and Chief Executive Officer, American Association of Blacks in Energy (“AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues (July 2013 to January 2021)

•  Vice President of Operations and Director of Communications, AABE (October 2008 to July 2013)

•  Appointed by the U.S. Secretary of Energy to the National Petroleum Council (March 2014 to Present)

–  Appointment Committee (December 2024 to Present)

•  Appointed to the Electricity Advisory Board for the U.S. Department of Energy (August 2024 to Present)

•  More than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the energy industry

Other Leadership and Experience:

•  Alliance to Save Energy, President, Board of Directors (Present)

•  Groundswell, Board of Directors

–  Governance Committee, Chair

•  Keystone Policy Center, Board of Directors (Present)

–  Executive Committee

•  Resources for the Future, Board of Directors (Present)

–  Nominations Committee

–  Audit and Finance Committee

•  Clean Energy Works, Board of Directors (Present)

–  Chair

•  American Association of Blacks in Energy, Board of Directors (Present)

–  Emeritus Advisory Board, Chair

•  Share the Power Foundation, Board of Directors (Present)

Other Current Public Boards:

•  None

Director Age: 57 Director since: 2021
Committees: • SSCR (Chair) • Nominating & Governance
Education: University of Delaware, B.S. (Marketing Management)

We believe that Ms. Glover’s professional experience in the energy industry and experience with public policy in the energy industry make her a valuable member of our Board of Directors.

2025 PROXY STATEMENT	9

Governance and Board Matters

John “Brad” Juneau

Background:

•  Co-founder and Chairman of the Board of Directors, Contango ORE, Inc. (NYSE: CTGO), a publicly traded gold exploration company (2012 to Present)

•  President and Chief Executive Officer, CTGO (August 2012 to January 2020)

•  Founder, Sole Manager and General Partner, Juneau Oil and Gas, LLC, an exploration and production oil and natural gas company (1998 to Present)

•  Senior Vice President of Exploration, Zilkha Energy Company (1987 to 1998)

•  Staff Petroleum Engineer, Texas International Company responsible for reservoir engineering, acquisitions and evaluations

•  Production Engineer, Enserch Corporation

Other Current Public Boards:

•  Contango ORE, Inc. (NYSE: CTGO) (2012 to Present)

–  Chairman (2013 to Present)

Prior Public Boards:

•  Stone Energy Corporation (formerly NYSE: SGY) (March 2017 to May 2018)

Director Age: 65 Director since: 2018
Committees: • SSCR • Technical*
Education: Louisiana State University, B.S. (Petroleum Engineering)

We believe that Mr. Juneau’s extensive industry background, including his expertise in reservoir engineering and exploration and production, bring valuable perspective and technical expertise to our Board of Directors.

*	Mr. Juneau served as Co-Chair of the Technical Committee during 2024 until its dissolution in December 2024.

10

Governance and Board Matters

Richard M. Sherrill

Background:

•  President, Howard Low Carbon Solutions (“HLCS”), an energy transition company focused on carbon capture, transportation and sequestration of CO2 which was formed in 2023 with the merger of Clean Aire Partners (“CAP”) (November 2023 to Present)

•  Founding Partner and President, CAP, an energy transition company focused on carbon capture, processing, transportation, and sequestration of CO2, which was formed in 2021 and merged with HLCS in 2023 (2021 to 2023)

•  President and Director, Ceritas Energy (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and processing solutions in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners (2003 to 2019)

•  Chief Commercial Officer, Duke Energy North America (“DENA”), a subsidiary of Duke Energy Corporation with commercial responsibilities for nonregulated natural gas and power (1998 to 2003)

•  Vice President, Natural Gas Clearinghouse (ultimately Dynegy, Inc.) in various commercial positions in finance, physical and financial trading (1992 to 1998)

•  Vice President, First Interstate Bank of Texas (now part of Wells Fargo) working with upstream, midstream and energy merchant clients in the Energy Lending Group (1988 to 1992)

Other Current Public Boards:

•  None

Current Non-Public Boards:

•  ARM Energy (December 2023 to Present)

Prior Boards:

•  EnVen Energy Corporation (2015 until February 2023 when EnVen was acquired by Talos)

–  Lead Director

–  Audit Committee, Chairman

–  Risk and Compensation Committees

•  Castex Energy (2018 to 2021)

–  Audit Committee, Chairman

–  Risk Committee

•  Ceritas Energy, Director

Director Age: 59 Director since: 2023
Committees: • Audit • Compensation
Education: The University of Texas at Austin, B.B.A. (Finance)

We believe that Mr. Sherrill’s over 30 years of experience in the oil and gas industry, senior executive leadership roles, finance background, and prior board experience, including on audit and risk committees, bring valuable skills and perspective to our Board of Directors.

2025 PROXY STATEMENT	11

Governance and Board Matters

Charles M. Sledge

Background:

•  Chief Financial Officer, Cameron International Corporation, an oilfield services company (2008 until its sale to Schlumberger Limited in 2016)

•  Corporate Controller, Cameron International Corporation (2001 to 2008)

Other Current Public Boards:

•  Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Chairman

–  Audit Committee, Chairman

–  Safety, Environment and Sustainability Committee

•  Noble Corporation plc (NYSE: NE) (February 2021 to Present)

–  Chairman

–  Compensation Committee

–  Audit Committee

–  Safety & Sustainability Committee

Prior Boards:

•  Stone Energy Corporation (March 2017 to May 2018)

•  Vine Resources, Inc., Non-Executive Chairman

•  Expo International, Non-Executive Chairman

Director Age: 59 Director since: 2018
Committees: • Audit (Chair) • Compensation • Nominating & Governance
Education: Louisiana State University, B.S. (Accounting) Harvard Business School Advanced Management Program

We believe that Mr. Sledge’s extensive financial, public company reporting and accounting background, including 20 years of experience as a financial executive in the energy industry, and experience in M&A, capital market transactions, capital allocation strategy and evaluating cybersecurity risks, makes him a valuable member of our Board of Directors.

12

Governance and Board Matters

Shandell M. Szabo

Background:

•  Nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) (formerly NYSE: APC) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of America, including:

–  Vice President of US Exploration (2018 to 2019)

–  Vice President of Lower 48 Onshore Exploration (2016 to 2018)

–  Director of Investor Relations (2015 to 2016)

–  Exploration Manager Greater Permian (2014 to 2015)

–  General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields (2013 to 2015)

–  Geoscience Manager Haynesville East Texas (2011 to 2013)

–  Regional Gulf of America Manager (2009 to 2010)

•  Prior to Anadarko, various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of America

•  Advisor, Bain Co., consulting on energy matters (February 2024 to Present)

Leadership:

•  Montgomery County executive leadership team for the Leukemia and Lymphoma Society (Present)

•  Chair - 2022 & 2023 Student Visionaries of the Year leadership program, Leukemia and Lymphoma Society

•  Corporate Regional Council and Board Advisory Member for the United Way of Greater Houston (Present)

Other Current Public Boards:

•  Magnolia Oil & Gas Corp. (NYSE: MGY) (May 2024 to Present)

–  Audit Committee

Current Private Boards:

•  Biota Technologies (February 2020 to July 2024)

–  Chair

–  Compensation Committee, Chair

Prior Boards:

•  EnVen Energy Corporation (2020 until February 2023 when EnVen was acquired by Talos)

–  Risk/Safety Committee, Chair

–  Governance Committee

Director Age: 50 Director since: 2023
Committees: • SSCR • Technical*
Education: University of Michigan, B.S. (Environmental Science, concentration Geology) Texas Christian University, M.S. (Environmental Science, concentration Geology)

We believe that Ms. Szabo’s extensive experience in the oil and gas sector at all levels of the energy industry for nearly 20 years, as well as her board service on audit, risk and safety committees, provide valuable technical and operations-level experience combined with financial, reserves, risk and safety insight, as a member of our Board of Directors.

*	Ms. Szabo served as Co-Chair of the Technical Committee during 2024 until its dissolution in December 2024.

2025 PROXY STATEMENT	13

Governance and Board Matters

Director Independence

The majority of the members of the Board at any given time must qualify as independent under the NYSE listing standards and the SEC’s rules and regulations. The Board has determined that, except for Paul Goodfellow due to his role as President and Chief Executive Officer of the Company, each of the current non-management directors and director nominees including Neal P. Goldman, Paula R. Glover, John “Brad” Juneau, Donald R. Kendall, Jr., Richard Sherrill*, Charles M. Sledge and Shandell Szabo are independent under the applicable NYSE listing standards and the SEC rules and regulations.

During a portion of the fiscal year ended December 31, 2024, Mr. Timothy S. Duncan served as a non-independent executive director, due to his role as the Company’s former President and Chief Executive Officer, until his departure on August 29, 2024 and his resignation as a member of the Board, effective November 1, 2024. Mr. Joseph A. Mills** served as an independent director under the NYSE listing standards and SEC rules and regulations for a portion of the fiscal year ended December 31, 2024 until his appointment as the Company’s Interim President and Chief Executive Officer in August 2024 and until his resignation in January 2025.

In connection with its assessment of the independence of each non-management director, the Board also determined that each member of the Audit Committee, Compensation Committee and Nominating & Governance Committee is independent under applicable NYSE listing standards and SEC rules and regulations for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee meets the additional independence standards set forth by the NYSE applicable to members of the Compensation Committee.

*

In October 2023, Mr. Sherrill stepped down from his role on the Audit and Compensation Committees and the Board deferred a determination of Mr. Sherrill’s independence due to his then-new role as president of Howard Energy Partners, LLC, an affiliate of a co-member of a carbon capture and sequestration (“CCS”) project in Corpus Christi, Texas. In March 2024, the Company sold its CCS business and the Board reaffirmed that Mr. Sherrill was “independent” pursuant to NYSE listing rules and SEC rules and regulations on March 26, 2024.

**

In connection with Mr. Mills appointment as Interim President and Chief Executive Officer, Mr. Mills immediately stepped down from each of the Audit Committee and the Technical Committee, effective August 29, 2024.

14

Governance and Board Matters

Qualifications, Skills and Experience of Our Director Nominees

We believe the members of our Board should possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board acknowledges the importance of different backgrounds, perspectives and views in achieving success. The matrix below represents some of the key skills that our Board has identified as valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our director nominees, which may be relevant and valuable to their service on our Board.

EXPERIENCE AND SKILLS	Goldman	Goodfellow	Glover	Juneau	Sherrill	Sledge	Szabo

Senior Executive Leadership

Energy Sector

Technical/Engineering/Reserves

Finance/Accounting

Risk Management

Health/Safety/Environment

Human Capital/Compensation

Regulatory/Public Policy

Cybersecurity

Corporate Governance

2025 PROXY STATEMENT	15

Governance and Board Matters

Board Composition

Consistent with our ongoing commitment to creating a balanced Board with a wide range of viewpoints and deep industry expertise, our Board will continue to maintain its commitment to seeking varied perspectives and experiences when evaluating nominees to the Board. The Nominating & Governance Committee reviews the advisability or need for any changes in the number and composition of the Board and the Board’s committee structure.

6/7	DIRECTOR NOMINEES ARE INDEPENDENT

*	Mr. Kendall is excluded from the calculations above as he is not standing for reelection to the Board at the Annual Meeting.

(1)	Director nominees’ ages range from 50 to 65 years. Rounded up to the next whole number as of the date of this Proxy Statement.

(2)	Director nominees’ tenures range from zero to seven years. Rounded up to the next decimal point as of the date of this Proxy Statement.

16

Governance and Board Matters

COMMITTEES OF THE BOARD

Overview of Responsibilities of our Board’s Committees

Audit	Compensation	Nominating & Governance	Safety, Sustainability and Corporate Responsibility (SSCR)	Technical (1)

Assists the Board

with:

•  monitoring the integrity of financial statements

•  evaluating independent registered public accounting firm’s qualifications, performance and independence

•  evaluating effectiveness and performance of internal audit

•  legal and regulatory compliance matters

•  enterprise risk management and major cybersecurity risks

Assists the Board

with:

•  executive and director compensation

•  adopting short and longer-term incentive compensation programs

•  overseeing compensation-related risks

•  engaging in stockholder stewardship outreach

•  preparation of CD&A and proxy matters

•  monitoring performance-based compensation

Assists the Board

with:

•  evaluating director nominees

•  Board structure

•  corporate governance practices

•  Board refreshment

•  executive succession planning

•  annual Board, committee and CEO performance reviews

			Assists the Board with oversight of: • safety matters • environmental issues (including sustainability and climate change) • social matters • other corporate responsibility matters	Assists the Board with oversight of: • asset and portfolio development • evaluation of reserves

(1)

Dissolution of the Board’s Technical Committee: Effective December 31, 2024, the Technical Committee of the Board, which was established on May 10, 2023 to provide technical Board oversight of portfolio development and evaluation of the Company’s reserves, production and operations, was dissolved by the Board upon completion of its oversight duties and the anticipated appointment of a permanent President and Chief Executive Officer. Oversight of portfolio management returned to the Board and oversight of reserves and the related third-party reserve report returned to the Audit Committee.

Other Committees: From time to time, the Board may designate various special committees such as the CCS Investment Committee which was formed in February 2023 with specific authority to review and recommend strategic transactions and other matters, and the Technical Committee which was formed in May 2023 to provide oversight of asset and portfolio management and reserves. Each of Messrs. Goldman, Kendall and Sledge served on the CCS Investment Committee until the CCS business was sold and the committee was terminated in March 2024. Mr. Juneau and Ms. Szabo served as Co-Chairs of the Technical Committee until the committee was dissolved by the Board upon completion of its oversight duties, effective December 31, 2024. See “—Technical Committee” for additional information.

2025 PROXY STATEMENT	17

Governance and Board Matters

AUDIT COMMITTEE

2024 Members(1)(2)(4) Sledge (Chair) Kendall (3) Sherrill Meetings held in 2024: 28

Primary Responsibilities

•  Overseeing our accounting and financial reporting processes

•  Overseeing the internal and external audit functions and processes and compliance responsibilities

•  Authorizing investigations into any matter, including, but not limited to, complaints relating to accounting, internal accounting controls or auditing matters within the scope of responsibilities delegated to the Audit Committee

•  Reviewing the Company’s enterprise risk management framework and policies and procedures for risk assessment and the Company’s major financial risks, major legal, regulatory and compliance risks and major cybersecurity risks

•  Assisting the Board in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established

•  Appointing, compensating, retaining and overseeing the independent registered public accounting firm, including their independence and objectivity; however, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent registered public accounting firm

•  Retaining independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities

•  Approving the fees and other retention terms of the advisors

•  Reviewing related party transactions in accordance with our policies and procedures of the NYSE that would require disclosure under Item 404(a) of Regulation S-K and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction

•  Reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited financial statements or quarterly financial statements prior to the filing of its annual report on Form 10-K (including recommending that such audited financial statements be included therein) or quarterly reports on Form 10-Q, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

•  Discussing with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board (“PCAOB”)

As of the date of this Proxy Statement, no member of the Audit Committee serves on the audit committee of more than three public companies.

Each Audit Committee member meets the independence requirements under the NYSE listing standards and the SEC’s rules and regulations applicable to audit committee members.(4)

The Audit Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

Each current member of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the SEC. See “—Financial Literacy of Audit Committee and Designation of Financial Experts” below for additional information.

(2)

From January 1 through May 1, 2024, Messrs. Sledge, Kendall and Juneau served on the Audit Committee. On May 1, 2024, Mr. Juneau stepped down from the Audit Committee, and Messrs. Sherrill and Mills were appointed to the Audit Committee. In connection with Mr. Timothy S. Duncan’s departure as President and Chief Executive Officer, Mr. Mills was appointed to serve as the Company’s Interim President and Chief Executive Officer and concurrently stepped down from the Audit Committee, effective August 29, 2024. As of the date of this Proxy Statement, each of Messrs. Sledge, Kendall and Sherrill serve on the Audit Committee.

(3)	Mr. Kendall is not standing for reelection to the Board at the Annual Meeting.

(4)

Anticipated members of the Audit Committee following the Annual Meeting are expected to include Mr. Sherrill (Chair), Mr. Goldman and Ms. Szabo (the “2025 Audit Committee members”). The Board anticipates that each of the 2025 Audit Committee members meets the independence requirements under the NYSE listing standards and the SEC’s rules and regulations applicable to audit committee members.

18

Governance and Board Matters

Material Weakness Remediation: As reported in our Annual Report, we previously identified two material weaknesses in our internal controls over financial reporting for the year ended December 31, 2023, and for the three months ended March 31, 2024, June 30, 2024, and September 30, 2024. The first identified material weakness was due to our inability to rely on the review control performed by a mid-level employee (the “subject employee”) with respect to the estimated decommissioning costs incorporated into the asset retirement obligations recognized in our consolidated financial statements, and the second identified material weakness was due to inappropriate segregation of duties without designing and maintaining effecting monitoring controls over the timely review of expenditures associated with asset retirement obligation spending, capital expenditures and lease operating expenses. Management, with the oversight from the Audit Committee, performed the following to remediate the material weaknesses:

•	The subject employee was separated from the Company on October 24, 2024.

•	A qualified person was appointed over businesses processes related to the review of estimated decommissioning costs.

•	Implemented enhanced policies and training relating to defined roles and responsibilities, the appropriate segregation duties and the promotion of ethical behavior.

•

Established and enhanced the design, including the precision, of the monitoring control(s) related to expenditures associated with asset retirement obligation spending, capital expenditures and lease operating expenses, and the effective operation of such control(s).

We completed the testing of the design and operating effectiveness of the controls. Based on the results of our testing, as of December 31, 2024, we concluded that the controls are adequately designed, implemented and have operated effectively for a sufficient period of time to remediate these previously reported material weaknesses. Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for additional information.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each member of the Audit Committee for financial literacy and the attributes of a financial expert and determined that all members of the Audit Committee serving during 2024 and all current members of the Audit Committee are “financially literate” as defined by the NYSE listing standards and Company policy. Additionally, all three members of the Audit Committee serving during 2024 and all current members of the Audit Committee, including the Chairman, each qualify as an “audit committee financial expert” as defined by the SEC.(1)

(1)

The Board anticipates that each of the 2025 Audit Committee members will be “financially literate” as defined by the NYSE listed company manual and Company policy and that each of Mr. Sherrill (Chair) and Mr. Goldman will qualify as an “audit committee financial expert” as defined by the SEC for the fiscal year ended December 31, 2025.

2025 PROXY STATEMENT	19

Governance and Board Matters

COMPENSATION COMMITTEE

2024 Members (1)(3) Kendall (Chair) (2) Sherrill Sledge Meetings held in 2024: 13

Primary Responsibilities

•  Exercising oversight of all matters of executive compensation policy, including reviewing, evaluating and recommending to the Board for ratification the compensation and other benefits for our employees, officers and independent directors

•  Discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors

•  Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer in light of those goals and objectives, and setting compensation for our chief executive officer based on those evaluations

•  Ensuring stockholders are given the opportunity to vote on the Company’s equity-compensation plans (as may be required by law), the Company’s organizational documents (as amended from time to time), the Company’s Corporate Governance Guidelines and the listing standards of the NYSE

•  Monitoring the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and other applicable laws affecting employee compensation and benefits

•  Assessing periodically the need for changes to the Company’s stock ownership guidelines and recommending any changes to the Board

•  Reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” section included in this Proxy Statement

•  Producing the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement

•  Reviewing, modifying (as applicable) and administering the Company’s Clawback Policy

•  Performing such other functions as the Board may assign to the Compensation Committee from time to time

•  Retaining independent legal counsel, compensation consultants, as well as other experts and other advisors as it deems necessary or appropriate to assist the Compensation Committee in fulfilling its responsibilities and assessing their independence

The Compensation Committee consists of solely independent directors as defined under and required by the rules and regulations of the NYSE and the SEC, and each member is a “non-employee director” as defined under Section 16 of the Exchange Act.(3)

The Compensation Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

From January 1 through May 1, 2024, Messrs. Kendall and Sledge and Ms. Szabo served on the Compensation Committee. On May 1, 2024, Mr. Sherrill was appointed to the Compensation Committee and Ms. Szabo stepped down from the Compensation Committee. As of the date of this Proxy Statement, each of Messrs. Kendall, Sherrill and Sledge serve on the Compensation Committee.

(2)	Mr. Kendall is not standing for reelection to the Board at the Annual Meeting.

(3)

Anticipated members of the Compensation Committee following the Annual Meeting are expected to include Mr. Sledge (Chair), Ms. Glover, Mr. Juneau and Mr. Sherrill (the “2025 Compensation Committee members”). The Board anticipates that each of the 2025 Compensation Committee members meet the independence requirements as defined under and required by the rules and regulations of the NYSE and the SEC, and are each a “non-employee director” as defined under Section 16 of the Exchange Act.

20

Governance and Board Matters

NOMINATING & GOVERNANCE COMMITTEE

2024 Members (1)(2) Goldman (Chair) Glover Sledge Meetings held in 2024: 6

Primary Responsibilities

•  Reviewing and making recommendations to the Board regarding the composition and structure of the Board and its committees

•  Identifying individuals qualified to become Board members, including in the event of a vacancy on the Board, and recommending such director nominees

•  Annually reviewing each director’s continuation on the Board

•  Reviewing the criteria for director candidates and approving changes to criteria, as appropriate

•  Reviewing and considering stockholder-recommended candidates for nomination to the Board

•  Conducting an annual evaluation process of the performance of the Board, the Board’s committees and management

•  Annually reviewing and reassessing the Company’s Corporate Governance Guidelines and recommending proposed changes to the Board

•  Considering corporate governance issues that arise from time to time and developing appropriate recommendations for the Board

•  Annually reviewing the Company’s compliance programs and policies, including the Company’s Code of Business Conduct and Ethics

•  Annually evaluating executive succession planning and the Board’s policy on structure and offices of Chairperson and Chief Executive Officer

•  Evaluating general education and orientation programs for directors

•  Reviewing regularly with management the Company’s major governance risks and executive succession risks and monitoring such exposures

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth below under the “—Annual Board Evaluations and Charter Reviews,” “—Corporate Governance,” “—Director Selection Process and Board Evolution” and “Stockholder Proposals; Identification of Director Candidates” sections included herein.

All of the members of the Nominating & Governance Committee during 2024 qualified as independent under NYSE listing standards and the Nominating & Governance Committee Charter.

The Nominating & Governance Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

From January 1 through May 1, 2024, Messrs. Goldman, Juneau and Sledge served on the Nominating & Governance Committee. On May 1, 2024, Ms. Glover was appointed to the Nominating & Governance Committee and Mr. Juneau stepped down from the Nominating & Governance Committee. As of the date of this Proxy Statement, each of Messrs. Goldman, Glover and Sledge serve on the Nominating & Governance Committee.

(2)	The current members of the Nominating & Governance Committee are expected to remain the same during 2025.

2025 PROXY STATEMENT	21

Governance and Board Matters

SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY COMMITTEE

2024 Members (1) Glover (Chair) Juneau Szabo Meetings held in 2024: 4

Primary Responsibilities

•  Overseeing safety (“Safety”) and environmental (including sustainability and climate change), social matters and other corporate social responsibility (“CSR”) matters

•  Reviewing the Company’s safety programs and policies annually and recommending changes to the Board for approval

•  Monitoring compliance of safety programs and policies, and reviewing safety performance

•  Meeting at least annually with management regarding the Company’s safety programs and policies

•  Reviewing regularly with management the Company’s major operations risks, environmental, health and safety risks, social and human capital risks, and climate change and other sustainability risks and reviewing mitigation efforts

•  Monitoring and reporting to the Board on Safety and CSR issues, including public policy, legislative and regulatory, relating to the Company’s business, operations, performance and reputation

•  Reviewing the Company’s annual sustainability report(s)

•  Advising the Board and management on significant stakeholder concerns or proposals relating to safety and CSR issues

The SSCR Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)	Anticipated members of the SSCR Committee following the Annual Meeting are expected to include Ms. Szabo (Chair), Ms. Glover and Mr. Juneau.

TECHNICAL COMMITTEE

2024 Members (2) Juneau Szabo (Co-Chairs) Meetings held in 2024: 9

Primary Responsibilities

The Technical Committee was a committee of the Board from May 10, 2023 until it was dissolved by the Board on December 31, 2024 upon completion of its oversight duties.(1) During such time the Technical Committee:

•  Oversaw the Company’s portfolio development and assisted the Board with its oversight of the review and evaluation of the Company’s oil, natural gas and natural gas liquids reserves

•  Reviewed and monitored the Company’s:

i.  portfolio development activities, including its drilling program, capital allocation, pre- and post-drill appraisals, lease sales and third-party prospects; and

ii.  reserves, including a review of the year-end audit performed by the Company’s independent engineering consultants and internal mid-year updates.

(1)

Effective December 31, 2024, the Technical Committee was dissolved by the Board upon completion of its oversight duties and the anticipated appointment of a permanent President and Chief Executive Officer. Oversight of portfolio management returned to the Board and oversight of reserves and the related third-party reserve report returned to the Audit Committee.

(2)

From May 2023 to December 31, 2024, Mr. Juneau and Ms. Szabo served as Co-Chairs on the Technical Committee. On May 1, 2024, Mr. Mills was appointed to serve on the Technical Committee. Upon Mr. Timothy S. Duncan’s departure from the Company, Mr. Mills was appointed to serve as the Company’s Interim President and Chief Executive Officer and concurrently stepped down from the Technical Committee, effective August 29, 2024.

22

Governance and Board Matters

Annual Board Evaluations and Charter Reviews

The Board conducts annual performance evaluations to determine whether the Board and its committees are functioning effectively. In addition, each standing committee evaluates its performance annually and recommends any changes to the Board. The Chairman of the Nominating & Governance Committee oversees the annual review of the Board and each standing committee, and each such committee’s chairperson facilitates reporting the results of such review to the committees and the full Board. In anticipation of a new President and Chief Executive Officer joining the Company and becoming an executive director, the Board engaged Frederick W. Cook & Co., Inc., an outside third-party consultant (“FW Cook”), to conduct the Board and committee evaluation process. FW Cook held one-on-one confidential interviews with each director focused on key areas, such as Board dynamics, Board experience, Board oversight and committee composition, effectiveness and leadership. Results of the interviews were presented to each Chair of the Board’s standing committees, including the Chairman of the Nominating & Governance Committee, and to the full Board in February 2025. Following any evaluation, the Board and each committee consider the results of such evaluation and strive to implement improvements regarding the composition and functions of the Board and such committees, as applicable.

Each standing committee operates under a written charter adopted by the Board, which the applicable committee reviews and evaluates at least annually. If a committee deems it to be appropriate, such committee may amend, or recommend to the full Board amendments to, such committee’s charter.

BOARD OVERSIGHT OF RISK MANAGEMENT

Enterprise Risk Management

Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through internal processes and controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In connection with its oversight, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic objectives;

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•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

Audit Committee. The Audit Committee oversees the Company’s enterprise risk management framework and policies and procedures for risk assessment and risk management, and the Company’s major financial risks, major legal regulatory and compliance risks and major cybersecurity risks. The Audit Committee additionally oversees the work of, and relationship with, the Company’s independent registered public accounting firm, the Company’s financial statements and related disclosure and the Company’s internal audit function and related party transactions.

Compensation Committee. The Compensation Committee exercises oversight of all matters of executive compensation policy, including the Company’s plans, policies and programs to compensate the Company’s employees, including with respect to management and mitigation of compensation-related risks and the administration of the Company’s Clawback Policy (as described under “Executive Compensation Matters”) and compliance with applicable rules and regulations pertaining thereto.

Nominating & Governance Committee. The Nominating & Governance Committee oversees the nomination of director candidates, including the skills, qualifications and criteria related thereto, the Company’s succession planning, the Company’s corporate governance practices in accordance with the Company’s Corporate Governance Guidelines, and the Company’s compliance programs and policies, including the Company’s Code of Business Conduct and Ethics.

SSCR Committee. The SSCR Committee oversees the Company’s strategies, policies and procedures for addressing safety and environmental (including sustainability and climate change), social matters and other CSR matters.

Technical Committee. Effective December 31, 2024, the Technical Committee of the Board, which was established on May 10, 2023 to provide Board oversight of portfolio management and evaluation of the Company’s reserves, was dissolved by the Board upon completion of its oversight duties and the anticipated appointment of a permanent President and Chief Executive Officer. Oversight of portfolio management returned to the Board and oversight of reserves and the related third-party reserve report returned to the Audit Committee.

DIRECTOR ATTENDANCE

Board and Committee Meetings

The Board held fifteen (15) meetings consisting of four (4) regular and eleven (11) special meetings during 2024. During the fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate total number of Board and applicable Board committee meetings on which such director sits.

2024 Annual Meeting of Stockholders

Under our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. 88% of our then-serving directors attended the 2024 annual meeting of stockholders. We anticipate that all of our directors will attend this upcoming Annual Meeting.

Executive Sessions

The Board of Directors holds regular executive sessions in which the non-management directors meet without any management directors or members of management. During 2024, non-management directors of the Board met in executive session seven (7) times. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Mr. Goldman, in his capacity as the “lead director,” presides at these meetings and provides the Board’s guidance and feedback to our management team.

24

Governance and Board Matters

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Company’s Corporate Governance Guidelines are posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com. The Company’s Corporate Governance Guidelines are reviewed periodically and as necessary by the Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that its Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

One of the Board’s responsibilities is to provide leadership to the Company and independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Our Second Amended and Restated Bylaws, as amended, provide that the Chairman of the Board may be any director elected by a majority of the Board. In 2025, the Board reappointed Neal P. Goldman as Chairman of the Board, subject to his reelection to the Board by the Company’s stockholders at the Annual Meeting. At this time, the Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer provides the optimal Board leadership structure because it balances the needs for the Chief Executive Officer to manage the Company’s operations with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

Our Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, be the “lead director” responsible for preparing agendas for the meetings of the non-management directors in executive session. In the event the Chairman of the Board is a member of management, a lead director will be chosen by the non-management directors of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Fully Declassified Board Beginning 2025

In February 2023, in connection with the adoption of the Company’s Second Amended & Restated Bylaws, as amended, the Board of Directors determined that a declassified board structure is appropriate for the Company and that annual voting on director nominees provides stockholders with a more active voice in shaping the composition of the Board and implementing corporate governance policies. The Company began the process of declassifying its Board beginning with the 2023 annual meeting of stockholders which resulted in a fully declassified Board as of this Annual Meeting. Beginning with this Annual Meeting, all director nominees are up for election for a one (1) year term to expire each year at the following annual meeting of stockholders.

Director Selection Process and Board Evolution

Our Board is committed to maintaining a composition that includes a range of expertise aligned with our business and varied backgrounds to provide insight and guidance on our strategy. The Board seeks highly qualified director candidates who bring

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Governance and Board Matters

relevant experience to the Board in light of the Company’s offshore business and strategy. Since 2021, we have added five (5) directors to our Board of Directors, three of which were added to our Board through board designation rights in connection with acquisitions, including Mr. Mills in the QuarterNorth acquisition in 2024 and Mr. Sherrill and Ms. Szabo in the EnVen acquisition in 2023. Ms. Glover was formally nominated by the Board in April 2021 and was elected by the Company’s stockholders following the Company’s annual meeting of stockholders held in 2021. Effective March 1, 2025, Mr. Goodfellow was appointed as President and Chief Executive Officer and as an executive director.

The Nominating & Governance Committee is responsible for Board succession planning, refreshment, identifying and evaluating Board nominees and for recommending a slate of nominees for election or appointment. The Nominating & Governance Committee annually evaluates criteria for Board positions, taking into account such factors as it deems appropriate in light of the Board’s composition, committee structure and effectiveness; each individual member’s skills, qualifications, independence, contributions and retirement plans; and areas of improvement or additional skill sets needed.

Prior to recommending to the Board that an existing director be nominated for election at an annual meeting of stockholders, the Nominating & Governance Committee’s charter provides that the Nominating & Governance Committee should consider and review, among other matters, a director’s:

•	past Board and committee meeting attendance and performance;

•	length of Board service;

•	personal and professional integrity, including commitment to Company’s core values;

•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

•	independence under applicable standards.

Prior to recommending a candidate to fill a Board vacancy or a new nominee, the Nominating & Governance Committee’s charter provides that the Nominating & Governance Committee should consider and review the candidate’s:

•	relevant skills, qualifications and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	personal and professional integrity, including commitment to the Company’s core values;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.

The Nominating & Governance Committee is also responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole.

This assessment will include members’:

•	qualification as independent;

•	consideration of candidates’ diverse backgrounds in terms of knowledge, skills, experience, perspective; and

•	other characteristics in the context of the needs of the Board and the strategy of the Company.

On August 29, 2024, Mr. Duncan departed from his role as President and Chief Executive Officer of the Company and resigned from the Board as of November 1, 2024. In connection with Mr. Duncan’s departure, effective August 29, 2024, Mr. Mills was appointed to serve as the Company’s Interim President and Chief Executive Officer and remained on the Board as a non-independent member. Effective January 5, 2025, Mr. Mills departed from his role as Interim President and Chief Executive Officer of the Company and resigned from the Board. Mr. Goodfellow joined the Board as an executive director in connection with his appointment as President and Chief Executive Officer of the Company, effective March 1, 2025. Mr. Kendall is not standing for reelection to the Board beyond his current term expiring immediately following the Annual Meeting.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and its directors, officers and employees. The Company believes that its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report filed with the SEC on February 27, 2025.

26

Governance and Board Matters

STAKEHOLDER ENGAGEMENT

To foster ongoing dialogue and build relationships, we proactively engage with and obtain feedback from our stakeholders, including stockholders and stewardship teams, throughout the year to help identify the emerging issues our stakeholders consider to be most important when evaluating our company. We seek opportunities to discuss and solicit stakeholder views on our strategy, business, corporate governance, executive compensation, sustainability and other topics of concern. The feedback we receive helps broaden our perspective, shape business and governance decisions, and align with stakeholder expectations, as appropriate.

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Governance and Board Matters

DIRECTOR COMPENSATION

Non-employee director compensation elements are designed to:

•	Align director compensation with long-term stockholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize substantial time commitments necessary to fulfill the responsibilities of a director and oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Compensation Committee’s independent compensation consultant provides information on current developments and practices in director compensation. The Compensation Committee utilizes the same independent compensation consultant retained by the committee to advise on executive compensation to provide this analysis regarding director compensation.

The non-employee director compensation program includes:

•	annual cash retainers;

•	annual grants of restricted stock units (“RSUs”);

•	supplemental cash retainers for chair and committee service;

•

for certain committee(s), a monthly retainer (in addition to or in lieu of supplemental committee retainers) based on the time commitment, technical nature of responsibilities and/or other factors; and

•	reimbursement of reasonable expenses incurred to attend Board meetings or other functions relating to responsibilities as a director.

The Board and Compensation Committee have not increased (i) annual cash retainers since 2018, (ii) the value of the annual equity award since 2020, (iii) Audit, Compensation, Nominating & Governance and SSCR Committees fees since 2018, and (iv) additional meeting fees since 2018. The tables below set forth the 2024 compensation program for our non-employee directors.

Type of Payment	Amount Paid	Features

Annual Cash Retainer	Non-Executive Chairman • $150,000 Directors • $80,000	Paid in quarterly installments.

Annual Equity Award	Non-Executive Chairman • $230,000 Directors • $160,000

Granted in the form of RSUs that vest on the first anniversary of the date of grant.

Directors may elect to defer settlement of their RSUs until a later date.

New non-employee directors receive a pro-rated annual equity grant.

Shares issued in settlement of RSUs are subject to the Company’s stock ownership requirements.

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Governance and Board Matters

Directors also received supplemental cash retainers for service on Board committees in the following amounts during 2024:

Role	Amount Paid (1)	Type of Payment	Terms of Payment

Audit Committee	Chair • $25,000 Member • $12,500

Compensation Committee	Chair • $15,000 Member • $7,500

Safety, Sustainability and Corporate Responsibility Committee	Chair • $15,000 Member • $7,500	Supplemental annual cash retainer	Paid in quarterly installments

Nominating & Governance Committee	Chair • $10,000 Member • $5,000

Technical Committee (established May 2023 and terminated December 31, 2024)	Co-Chairs • $20,000 (2) Member • $10,000 (2)

CCS Investment Committee (established February 2023 and terminated March 2024)	Member $20,000 / month	Monthly cash retainer	Paid monthly

(1)

The Non-Executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, does not generally receive any supplemental retainers for committee service but may receive additional payments, if approved by the Board, for extraordinary additional services. For example, in 2024, our Non-Executive Chairman received payments of monthly cash retainers for membership on the CCS Investment Committee during the first quarter of 2024, totaling $60,000 and payment of $1,500 per meeting for the additional 14 meetings of the Audit Committee that he attended during 2025, totaling $21,000.

(2)

From January 1 through March 31, 2024, the Technical Committee was paid an annual retainer of $20,000 ($5,000 for the first quarter). Beginning on April 1, 2024 through September 30, 2024, in lieu of the annual retainer, members of the Technical Committee were paid a monthly cash retainer of $20,000 per month for the additional preparations and increased responsibilities related to that committee (a total of $120,000 for the second and third quarters, cumulatively). From October 1, 2024 through December 31, 2024, in lieu of the annual retainer, members of the Technical Committee were paid a monthly cash retainer of $10,000 per month for their service on that committee (a total of $30,000 for the fourth quarter).

Each non-employee director may additionally receive $1,500 for each meeting of the Board or a committee (other than committees for which directors receive monthly payments) for additional meetings in excess of 10 meetings (both in-person and telephonic) per year. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees. Our Non-Executive Chairman participates in our medical and dental plans but pays the full cost of the premiums out of pocket.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director (other than Mr. Mills) on March 5, 2024, which vested in full on March 5, 2025, subject to the non-employee director’s continued service. Mr. Mills, who joined the Board mid-year, received a grant of the same value on April 24, 2024. As described further in the Compensation Discussion and Analysis section, below, Mr. Mills agreed to forfeit 4,273 of the 12,510 total RSUs that he was granted in 2024 for his service as a non-employee member of the Board. The forfeited RSUs represent the number of RSUs that were intended to compensate him for his service as a non-employee member of the Board from August 29, 2024 to December 31, 2024, the portion of 2024 that Mr. Mills served as Interim President and Chief Executive Officer.

In the year prior to any grant, each non-employee director is provided the opportunity to defer the settlement of their RSUs until a later date pursuant to the deferral election form. Following the vesting date, or such later date as elected by the director pursuant to the deferral election, RSUs awarded to non-employee directors are settled 60% in shares of our common stock and 40% in cash, unless the director timely elects for the awards to be settled 100% in shares of our common stock. Vesting of the RSUs granted in 2024 will accelerate in full upon (i) a termination of the non-employee director’s service due to death or (ii) a “change in control”

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Governance and Board Matters

(as defined in the applicable long-term incentive plan). Our non-employee directors are also subject to the Talos Energy Inc. Stock Ownership Policy (the “Stock Ownership Policy”), as further described below under “Executive Compensation Matters—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2024 DIRECTOR COMPENSATION TABLE

The table below reflects the cash compensation earned during 2024 and the value of RSUs granted during 2024 by the members of the Board that are compensated by us for their service on the Board. Compensation paid to Joseph A. Mills for his service as a non-employee member of our Board and Interim Chief Executive Officer during 2024 is reported in the Summary Compensation Table on page 54.

Name	Fees earned or paid in Cash $ (1)	Stock Awards $ (2)	Total $

Paula R. Glover	105,000	165,413	270,413

Neal P. Goldman	238,500	237,780	476,280

John “Brad” Juneau	258,750	165,413	424,163

Donald R. Kendall, Jr.	206,500	165,413	371,913

Richard Sherrill	117,000	165,413	282,413

Charles M. Sledge	210,500	165,413	375,913

Shandell Szabo	252,250	165,413	417,663

(1)

Amounts in this column include (i) $60,000 ($20,000 per month for three months) in monthly cash retainers for service on the CCS Investment Committee for each of Messrs. Goldman, Kendall and Sledge, (ii) (a) $21,000 in meeting fees for 14 additional Audit Committee meetings Mr. Goldman attended, (b) $27,000 in meeting fees for 18 additional Audit Committee meetings Messrs. Kendall and Sledge attended, (c) $19,500 in meeting fees for 13 additional Audit Committee meetings Mr. Sherrill attended and (d) $4,500 in meeting fees for 3 additional Compensation Committee meetings Messrs. Kendall and Sledge attended, (iii) (a) $7,500 for 5 additional Board meetings Messrs. Goldman, Juneau, Kendall and Sherrill and Ms. Glover attended, (b) $6,000 for 4 additional Board meetings Ms. Szabo attended and (c) $1,500 for one additional Board meeting Mr. Sledge attended, and (iv) for Mr. Juneau and Ms. Szabo, a cash payment of $5,000 for service on the Technical Committee from January 1, 2024 to March 31, 2024, monthly cash payments of $20,000 from April 1, 2024 to September 30, 2024 and thereafter, monthly cash payments of $10,000 from October 1, 2024 to December 31, 2024.

(2)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2024 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant or, to the extent the date of grant was not a trading day, the last trading day immediately prior to the date of grant ($13.22 for all directors for RSUs granted March 5, 2024) applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 17,983 RSUs, and (ii) for Mses. Glover and Szabo and Messrs. Juneau, Kendall, Sherrill and Sledge, 12,510 RSUs, each of which became fully vested on March 5, 2025. Additionally, as of December 31, 2024, certain directors held the following RSUs which are fully vested but subject to deferred settlement at the time elected by each director pursuant to the deferral election form in effect in the year prior to the year of grant: (A) for Mr. Goldman, 27,801 RSUs, (B) for Mr. Sledge, 6,873 RSUs, (C) for Mr. Kendall, 11,612 RSUs and (D) for Ms. Glover, 20,678 RSUs.

Executive Director Compensation

Mr. Duncan, former CEO. The Compensation Committee approved a compensation package for Mr. Duncan as CEO for the 2024 Fiscal Year (as defined below). Mr. Duncan is an employee of the Company and does not receive any additional compensation for serving as a director.

Mr. Mills, former Interim CEO. Mr. Mills was compensated as a non-employee director from his appointment to the Board on March 4, 2024 until August 29, 2024, when he was appointed as Interim President and Chief Executive Officer. Upon his appointment as Interim President and Chief Executive Officer, Mr. Mills ceased receiving compensation as a non-employee director and began receiving the compensation approved for him in his role as Interim President and Chief Executive Officer by the Compensation Committee, which is described in more detail below under “Executive Compensation Matters—Compensation Discussion and Analysis—Executive Summary—New Leadership; Renewed Focus on Mission.” Mr. Mills also forfeited the portion of his annual equity award that he received in his capacity as a non-employee member of the Board attributable to the portion of 2024 during which he served as Interim President and Chief Executive Officer. Total compensation paid to each of Mr. Duncan and Mr. Mills for their services to the Company are reported in the Summary Compensation Table, below on page 54.

30

OUR EXECUTIVE OFFICERS

Set forth below is biographical information about each of our executive officers. Gregory M. Babcock, the Company’s Chief Accounting Officer, is a key officer who is not an executive officer of the Company as such term is defined under Rule 3b-7 under the Exchange Act.

President, Chief Executive Officer and Director Age: 59 Officer since: 2025

Paul Goodfellow

Mr. Goodfellow was appointed as President and Chief Executive Officer of the Company in March 2025. Mr. Goodfellow has over 34 years of domestic and international experience in the oil and gas industry during a distinguished career at Shell plc (NYSE: SHEL) where he held a series of positions from 1991 until joining Talos in 2025. During his tenure at Shell, Mr. Goodfellow held various senior executive roles, including leading Shell’s global deepwater business, which included the U.S. Gulf of America, Offshore Mexico, Brazil, West Africa, Malaysia, the North Sea and other international areas. Additionally, Mr. Goodfellow held positions overseeing Shell’s global drilling, completion and well intervention organization and served as a key member of the Projects & Technology and Upstream leadership teams. Prior to joining the Company, Mr. Goodfellow most recently served as Shell’s Executive Vice President and Group Chief Internal Auditor from August 2023 until February 2025 and Executive Vice President, Deep Water, Shell Upstream from April 2018 to August 2023. Mr. Goodfellow also served as the Chairman of the board of directors of Shell Midstream Partners GP LP (formerly NYSE: SHLX) from October 2019 to August 2023 and as a director from October 2014 to October 2019. Mr. Goodfellow received a Bachelor of Science in Mining and Mineral Engineering in 1986 and a Doctor of Philosophy in Rock Mechanics in 1990, each from the Camborne School of Mines in the United Kingdom. Mr. Goodfellow has been a Chartered Engineer since 1990, a member of the UK Institute of Mining and Metallurgy since 1991 and a member of the Society of Petroleum Engineers since 2000.

Executive VP and Chief Financial Officer Age: 44 Officer since: 2023

Sergio L. Maiworm, Jr.

Mr. Maiworm has served as our Executive Vice President and Chief Financial Officer (Principal Financial Officer) of the Company since April 2024, and prior to that, as Senior Vice President and Chief Financial Officer since June 2023. Effective January 6, 2025, Mr. Maiworm was designated and appointed as Interim Co-President of the Company serving under the Office of the Interim Chief Executive Officer. On March 1, 2025, in connection with the appointment of Mr. Goodfellow as the Company’s President and Chief Executive Officer, the Office of the Interim Chief Executive Officer was dissolved and Mr. Maiworm stepped down from his role as Interim Co-President. Prior to becoming Chief Financial Officer in 2023, Mr. Maiworm served as Vice President of Finance, Investor Relations and Treasurer of the Company since May 2019. Mr. Maiworm joined the Company in April 2018 as Director of Finance and Investor Relations. Prior to joining the Company, Mr. Maiworm was an energy investment banker with Deutsche Bank from September 2015 to April 2018, where he advised clients in the E&P sector on public and private capital raisings and strategic transactions. Before Deutsche Bank, Mr. Maiworm was a Manager in the global Mergers & Acquisitions group of Shell plc (NYSE: SHEL) (formerly Royal Dutch Shell plc) based in Houston from October 2013 to September 2015. Previously, Mr. Maiworm served as a Director of Finance at ION Geophysical Corporation and spent over eight years at Transocean Ltd., where he held positions of increasing responsibility in accounting and finance in Houston, Brazil and Switzerland. Mr. Maiworm started his career in the Audit practice of Deloitte & Touche in 2004. Additionally, Mr. Maiworm served as a member of the board of directors of the Houston Chamber Choir from July 2019 to November 2023. Mr. Maiworm earned a B.S. in Business Administration from the Pontificia Universidade Catolica do Rio de Janeiro (PUC-Rio) in Brazil and an M.B.A. from the McCombs School of Business at the University of Texas at Austin. Mr. Maiworm is also a graduate of Harvard Business School’s General Management Program.

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Our Executive Officers

Executive VP, General Counsel and Secretary Age: 55 Officer since: 2018

William S. Moss III

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Effective January 6, 2025, Mr. Moss was designated and appointed as Interim Chief Executive Officer and Interim Co-President of the Company serving under the Office of the Interim Chief Executive Officer. On March 1, 2025, in connection with the appointment of Mr. Goodfellow as the Company’s President and Chief Executive Officer, the Office of the Interim Chief Executive Officer was dissolved and Mr. Moss stepped down from his role as Interim Chief Executive Officer and Interim Co-President. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’ practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters where he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a MPhil from Cambridge University and a J.D. from The University of Texas School of Law. Mr. Moss is licensed to practice in Texas under the State Bar of Texas.

Executive VP and Head of Operations Age: 54 Officer since: 2023

John B. Spath

Mr. Spath has served as our Executive Vice President and Head of Operations since December 2023. Effective January 6, 2025, Mr. Spath was designated and appointed as Interim Co-President of the Company serving under the Office of the Interim Chief Executive Officer. On March 1, 2025, in connection with the appointment of Mr. Goodfellow as the Company’s President and Chief Executive Officer, the Office of the Interim Chief Executive Officer was dissolved and Mr. Spath stepped down from his role as Interim Co-President. Prior to that, Mr. Spath served as Senior Vice President of Operations, overseeing Production Operations, Drilling and Completions, Facilities and Major Projects, ARO Operations and Supply Chain. Mr. Spath was promoted in May 2018 to Senior Vice President of Drilling and Production Operations, where he was responsible for several operational functions during varying times, including Production Operations, Production Engineering, Drilling and Completions, ARO Operations, Regulatory Compliance and Supply Chain. In November 2015, Mr. Spath was appointed as Vice President of Production Operations, overseeing multiple operational activities, including Production Operations, Production Engineering, ARO Operations, and Facilities Engineering. Mr. Spath joined the Company as a Drilling Manager in 2013.

Mr. Spath has over 29 years of experience in the energy industry. Mr. Spath began his career at J. Ray McDermott as a Process Engineer in 1995, followed by over eight years at Marathon Oil Corporation, leading offshore projects as a Facilities Engineer, Production Foreman and Deepwater Drilling Engineer. Mr. Spath continued to hold various offshore drilling roles, as an international and Independent Deepwater Consultant on deepwater Drilling and Completion projects for Mariner Energy, Inc., Stone Energy Corporation, Deep Gulf Energy LP and Helix Energy Solutions Group, Inc. before joining Deepwater drilling operations at Talos.

Mr. Spath graduated from the University of Louisiana at Lafayette in 1995 with a Bachelor of Science in Mechanical Engineering and is a licensed professional engineer in the State of Texas. Mr. Spath is a member of the Energy Education Council’s Board of Directors. Mr. Spath is also the Chairman of the Ronald McDonald House charity golf tournament.

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Our Executive Officers

Vice President and Chief Accounting Officer Age: 41 Officer since: 2019

Gregory M. Babcock

Mr. Babcock has served as our Vice President and Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until May 2018 when Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our named executive officers listed below (the “Named Executive Officers” or “NEOs”) during the fiscal year ended December 31, 2024 (the “2024 Fiscal Year”).

Named Executive Officers for 2024

Name	Position

Joseph A. Mills (1)	Former Interim President and Chief Executive Officer

Sergio L. Maiworm, Jr. (2)(3)	Executive Vice President and Chief Financial Officer

John B. Spath (3)	Executive Vice President and Head of Operations

William S. Moss III (3)	Executive Vice President and General Counsel

Timothy S. Duncan (1)	Former President and Chief Executive Officer

John A. Parker (4)	Former Executive Vice President of New Ventures

Robin Fielder (5)	Former Executive Vice President – Low Carbon Strategy and Chief Sustainability Officer

(1)

Mr. Mills was appointed as a member of the Board on March 4, 2024, in connection with the closing of the acquisition of QuarterNorth Energy Inc. by the Company. Effective August 29, 2024, Mr. Duncan’s employment with the Company was terminated by the Company and Mr. Mills was appointed as Interim President and Chief Executive Officer. Mr. Mills resigned from his position as Interim President, Chief Executive Officer and Director effective January 5, 2025, and his employment with the Company terminated as of that date.

(2)	Effective April 24, 2024, Sergio L. Maiworm, Jr. was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer.

(3)

In addition to the positions listed above, (i) Messrs. Maiworm, Spath and Moss served as members of the Office of the Interim Chief Executive Officer and Co-Presidents of the Company and (ii) Mr. Moss served as Interim Chief Executive Officer and principal executive officer, in each case, from January 6, 2025 until March 1, 2025, when Mr. Goodfellow was appointed as President and Chief Executive Officer.

(4)	Effective April 24, 2024, Mr. Parker’s employment with the Company was terminated by the Company.

(5)	On March 27, 2024, Ms. Fielder’s employment with the Company terminated following the sale of the Company’s CCS business.

New Leadership; Renewed Focus on Mission

2024 was a year of substantial transition for Talos, which transitions were executed efficiently due to the experience, dedication, and focus of our employees, and the strong culture of our entire organization.

CEO Transition. Effective August 29, 2024, Mr. Duncan’s employment with the Company was terminated by the Board without cause and Mr. Mills, at that time a non-executive director, was appointed as Interim President and Chief Executive Officer. Effective January 5, 2025, Mr. Mills resigned as Interim President and Chief Executive Officer and member of the Board. In connection with Mr. Mills’ resignation, effective January 6, 2025, the Board created an Office of the Interim Chief Executive Officer (“Office of the Interim CEO”) and appointed Messrs. Moss, Maiworm, and Spath to serve, in addition to their existing roles, as interim Co-Presidents and as members of the Office of the Interim CEO. The Office of the Interim CEO performed the duties and responsibilities of the role of Chief Executive Officer on an interim basis while the search for a permanent Chief Executive Officer was concluded by the Board, with Mr. Moss designated as interim Chief Executive Officer and principal executive officer of the Company. Each of the members of the Office of the Interim CEO managed the portions of the Chief Executive Officer’s duties that related to their area of expertise and management at the Company. At the time of Mr. Mills’ resignation, the Board had identified a final candidate for the position of President and Chief Executive Officer of the Company and felt that the creation of the Office of the Interim CEO would result in the smoothest transition during the short period from the resignation of Mr. Mills to the appointment of the new permanent Chief Executive Officer. The Office of the Interim CEO reported to the Board until it was dissolved on March 1, 2025, upon the appointment of Mr. Paul Goodfellow as President and Chief Executive Officer. Messrs. Moss, Maiworm, and Spath did not receive additional compensation for the execution of these temporary additional services.

Mr. Paul Goodfellow has over 34 years of domestic and international experience in the oil and gas industry during a distinguished career at Shell plc (NYSE: SHEL) where he held a series of positions from 1991 until joining Talos in 2025. During his tenure at Shell, Mr. Goodfellow held various senior executive roles, including leading Shell’s global deepwater business, which included the U.S. Gulf of America, Offshore Mexico, Brazil, West Africa, Malaysia, the North Sea and other international areas. Additionally, he held positions

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Executive Compensation Matters

overseeing Shell’s global drilling, completion and well intervention organization and served as a key member of the Projects & Technology and Upstream leadership teams. Prior to joining Talos, Mr. Goodfellow most recently served as Shell’s Executive Vice President and Group Chief Internal Auditor, and prior to that, as Executive Vice President, Deep Water, Shell Upstream. He also served as the Chairman of the Board of Shell Midstream Partners GP LP (“Shell Midstream GP”) (formerly NYSE: SHLX).

CEO Transition 2024

2024

Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Duncan – Former CEO								Mills – Interim CEO

Mr. Mill’s actual compensation for 2024 excludes stock and cash received as a non-employee director.

Other Leadership Changes. On March 27, 2024, Ms. Fielder’s employment with the Company was terminated by her for good reason because her role was eliminated in connection with the sale of the Company’s CCS business. Effective, April 24, 2024, Mr. Parker’s employment with the Company was terminated by the Board without cause. On the same date, Mr. Maiworm was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, in recognition of Mr. Maiworm’s role as a member of the executive management team.

Performance Highlights

The following accomplishments underscore the Company’s commitment to efficient operations, sound financial management, and a culture of safety and environmental stewardship.

•	Increased scale through QuarterNorth acquisition

•	Expanded our asset and operating footprint

•	Captured more synergies than expected

•	Refocused on our core business in the Gulf of America (GOA)

•	Sold our Carbon Capture and Sequestration business for approximately $148 million

•

Entered into an agreement to sell an additional 30.1% interest in Talos Mexico to an entity related to our significant stockholder, Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), for an aggregate price of $82.7 million, of which $49.7 million is contingent upon closing and $33.1 million is contingent upon first oil production from the Zama Field in offshore Mexico

•	Purchased a working interest (“W.I.”) in the Monument discovery in the GOA in 2024, and in March 2025, acquired an additional interest bringing Talos’s W.I. to 29.76%

•	Strengthened balance sheet and liquidity

•

Paid off an aggregate $550 million in debt under credit facility since closing QuarterNorth, leaving no borrowings outstanding by year-end 2024, and achieving the lowest leverage ratio in company history

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Executive Compensation Matters

•

Successfully executed an offering of long-term second lien notes with the majority of proceeds used to refinance our prior notes, which extended our maturity profile and lowered our cost of capital, and part of the proceeds used to fund a portion of the QuarterNorth acquisition

•	Key financial and operational performance exceeded expectations

•	Achieved record production of 92.6 thousand barrels of oil equivalent per day

•	Beat analyst consensus on production, Adjusted EBITDA and Adjusted Free Cash Flow in all four quarters of 2024

•	Achieved continued success with Total Recordable Incident Rate significantly below the GOA industry average

•	Successfully drilled the Katmai West #2 well a month faster than expected and approximately 35% under budget

2024 Incentive Compensation

2024 AIP Performance. Our 2024 Annual Incentive Plan (“AIP”) was based entirely on quantitative performance measures, including increased emphasis on free cash flow relative to our 2023 AIP. Actual performance for 2024 exceeded target for almost every metric, resulting in a 133.3% payout level for the 2024 AIP.

Performance Results for 2022 - 2024 PSUs

•

TSR PSUs. The performance period for the 2022-2024 PSUs that vest based on the Company’s absolute total shareholder return (“TSR”) ended as of December 31, 2024. The Compensation Committee certified performance for the 2022-2024 TSR PSUs below threshold, resulting in a 0% payout.

•

PVI PSUs. The performance period for the 2022-2024 PSUs that vest based on the present value of the Company’s cash flow (“PVI”) ended as of December 31, 2024. The Compensation Committee certified performance for the 2022-2024 PVI PSUs below threshold, resulting in a 0% payout.

Recent Governance Updates

The Board took a series of decisive actions in 2024 to enhance long-term stockholder value and protect stockholders’ rights, including overseeing a leadership transition through a comprehensive CEO search process; adopting and subsequently terminating a stockholder rights plan as a result of stockholder engagement; and taking decisive steps to investigate and disclose an inappropriate procurement practice resulting in material weaknesses in internal controls which we believe has been fully remediated.

Focus on Best Practices

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Compensation Committee retains independent compensation consultant and counsel

✓  Reference an appropriate peer group in determining compensation elements and levels of pay

✓  Maintain stock ownership requirements for executives and directors

✓  Maintain a clawback policy compliant with current legal requirements

✓  Perform annual risk assessment of executive compensation program

× No excessive perquisites

× No tax gross-ups

× No current dividend payments on unvested equity awards

× No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

× No hedging or pledging of Company securities

× No individualized severance agreements or arrangements for our executive officers

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Executive Compensation Matters

Stockholder Outreach in 2024

Company officers meet routinely with stockholders and investors throughout the year to discuss issues and perspectives relating to the Company. We believe that these engagements help ensure that the Board and our management team hear from interested stockholders and can consider their views as appropriate. In addition to ongoing engagement through our Investor Relations team, our executive management team conducted targeted stewardship outreach in 2024 with the goal of getting feedback on topics of interest to our stockholders such as executive compensation, corporate governance, environmental, social and governance matters. Specific topics discussed during these engagements included the CEO search and transition, Board refreshment, director skills, the Board’s self-evaluation process, views on the limited duration rights plan, and our strategy in light of the sale of our CCS business. Partially in response to this feedback, the Board undertook various steps, including announcing in February 2025 the appointment of Mr. Goodfellow as the new President and Chief Executive Officer; refreshing committee chairs and membership; enhancing our disclosure of director skills in an individual matrix; and engaging a third-party consultant to assist the Board and committees in conducting annual in-depth self-evaluations. In addition to considering feedback from shareholder engagements, the Board and Compensation Committee also carefully consider the results from annual shareholder advisory votes on executive compensation, as well as other shareholder input, when evaluating the Company’s executive compensation programs, principles and policies. Our Board, Compensation Committee and management team are committed to listening and incorporating changes to our compensation program when warranted. The stockholders we spoke with during 2024 did not identify significant concerns regarding our current executive compensation program. As a result, our Compensation Committee did not make any material changes to our executive compensation program in 2024.

Say-on-Pay and Say-on-Frequency Vote

In 2024, over 88% of the stockholders who cast a vote voted to approve, on an advisory basis, the compensation of our NEOs for that year (commonly referred to as a “Say-on-Pay” vote).

We seek a non-binding advisory vote on the compensation of NEOs annually. The Board unanimously recommends that stockholders vote for the approval, on a non-binding advisory basis, of the NEO compensation for the fiscal year ended December 31, 2024 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (Proposal 2).

In addition, the Board unanimously recommends that stockholders vote for the frequency, on a non-binding advisory basis, of every “one year” for future advisory votes on the Company’s NEO compensation (Proposal 3). The next non-binding advisory vote on the frequency of non-binding advisory votes on our NEO compensation will be held in 2031.

Introduction to Talos Competitive Market and Compensation Considerations

Talos operates in a highly unique and competitive market primarily focused offshore in the Gulf of America Deepwater. Our business and economic environment is strongly influenced by factors that affect decision making and company performance over extended time horizons. These factors include:

•	Complex technical expertise requirements;

•	Large capital investments with long payback periods;

•	Cyclical nature of oil and gas demand and pricing;

•	Competition for talent from larger, more established competitors; and

•	Significant impact of legislative, political, regulatory, safety and environmental considerations.

These influences also impact the design and administration of our executive pay programs, including incentive compensation design and how we define our peer group for compensation comparisons.

Our market for talent: Judgment is critical

Talos’s differentiated position as a small to mid-cap independent deepwater exploration and production company presents challenges for selecting appropriate peers when defining our market for talent. Most domestic independent E&P companies of a similar financial size to Talos operate exclusively onshore and do not face the same operational complexity, capital requirements, long-term payback periods, or technical expertise requirements as Talos. Consequently, the Compensation Committee’s judgment regarding competitive positioning relative to peers is extremely important, with an emphasis on how we compare to the specific companies in our peer group whose businesses are most like our own.

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Executive Compensation Matters

Program Design: Aligned with Business and Talent Strategy

Our primary objectives for NEO compensation are:

•	Attracting and retaining executive talent to execute our business strategy, with a premium on offshore deepwater exploration and production experience;

•	Motivating executives to deliver strong performance on key financial, operational, safety, and environmental performance objectives that support our business strategy; and

•	Aligning the interests of our executives directly with those of our stockholders to increase long-term shareholder value.

To accomplish these objectives, and to reflect the complexities of our differentiated position among independent exploration and production companies, our program includes:

•

Competitive pay opportunities: NEO total compensation is positioned to compare favorably with executives within our peer group, particularly those companies with which we most directly compete for talent.

•

Annual incentive compensation linked to key objectives: Our annual incentive plan design includes a blend of financial, operational, safety and emissions intended to provide a balanced view of performance that accounts for, but is not overly influenced by, commodity prices – rewarding management’s ability to run the business in a safe, efficient, fiscally responsible, and environmentally sound manner that supports resiliency and positions us to create value for stockholders within a wide range of commodity prices.

•

Emphasis on equity compensation and shareholder returns: Equity-based compensation comprises the largest component of executive compensation; grants of performance units reward management for outstanding relative and absolute total shareholder return performance, while time-based restricted shares and multi-year vesting promote retention, a longer-term perspective, and an ownership culture that is aligned with the best interests of our stockholders.

•

Sound governance practices: Shareholder alignment is further supported by our compensation program governance, including robust share ownership guidelines for executives, a compensation “clawback” policy, double-trigger equity vesting in a change-in-control, and prohibitions on hedging and tax gross-ups.

Process for Setting Executive Compensation

Our Board generally determines and approves our executive compensation program based on many factors, including the recommendations of the Compensation Committee and input from the Compensation Committee’s independent compensation consultant and executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions generally lies with the Board, the Compensation Committee oversees the executive compensation program, and the Board’s decisions are typically determined based on the recommendation by the Compensation Committee after thorough review and consideration.

The Board, upon the evaluation of the Nominating & Governance Committee, has determined that each current member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter provides the Compensation Committee with authority to:

•	exercise oversight of our executive compensation policy;

•

review, approve and recommend to the Board (or independent members of the Board for compensation of our Chief Executive Officer) compensatory payments to our senior vice presidents and above, including the Chief Executive Officer;

•

annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s annual performance in light of those goals and objectives, and determine, approve and recommend to the Board for ratification the Chief Executive Officer’s compensation based on this evaluation (considering, among other matters, the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, the awards given to the Chief Executive Officer in past years);

•	review and modify overall compensation budgets, aggregate bonus and equity-based compensation grant values, and decisions on individual non-officer employee compensation;

•	review, modify and approve our peer companies;

•	review and recommend to the Board the compensation for our non-employee directors;

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Executive Compensation Matters

•	review and approve agreements with our officers and other highly compensated executives affecting any elements of compensation and benefits; and

•	administer the Company’s Clawback Policy.

The above list is not an exhaustive list of the powers and responsibilities of the Compensation Committee outlined in its charter. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

In 2024, the Board delegated authority to the Compensation Committee to establish the compensation for our Interim President and Chief Executive Officer and to negotiate the terms of the separation and release agreement and annual grants to Mr. Duncan.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for NEOs and any other Senior Vice Presidents and above and makes compensation recommendations for such officers to the Compensation Committee and the Board. The Board makes the final determinations with respect to each NEO’s compensation (other than the Chief Executive Officer’s compensation, which is approved by the Compensation Committee and/or the independent members of the Board). The Chief Executive Officer and/or head of Human Resources provide relevant information, input and guidance to the Compensation Committee and the Board, as appropriate and/or requested, to assist the Compensation Committee in making its recommendations to the Board. Members of our management team do not attend executive sessions of the Compensation Committee or the Board.

Role of the Independent Compensation Consultant

During 2024, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian provided advice, relevant market and peer group data, current trends and practices and other input related to executive and director compensation to the Compensation Committee and the Board in structuring our 2024 compensation program. The information provided by Meridian was utilized by the Compensation Committee and Board in making decisions regarding executive and director compensation.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to the Company, management or our affiliates. Meridian did not make compensation-related decisions for the Compensation Committee, the Board or otherwise with respect to the Company. Although the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board have the sole responsibility and authority to make all compensation-related decisions.

Role of the Independent Compensation Legal Counsel

Cooley LLP (“Cooley”) was engaged directly by the Compensation Committee during 2024 as its independent legal compensation counsel. Cooley provided advice to and worked alongside the Compensation Committee, Meridian and the Board in structuring and reviewing our 2024 executive compensation program.

Cooley reported directly and exclusively to the Compensation Committee as legal counsel and did not provide any other services to the Company, management or our affiliates. Cooley did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to the Company.

Conflicts of Interest and Independence of the Compensation Consultant and Compensation Legal Counsel

As is standard, when helpful or necessary, compensation consultants and counsel work directly with management to prepare materials for the Compensation Committee’s consideration. During 2024, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Cooley or Meridian and that Cooley and Meridian each are independent from management.

Peer Group

When making compensation decisions, the Compensation Committee typically considers comparative compensation information of select peer and industry companies as one reference point in its review and approval of compensation for NEOs. This review is done with respect to both the structure of our executive compensation program as well as the targeted amount of compensation. The companies that comprise the peer group reflect companies in the oil and gas exploration and production industry against which we generally compete for business opportunities, investor capital and/or executive talent. In selecting the Company’s peer group, the Compensation Committee reviews the peer group to determine if the number of companies is appropriate and provides

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Executive Compensation Matters

statistical validity. Each year, the Compensation Committee revisits the qualifications of the current peer group, including scope of operations; geographic location; financial and operational metrics (including value of assets, enterprise value, market capitalization, and revenue); and the availability of market compensation data of the proposed peer group. The Compensation Committee may consider modifications from time to time resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable to our business. As noted above, given the Company’s differentiated position as a small, independent exploration and production company operating almost exclusively offshore in the Gulf of America, many of our selected peers, particularly those operating primarily or exclusively onshore, do not face the same operational complexity, capital requirements, long-term payback periods, or technical expertise requirements as Talos. As a result, comparable peers are limited. While the Compensation Committee utilizes peer data in its evaluation of our executive compensation program, long-term incentive design and executive pay levels, it also exercises judgement in recognizing the needs of attracting and retaining skilled and specialized executive talent in our business niche.

The Compensation Committee and the Board, with input from Meridian, determined that the companies listed in the table below appropriately reflect a broad peer group to help inform decisions regarding 2024 compensation structure and levels (the “2024 Peer Group”):

2024 Peer Group

Berry Corporation (NASDAQ: BRY)	Matador Resources Company (NYSE: MTDR)

California Resources Corporation (NYSE: CRC)	Murphy Oil Corporation (NYSE: MUR)

Callon Petroleum Company (NYSE: CPE) (1)	PDC Energy, Inc. (3)

Chord Energy Corporation (NASDAQ: CHRD) (2)	Permian Resources Corporation (NYSE: PR) (4)

Civitas Resources, Inc. (NYSE: CIVI)	Ranger Oil Corporation (3)

Denbury Inc. (3)	Southwestern Energy Company (NYSE: SWN) (5)

Kosmos Energy Ltd. (NYSE: KOS)	Vital Energy, Inc. (NYSE: VTLE) (6)

Magnolia Oil & Gas Corporation (NYSE: MGY)	W&T Offshore, Inc. (NYSE: WTI)

(1)	APA Corporation acquired Callon Petroleum Company in April of 2024.

(2)	Chord Energy Corp. is the result of a merger between Oasis Petroleum Inc. and Whiting Petroleum Corporation in 2022.

(3)

These companies were acquired during 2023: Ranger Oil Corporation was acquired by Baytex Energy Corp.; PDC Energy, Inc. was acquired by Chevron Corporation; and Denbury Inc. was acquired by Exxon Mobil Corporation. Annual compensation decisions are made in the first quarter of each year, generally prior to the time proxy disclosure regarding the preceding year’s compensation for our peers is filed. As a result, in early 2024, the Compensation Committee examined peer compensation data filed in 2023, which was still available for these companies as it was filed prior to the relevant transactions which occurred later in 2023.

(4)	In September 2022, Centennial Resource Development, Inc. changed its name to Permian Resources Corporation.

(5)	Chesapeake Energy acquired Southwestern Energy in October 2024 resulting in the creation of Expand Energy Corporation (NASDAQ: EXE), which became the largest natural gas producer in the US.

(6)	In January 2023, Laredo Petroleum, Inc. changed its name to Vital Energy, Inc.

The only changes made to the 2024 Peer Group compared to the 2023 peer group were as a result of name changes or mergers as noted in the footnotes above and table below.

2024 Peer Group Changes Resulting from Transactions

Centennial Resources Development, Inc.	Þ	Permian Resources Corporation (name change)

Laredo Petroleum, Inc.	Þ	Vital Energy, Inc. (name change)

Whiting Petroleum Corporation	Þ	Chord Energy Corp. (merger of Oasis Petroleum and Whiting Petroleum)

Use of 2024 Peer Group

The Compensation Committee evaluated compensation of the 2024 Peer Group prepared by Meridian in making its compensation recommendations. The analysis included market data for each element of compensation and information regarding the incentive plan designs and pay practices among the 2024 Peer Group including NEO compensation at the companies in the 2024 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation analysis as a reference point for assessing the overall competitiveness of our executive compensation program. The Compensation Committee does not target a specific market percentile when setting target compensation for our NEOs, but rather takes into account the scope of the job, complexity of the position and performance of the executive, in context of peer data and trends.

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Executive Compensation Matters

Elements of Compensation for the 2024 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to tie a significant portion of each NEO’s compensation to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our NEOs for the 2024 Fiscal Year. The balance among the elements of total direct compensation is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Compensation Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference peer group. The Compensation Committee also considers the compensation arrangements of other employees within the Company when determining executive compensation. The Compensation Committee believes that the design of our compensation program is appropriate and competitive.

Key compensation Elements	Primary Performance Metrics	Purpose and Key Terms

Base Salary	N/A	• Based on competitive considerations, responsibilities, expertise, experience and tenure • Fixed base of cash compensation to attract and retain talent

Target Annual Incentive	• Adjusted Free Cash Flow Generation (50%) • 2024 Year-End Net Debt Balance (10%) • Average Daily Production (20%) • Safety Measures (TRIR/SIFR) (15%) • GHG Emissions and Methane Reduction (5%)

• For 2024, all metrics are quantitative

• Drive achievement of key business results on an annual basis

• Performance-based and not guaranteed

• Emphasizes focus on financial goals, safety and ESG, all important factors in our culture and long-term growth

• Payouts can range from 0% to 200% of the target award

Long-Term Incentive Awards
Performance share units (PSUs)	• Absolute and Relative TSR

• Directly ties interests of executives to interests of stockholders

• Retains and motivates key talent

• Performance-based and not guaranteed

• Provides the right to receive a share of Talos’s stock at the end of a three-year performance period, subject to the Company’s achievement of pre-established absolute and relative TSR goals

• Payouts are limited to 200% of the target award

Restricted stock units (RSUs)	• Stock price	• RSUs granted in 2024 vest annually over three years • Strong retention tool • Multi-tranche vesting bridges the gap between short and long-term compensation

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Executive Compensation Matters

Base Salary

Base salaries for our NEOs are reviewed annually by the Compensation Committee. NEO base salaries are a fixed portion of the total compensation set at levels commensurate with their responsibilities, expertise, experience, market rate and tenure. The table below shows base salary increases, where applicable, for our NEOs in 2024.

Name	YE 2023 Base Salary $	YE 2024 Base Salary $	Percentage Change from 2023 to 2024

Joseph A. Mills (1)	N/A	800,000	N/A

Sergio L. Maiworm, Jr. (2)	425,000	485,000	14%

John B. Spath (3)	455,000	485,000	7%

William S. Moss III	455,000	455,000	No change

Timothy S. Duncan (1)	865,000	865,000	No change

John A. Parker (4)	480,000	480,000	No change

Robin Fielder (5)	455,000	455,000	No change

(1)

Effective August 29, 2024, Mr. Duncan’s employment with the Company was terminated by the Company and Mr. Mills was appointed as Interim President and Chief Executive Officer. Mr. Mills resigned from his position as Interim Chief Executive Officer, President and Director effective January 5, 2025 and his employment with the Company ended. Mr. Mills’ annualized base salary for the portion of 2024 that he served as Interim President and Chief Executive Officer was established by the Compensation Committee after considering (i) data provided by Meridian regarding peer company CEO compensation and broader market practices for interim CEO roles, (ii) Mr. Duncan’s compensation prior to his departure, and (iii) the anticipated term of Mr. Mills’ interim role.

(2)

After reviewing the base salaries of executive officers in the 2024 Peer Group and upon recommendation by the Compensation Committee, on April 24, 2024, the Board approved an increase in base salary for Mr. Maiworm to more closely align his base salary with the base salary paid to similarly situated executives at members of the 2024 Peer Group. The Compensation Committee did not recommend, and the Board did not approve, a further increase to Mr. Maiworm’s base salary in connection with his promotion from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer on April 24, 2024. Mr. Maiworm did not receive an increase in base salary as a result of this promotion, as the April 2024 increase in his base salary already reflected appropriate market positioning for his role.

(3)	Mr. Spath received an increase in 2024 to better align his new role with comparable executives within the 2024 Peer Group.

(4)

Effective April 24, 2024, Mr. Parker’s employment with the Company was terminated by the Company. Mr. Parker’s employment terminated simultaneously with the Board’s approval of 2024 base salary levels and, as a result, the Compensation Committee did not consider any modifications to his base salary in 2024.

(5)

On March 27, 2024, Ms. Fielder’s employment with the Company was terminated by her, following the sale of the Company’s CCS business. As a result, Ms. Fielder’s employment terminated before compensation decisions were made regarding 2024 base salaries.

Annual Incentive Program

Our AIP is an annual cash incentive bonus designed to motivate our NEOs to achieve specific financial and operational goals, recognize contributions toward these goals, and recognize other contributions that drive creation of shareholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2024 Target Annual Incentive Program Awards

The target 2024 AIP award for each of our NEOs was approved by the Board in April 2024, consistent with the recommendation of the Compensation Committee, which was based, in part, on its review of the target AIP award opportunities for similarly situated executives at companies in our 2024 Peer Group. The individual targets for the 2024 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our NEOs. There were no changes to the NEO’s target AIP levels in 2024.

Name	2024 Target AIP Awards (% of Base Salary)	Percentage Increase from 2023 to 2024

Joseph A. Mills (1)(2)	N/A	N/A

Sergio L. Maiworm, Jr.	80%	0%

John B. Spath	80%	0%

William S. Moss III	80%	0%

Timothy S. Duncan (1)(5)	125%	0%

John A. Parker (3)(5)	80%	0%

Robin Fielder (4)(5)	80%	0%

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Executive Compensation Matters

(1)

Effective August 29, 2024, Mr. Duncan’s employment with the Company was terminated by the Company and Mr. Mills was appointed as Interim President and Chief Executive Officer. Mr. Mills resigned from his position as Interim Chief Executive Officer, President and Director effective January 5, 2025 and his employment with the Company ended.

(2)

The Compensation Committee elected not to establish a target AIP level for Mr. Mills in his role as Interim President and Chief Executive Officer. Any 2024 AIP bonus awarded to Mr. Mills would have been at the full discretion of the Board had Mr. Mills still been serving as interim CEO at the time the 2024 AIP bonuses were paid. Because he was not serving at that time, he was not eligible for a 2024 AIP payment.

(3)

Effective April 24, 2024, Mr. Parker’s employment with the Company was terminated by the Company. Mr. Parker’s employment terminated simultaneously with the Board’s approval of 2024 target AIP levels for executives so no new target level was established for him for 2024.

(4)

On March 27, 2024, Ms. Fielder’s employment with the Company terminated by her for good reason, following the sale of the Company’s CCS business. As a result, Ms. Fielder’s employment terminated before compensation decisions were made regarding 2024 target AIP levels for executives.

(5)

Pursuant to their respective separation agreements, Messrs. Duncan and Parker and Ms. Fielder are each entitled to receive a Pro Rata Annual Bonus to be paid in a lump sum at the time annual bonuses for the 2024 Fiscal Year are paid to executives of the Company. Pro-Rata Annual Bonus is defined in the Severance Policy as an amount equal to the annual cash bonus that an eligible executive would have been entitled to receive for the fiscal year of the Company in which the date of termination occurs based on actual performance (as determined by the Compensation Committee following the end of such fiscal year in accordance with the LTIP or any successor plan thereto), multiplied by a fraction, the numerator of which is the number of days in such fiscal year during which such eligible executive was employed by the Company, and the denominator of which is 365.

2024 Annual Incentive Program Measures and Goals

The 2024 AIP was structured to payout, if at all, between 50% (threshold) and 200% (maximum) of each NEO’s target bonus amount, dependent upon the level of performance for the 2024 AIP metrics. 2024 AIP awards were based on our achievement of the following performance measures, with threshold, target and stretch goals for each of these metrics based on the Company’s budget, past performance, future drilling plans and expectations and earnings guidance.

Performance Measures:		Rationale for Selecting Performance Measure:

Financial Performance • Adjusted Free Cash Flow Generation (50%) • Year-End Net Debt Balance (10%)	60%	Provides incentive to achieve strong cash flow generation and net debt reduction under the credit facility, which the Board believes are key drivers of stockholder value

Operational Performance • Average Daily Production	20%	Provides incentive to grow production

Safety Performance • Total Recordable Incident Rate (“TRIR”) • Serious Injury or Fatality Rate (“SIFR”)	15%	Emphasizes the importance of safety as a critical aspect of Talos’ business

Environmental Performance • GHG emissions reduction • Methane reduction	5%	Provides incentive to achieve short-term reductions that build towards longer-term environmental goals

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Executive Compensation Matters

The Compensation Committee made the following changes to the composition and weighting of the performance measures from those used in the 2023 AIP award design.

Change from 2023 AIP	Rationale for Modification

Financial Performance

• Increased weighting of Adjusted Free Cash Flow Generation from 25% in 2023 to 50% in 2024

• Elimination of Upstream Adjusted EBITDA (15% weighting in 2023)

• Addition of Year-End Net Debt Balance (10% weighting)

Following the closing of the acquisition of QuarterNorth Energy Inc., the Board wanted to focus management on the financial strength of the Company’s core business, through debt reduction and efficient management of resources, measured by Adjusted Free Cash Flow Generation and Year-End Net Debt Balance.

Upstream Adjusted EBITDA was eliminated in order to put more weight and focus on free cash flow and reduction of debt.

Operational Performance No change to weighting of operational performance from 2023 but metric changed from CCS Project Execution (Class VI Permits Filed) to Average Daily Production	The Company sold its CCS business in 2024. As a result, the Board removed CCS project execution as a metric and replaced it with a production measure in line with the Company’s core offshore E&P business to refocus the executive management team on the development of assets acquired in the QuarterNorth acquisition.

Safety Performance Increased weighting of Safety metrics from 10% in 2023 to 15% in 2024	The Board wanted to emphasize the continued importance of safety as a core tenant of the Company’s business and a key component of the Company’s culture. In particular, the weighting of the safety metric was increased to ensure continued focus during the integration of QuarterNorth Energy Inc. operations.

Environmental Performance Weighting decreased from 10% in 2023 to 5% in 2024, but metrics remain unchanged	The Compensation Committee remains committed to the environmentally responsible operation of our business and is focused on ensuring that the Company stays on track to meet its longer-term emissions reduction goals. However, as the Company has made strides in implementing emission reduction technologies and sustainability practices, the Board acknowledges the balance between resources, infrastructure constraints and technological advancements, and the financial requirements required to achieve further substantial reductions. In order to more appropriately balance the focus on both sustainability and financial performance, the Board determined to adjust the weighting of environmental metrics, putting more emphasis on key financial drivers.

Strategic Performance Weighting redeployed to other metrics for 2024 (20% in 2023)	The strategic performance metric has historically been a qualitative metric based on the execution of certain strategic goals. The Compensation Committee felt substantial strategic goals were accomplished during 2023 and early 2024 before the 2024 AIP program was approved and, as a result, redeployed the percentage weighting of this metric in order to place more focus on financial and operational goals for 2024.

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Executive Compensation Matters

2024 Achieved Performance and Payout

The framework of the 2024 AIP and actual results and payout percentage for the 2024 Fiscal Year are set forth in the table below. The Company’s internal auditor issued a report confirming the Company’s performance for each metric for the 2024 Fiscal Year compared to the targets for each performance measure established by the Compensation Committee and the Compensation Committee further reviewed and certified the following performance levels.

Performance Measure	Weighting for Each Measure	2024 Fiscal Year Threshold (50%)	2024 Fiscal Year Target (100%)	2024 Fiscal Year Maximum (200%)	Actual Results for 2024 Fiscal Year	2024 Fiscal Year Weighted Payout Percentage

Financial Performance

Adjusted Free Cash Flow Generation (1)	50%	$300 MM	$400 MM	$500 MM	$447 MM	73.4%

Year-End Net Debt Balance (2)	10%	$1,350 MM	$1,250 MM	$1,150 MM	$1,242 MM	10.8%

Operational Performance

Average Daily Production (Mboe/d) (3)	20%	88	93	96	90.8	15.5%

Safety Performance

Total Recordable Incident Rate (TRIR) (4)		<0.55	<0.45	<0.35	0.36

	15%					28.5%

Serious Injury or Fatality Rate (SIFR) (hurdle metric) (4)		N/A	<0.15	N/A	0.03

Environmental Performance

Absolute GHG Emissions Reduction (Scope 1 and 2) (MT Co2 Equiv) (5)		0.0%	(2.5)%	(5.0)%	(1.2)%

	5%					5.0%

Absolute Methane Reduction (mT CH4) (hurdle metric) (5)		N/A	(5.0)%	N/A	(10)%

PAYOUT PERCENTAGE	100%					133.3%

(1)

Adjusted Free Cash Flow of $511.2 million, excluding CCS, as reported in the earnings release furnished as an exhibit to the Current Report on Form 8-K filed on February 27, 2025 (the “2024 Earnings Release”), excludes Carbon Capture and Sequestration items, cash taxes, working capital and one-time and transaction-related costs, but includes corporate items and Talos Mexico. Under the 2024 AIP, Adjusted Free Cash Flow is subject to a $65.00 WTI realized pricing floor and an $85.00 WTI realized pricing ceiling for oil and a $2.50 Henry Hub realized pricing floor and a $4.50 Henry Hub realized pricing ceiling for gas calculated on an annual basis consistent with the Form 10-K, excluding hedges. For purposes of determining Adjusted Free Cash Flow performance under the 2024 AIP, the Compensation Committee made further adjustments to Adjusted Free Cash Flow reported in the 2024 Earnings Release to (i) normalize targets for budgeted but unutilized weather downtime, (ii) account for reduced capital expenditures resulting from rig delivery delays, (iii) account for increased capital expenditures resulting from incremental projects added and (iv) account for resulting adjustments to AIP accruals, which net reduced Adjusted Free Cash Flow for purposes of the 2024 AIP to approximately $447 million, resulting in achievement of 146.9% (73.4% on a weighted basis).

(2)

Net Debt of $1,141.8 million, as reported in the 2024 Earnings Release, is calculated as Total Debt principal minus cash and cash equivalents. For purposes of evaluating 2024 Year-End Net Debt performance under the 2024 AIP, the Compensation Committee made further adjustments to Net Debt to (i) normalize for starting cash balance, (ii) account for reduced capital expenditures resulting from rig delivery delays, (iii) account for increased capital expenditures resulting from incremental projects added and (iv) normalize targets for budgeted but unutilized weather downtime, which increased the 2024 Year-End Net Debt Balance for purposes of the 2024 AIP to approximately $1,242 million, resulting in achievement of 108.0% (10.8% on a weighted basis).

(3)

Average Daily Production measures the average daily production volume in millions of barrels of oil equivalent produced per day. Average Daily Production for the full year 2024, as reported in the 2024 Earnings Release, was 92.6 Mboe/d. For purposes of evaluating Average Daily Production performance under the 2024 AIP, the Compensation Committee made further adjustments to Average Daily Production to (i) adjust for gas equivalency conversion changes made during the calendar year and (ii) normalize targets for budgeted but unutilized weather downtime, which reduced Average Daily Production for purposes of the 2024 AIP to approximately 90.8 Mboe/day (between threshold and target), resulting in achievement of 77.6% (15.5% on a weighted basis).

(4)

TRIR is a standard safety measure that can be compared across companies. TRIR measures the number of recordable incidents per 100 full-time workers during a one-year period, using the number of all recordable incidents multiplied by 200,000 (100 employees working 40 hours a week for 50 weeks a year to represent a group of 100 full time employees), then divided by the total number of employee hours worked in a year. The Company measures SIFR as the number of serious injuries or fatalities, using the same underlying methodology as TRIR. In addition to TRIR, SIFR was introduced as a supplemental safety performance measure beginning with the 2023 AIP in order to gage the severity of incidents in evaluating the Company’s safety performance. The Company continued to set threshold, target and maximum goals for TRIR, but structured the AIP to provide a single SIFR hurdle as a supplemental metric used as an additional component in measuring the Company’s overall safety performance. Under the 2024 AIP, if TRIR is between threshold and target, but the SIFR goal of <0.15 is achieved, target (100%) is achieved for the overall safety performance metric. The Company’s TRIR and SIFR were 0.36 (above target) and 0.03 (above target), respectively, for the year 2024, resulting in achievement of 190.0% (28.5% on a weighted basis).

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Executive Compensation Matters

(5)

Environmental Performance goals excluded the QuarterNorth assets due to the timing of the acquisition during 2024 which limited our ability to verify, compare and ensure alignment of key data related to QuarterNorth prior to implementation of the 2024 AIP. Baseline figures represent the Company’s absolute GHG emissions which are a combination of federally reported Bureau of Ocean Energy Management’s Outer Continental Shelf Air Quality System (OCS AQS) emissions for 2023 for Scope 1 and 2023 Scope 2 emissions reported in the Company’s 2024 Sustainability Report.

Our GHG (Scope 1) emissions are calculated in accordance with the OCS AQS as part of the triennial OCS emissions inventory program for Talos-operated U.S. production facilities and associated lease operations in Federal and State waters (Limited to MP72). These emissions are derived using OCS AQS software and serve as the basis of our Scope 1 emissions. The 2023 OCS AQS and EPA filings reported in March 2024 include the utilization of EPA alternative method for fugitive gases which was added to the OCS AQS guidance for 2023. Our GHG (Scope 2) emissions use a location-based methodology with factors provided by the EPA’s eGRID data tables for U.S.-based operations and the International Energy Agency (IEA) emissions factor database for operations in Mexico. GHG emissions (Scope 1 and Scope 2) are reported in units of metric tons of CO2 equivalent.

In addition to the GHG emissions reduction metric, a methane emissions reduction metric was introduced as a supplemental environmental performance measure beginning with the 2023 AIP in order to focus the Company on mitigating the potential financial impact related to proposed U.S. regulations targeting methane emissions. The Company continued to set threshold, target and maximum goals for reduction in GHG, of which methane is a subcomponent, but structured the 2024 AIP to provide a single methane emissions reduction hurdle as a supplemental metric used as an additional component in determining the Company’s overall environmental performance. The overall environmental performance target can be achieved either by meeting the GHG emissions reduction target (2.5%) or by surpassing the threshold GHG emissions goal (0%) and meeting or exceeding the methane emissions reduction goal (5%). The Company’s reduction in GHG emissions reduction and methane emissions reduction were (1.2%) (above threshold) and (10.0%) (above target), respectively, for the year 2024. Thus, the latter resulted in achievement of 100.0% (5.0% on a weighted basis).

The Compensation Committee, in its complete discretion, may consider the manner in which actual performance and the performance goal(s) under the 2024 AIP will reflect the impact of specified events or occurrences during the performance period, including, but not limited to, hurricanes, major weather events, sustained loop currents, unplanned third-party downtime, major equipment availability constraints or complications, management of non-operated assets differing from expectations, and other unforeseen events beyond management’s control, including, but not limited to, excluding the event or occurrence from the calculation or otherwise modifying the calculation to account for the event or occurrence. Notwithstanding anything to the contrary, the 2024 AIP program is discretionary and can be modified or canceled in the discretion of the Compensation Committee or the Board at any time prior to payment of awards thereunder.

Following the completion of 2024, the Compensation Committee reviewed and certified the Company’s actual performance results relative to the quantitative goals established at the beginning of the year.

AIP awards for our NEOs are calculated by multiplying the payout percentage by each NEO’s target award. The Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each NEO’s AIP award. A small reduction in the AIP payments for Messrs. Spath and Moss were implemented by the Compensation Committee for 2024, as described in more detail below. The Compensation Committee recommended, and the Board approved, the 2024 AIP payouts for NEOs as follows:

Name	2024 Target AIP Award	Payout Percentage	Actual AIP Award Payment

Joseph A. Mills (1)	N/A	N/A	$0

Sergio L. Maiworm, Jr.	$388,000	133.3%	$517,204

John B. Spath (2)	$388,000	130.0%	$504,400

William S. Moss III (2)	$364,000	130.0%	$473,200

Timothy S. Duncan (3)	$714,925	133.3%	$952,995

John A. Parker (3)	$120,656	133.3%	$160,834

Robin Fielder (3)	$86,525	133.3%	$115,337

(1)	No target AIP award amount was established for Mr. Mills during 2024. Mr. Mills resigned prior to payment of the 2024 AIP and, as a result, was not considered for an award.

(2)

In connection with the Company’s previous investigation of an employee engaged in inappropriate procurement practices which led to the Company identifying two material weaknesses as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Compensation Committee determined that the 2024 AIP percentage payout for each of Messrs. Spath and Moss should be adjusted to 130%.

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Executive Compensation Matters

(3)

Pursuant to the Amended Severance Plan, Messrs. Duncan and Parker and Ms. Fielder received a pro-rated payment under the AIP calculated based on actual Company performance and the number of days during 2024 that the NEO was employed with the Company. The target AIP values included in the table above represent their pro-rated target value.

Long-Term Incentive Awards

The Company maintains the LTIP, which provides the Company with the flexibility to grant a wide range of equity and equity-based awards. The Company’s AIP is also administered pursuant to the LTIP.

Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our NEOs’ interests with those of our stockholders. Each year, the Compensation Committee sets the total targeted LTI value appropriate for each NEO, taking into account Peer Group data and each NEO’s contribution to our success, level of responsibility, personal performance, and experience. For the 2024 Fiscal Year, each NEO’s total targeted annual LTI value was allocated 1/2 to grants of time-based RSUs and 1/2 to grants of performance share units (“PSUs”) based on relative and absolute TSR. The Board elected not to grant PSUs that vest based on PVI in addition to the TSR PSUs, as it did in recent years, in order to streamline the PSU program. The Board granted RSU awards to our Interim President and Chief Executive Officer during 2024.

A summary of the terms and purpose of the various awards granted in 2024 to our NEOs is included below. Please see “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards Table” below for more information on the number and value of RSU awards and PSU awards granted during the 2024 Fiscal Year.

Type of Award	Terms	Purpose

Annual RSU Awards	Vest 1/3 in each of March 2025, 2026 and 2027	Annual LTI award; Retention; shareholder alignment

Annual PSU Awards	Vest based on absolute and relative TSR over 3 year performance period from January 1, 2024 through December 31, 2026	Annual LTI award; Drive stock price performance; retention; shareholder alignment

Interim President and CEO RSU Awards	Vest on the earlier to occur of (A) December 31, 2024 and (B) the date the Company appointed a new President and Chief Executive Officer	Retention; shareholder alignment; recognition of increased service during CEO search and transition

Retention RSU Awards	Vest 1/3 in each of September 2025, 2026, and 2027	Retention; shareholder alignment; granted in order to retain executive talent after departure of long-term CEO and founder and ensure management continuity during the CEO search and transition

2024 Annual RSU Awards

While grants of equity compensation usually occur in March each year, in 2024, grants to our NEOs were delayed until September to allow for shareholder approval of our LTIP at our 2024 annual shareholder’s meeting and additional considerations regarding PSU design. In September 2024, the Board, upon recommendation by the Compensation Committee, approved the grant of annual RSUs to Messrs. Maiworm, Spath and Moss. These RSUs vest ratably on each of the first three anniversaries of March 5, 2024 (the grant date for non-executive employees in 2024), subject to each NEO’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in one share of our common stock.

In November of 2024, the Compensation Committee granted Mr. Duncan a vested stock award of 28,519 shares of the Company’s common stock, representing the number of 2024 RSUs that would have vested in connection with his termination of employment if equity awards to our NEOs had been granted in March, as is the case in the normal course.

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Executive Compensation Matters

2024 Annual PSU Awards

In September of 2024, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each NEO that was employed with the Company on the date of grant other than Mr. Mills. In 2024, Talos granted a new form of PSUs that vest based on the Company’s achievement of both absolute and relative TSR metrics over a three-year performance period (the “2024 TSR PSUs”). The relative TSR component is measured against a performance peer group. The Compensation Committee adopted this hybrid approach to measure the Company’s performance compared to its peers and have TSR performance not solely attributable to external market forces. The final payout under the 2024 TSR PSUs can range from 0% to 200% of the target 2024 TSR PSUs granted based on the Company’s cumulative three-year absolute and cumulative three-year relative TSR, as set forth in the table below.

Absolute TSR (Annualized)	Relative TSR (Annualized) Performance (Percentile Rank vs. Peers)
	< 25th	25th ≥ < 50th	50th ≥ < 75th	≥ 75th

20%	100%	150%	200%	200%

15%	100%	125%	150%	200%

10%	75%	100%	125%	150%

5%	50%	75%	100%	125%

≤ 0%	0%	25%	75%	100%

The performance peer group used to measure our relative performance for our 2024 TSR PSUs consists of the companies listed in the table below, which is different from our 2024 Peer Group used to evaluate other executive compensation. The Compensation Committee selected these companies as TSR performance peers primarily due to similarity of business focus, capital structure and nature of drilling operations. We consider our performance peers to be companies with whom we compete for capital from the equity market and which our stockholders might consider as alternative investments while our 2024 Peer Group used to evaluate the competitiveness of our executive and director compensation programs are companies with which we compete for executive and director talent.

Ticker Symbol	Company Name

BRY	Berry Corporation

CRC	California Resources Corporation

CRGY	Crescent Energy Company

HPK	HighPeak Energy, Inc.

KOS	Kosmos Energy Ltd.

MGY	Magnolia Oil & Gas Corporation

MTDR	Matador Resources Company

MUR	Murphy Oil Corporation

EGY	VAALCO Energy, Inc.

VTLE	Vital Energy, Inc.

XOP	SPDR S&P Oil & Gas Exploration and Production ETF

WTI	W&T Offshore, Inc.

In November of 2024, the Compensation Committee granted Mr. Duncan 38,844 TSR PSUs that vest based on the same terms and conditions as the 2024 TSR PSUs granted to our other NEOs except that continued employment is not required for settlement. This award represents the number of 2024 TSR PSUs of which the service component would have been deemed satisfied in connection with his termination of employment if equity awards to our NEOs would have been granted in March, as is the case in the normal course.

Interim President and Chief Executive Officer RSU Awards

The Compensation Committee approved a grant of 43,630 RSUs to Mr. Mills, which RSUs were designed to vest on the earlier to occur of (A) December 31, 2024 and (B) the date the Company appointed a new President and Chief Executive Officer and Mr. Mills

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Executive Compensation Matters

ceased to serve in that role; provided, that Mr. Mills completed tasks reasonably requested by the Board to ensure a smooth transition of the role of President and Chief Executive Officer from Mr. Mills to his successor. As a result, these awards vested on December 31, 2024. Additionally, Mr. Mills agreed to forfeit 4,273 of the 12,510 total RSUs that he was granted in 2024 for his service as a non-employee member of the Board. The forfeited RSUs represent the number of RSUs that were intended to compensate him for his service as a non-employee member of the Board from August 29, 2024 to December 31, 2024, the portion of 2024 that Mr. Mills served as Interim President and Chief Executive Officer. Mr. Mills forfeited the remainder of the RSUs granted to him for his service as a non-employee director in 2024 upon his resignation as Interim President and Chief Executive Officer and member of the Board on January 5, 2025.

2024 Retention RSU Awards

In September of 2024, the Board, upon recommendation by the Compensation Committee, approved the grant of retention RSU awards to certain key employees, including Messrs. Maiworm, Spath and Moss, which vest on each of the first three anniversaries of the date of grant. These retention awards were granted in order to retain key talent after Mr. Duncan’s departure as CEO and ensure continuity of management during the CEO transition period. The NEOs were awarded RSUs equal to 100% of their then current base salary. The retention RSU awards are a non-routine occurrence and were granted because of the unique transition period the Company is undergoing.

Other Benefits

Health and Welfare Benefits

We offer a variety of health and welfare plans to all eligible employees, including our NEOs. NEOs generally are eligible for the same benefit programs on the same basis as the rest of our eligible employees. Programs include benefits such as medical, dental, mental health, health savings account, vision, short and long-term disability.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our NEOs participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where eligible employees, including our NEOs, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the plan. All employer matching contributions to the plan are 100% vested as of the date of the contribution. Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

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Executive Compensation Matters

Life Insurance
We provide group term life insurance to all of our employees, including the NEOs, equal to 2.5 times base salary up to a maximum of $500,000.
Limited Perquisites
In 2024, we provided to our NEOs a limited number of
low-cost
perquisites, such as airline club memberships for ease of business travel, certain social and dining club memberships to encourage networking with our clients, vendors and potential partners, and leadership development training courses. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent and because most of these limited perquisites also benefit Talos. Please see the “Summary Compensation Table” below for more information.
Executive Severance Plan
In 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Severance Plan”), which amends and replaces the Talos Energy Operating Company LLC Executive Severance Plan adopted on August 29, 2018 (the “Original Plan”). The Amended Severance Plan, like the Original Plan, provides that each of our NEOs are entitled to receive severance benefits following certain terminations of employment. Each participant in the Amended Severance Plan is subject to certain confidentiality, non-solicitation
and
non-disparagement
covenants. The Board maintains the Amended Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Our Compensation Committee and Board believe that a severance policy is preferable to individually negotiated agreements because it ensures continuity of terms between members of our executive team and provides for ease of administration. Please see “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Amended and Restated Executive Severance Plan” for more information.
Other Matters
Tax and Accounting Implications of Executive Compensation Decisions
The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.
As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Compensation Committee is mindful of these limitations but reserves the right to pay non-deductible
compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.
We account for RSU awards and PSU awards in accordance with FASB ASC Topic 718, which requires us to estimate the expense of an award over the vesting period applicable to such award.
Anti-Hedging and Anti-Pledging Policies
We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the NEOs, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.
Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

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Executive Compensation Matters

Grant Practices Specific to Stock Options and Similar Awards
We do not currently grant stock options or similar awards as part of our equity compensation programs and did not grant any such awards in 2024. If stock options or similar awards were granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. During the 2024 Fiscal Year, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Stock Ownership Policy
The Board believes that each director and key executive officer should have a substantial personal investment in the Company. Our Stock Ownership Policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels sufficient to assure our stockholders of management’s commitment to value creation. The Company’s executive officers and directors are required to adhere to the following share ownership levels:

Title	Required Ownership

Chief Executive Officer	6x base salary

All Other NEOs	3x base salary

Other Senior Executives	1x base salary

Non-Employee Directors	5x annual cash retainer
The Chief Executive Officer and the Compensation Committee review the ownership levels of senior executives and non-employee
directors on a quarterly basis. All of our NEOs and directors were either in compliance with the Stock Ownership Policy or within the applicable grace periods as of the last measurement date. In determining ownership levels, we include (i) shares of our common stock owned outright by the officer or director, (ii) unvested time-based restricted shares and (iii) any restricted stock units and shares of our common stock owned by the officer or director through any Company retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives are expected to achieve their requisite ownership levels within five years of the later of (a) the implementation of the Stock Ownership Policy or (b) the applicable date of hire, promotion or salary increase for the executive, and non-employee
directors must achieve their requisite ownership levels within five years of the later of (I) the implementation of the Stock Ownership Policy or (II) the applicable date of the first election to the Board or increase in annual cash retainer. If a participant is not in compliance with the Stock Ownership Policy, the Compensation Committee may use its discretion to impose a stock holding requirement or take any other action it deems appropriate.
Clawback Policy
In 2023, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance
with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive compensation granted, earned or paid within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our NEOs and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023. The Board continues to monitor evolving practices in this area.
Risk Assessment and Mitigation – Compensation Programs
The Compensation Committee has reviewed our executive and
non-executive
compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

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Executive Compensation Matters

Our compensation program structure and policy include the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator

✓	Our PSUs vest based on both absolute and relative TSR and have performance periods of three years, which encourages executives to focus on sustaining stock price over a period of years

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking

✓

Our Compensation Committee retains discretion to increase or decrease payments under our annual incentive program, which provides them with flexibility to respond to factors outside of the program if necessary and discourages executives from achieving performance of certain short-term goals at the expense of the Company’s long-term financial and operational health

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

52

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Richard Sherrill, Member Charles M. Sledge, Member

2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned by the NEOs during the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Joseph A. Mills (5) Former President and Chief Executive Officer	2024	377,516	—	615,412	0	0	992,928

Sergio L. Maiworm, Jr. (6) Executive Vice President and Chief Financial Officer	2024	486,655	—	2,045,288	517,204	11,888	3,061,035
	2023	387,838	—	766,029	284,080	0	1,437,947

John B. Spath (6) Executive Vice President and Head of Operations	2024	486,492	—	1,780,939	504,400	34,161	2,805,967

William S. Moss III Executive Vice President and General Counsel	2024	456,247	—	1,664,425	473,200	20,700	2,614,572
	2023	450,884	—	1,433,879	371,280	19,800	2,275,843
	2022	434,624	—	3,181,358	522,000	13,000	4,150,982

Timothy S. Duncan (7) Former President and Chief Executive Officer	2024	601,216	—	646,317	0	4,951,437	6,198,970
	2023	857,138	—	4,608,791	1,102,875	38,062	6,606,866
	2022	824,530	—	10,049,693	1,546,875	10,250	12,431,348

John A. Parker (7) Former Executive Vice President of New Ventures	2024	150,626	—	0	0	1,524,835	1,675,461
	2023	475,585	—	1,433,879	391,680	19,800	2,320,944
	2022	454,624	—	3,233,343	546,000	13,500	4,247,467

Robin Fielder (6)(7) Former Executive Vice President, Low Carbon Strategy and Chief Sustainability Officer	2024	107,781	—	0	0	1,405,757	1,513,538
	2023	450,884	—	1,280,261	371,280	19,800	2,122,225

(1)

Amounts in this column for each NEO represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date identified as the date of grant for accounting purposes or, to the extent such date was not a trading day, the last trading day immediately prior to such date, applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the TSR-based PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Named Executive Officer	2024 Stock Award ($)	2024 Director RSUs ($)		2024 Annual RSUs ($)	2024 Retention RSUs ($)	2024 PSUs ($)	Total ($)

Joseph A. Mills	—	170,386	(a)	445,026	—	—	615,412

Sergio L. Maiworm, Jr.	—	—		763,493	459,194	822,602	2,045,288

John B. Spath	—	—		636,244	459,194	685,502	1,780,939

William S. Moss III	—	—		593,831	430,788	639,805	1,664,425

Timothy S. Duncan	290,894	—		—	—	355,423	646,317

John A. Parker	—	—		—	—	—	—

Robin Fielder	—	—		—	—	—	—

(a)

The full value of the 12,510 RSUs granted to Mr. Mills in April of 2024 for service as a non-employee director is reported in the table, above. Mr. Mills agreed to forfeit 4,273 of the 12,510 total RSUs that he was granted in 2024 for his service as a non-employee member of the Board. The forfeited RSUs represent the number of RSUs that were intended to compensate him for his service as a non-employee member of the Board from August 29, 2024 to December 31, 2024, the portion of 2024 that Mr. Mills served as Interim President and Chief Executive Officer.

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Executive Compensation Tables

(2)

On March 5, 2022, the Board made a one-time decision to cancel the outstanding PSUs granted in each of 2020 and 2021 then held by our Named Executive Officers. In connection with this cancellation, the Board granted a number of restricted share units equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021. Annual RSU and PSU awards were also granted in 2022, resulting in the elevated figures reported in this column for 2022.

(3)

Amounts in this column represent the AIP awards for performance in the 2024 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “—Elements of Compensation for the 2023 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(4)	Amounts in this column for the 2024 Fiscal Year include the following:

Named Executive Officer	Perquisites and Benefits ($) (a)	401(k) Matching Contributions ($) (b)	Termination- Related Payments ($) (c)	Total ($)

Sergio L. Maiworm, Jr.	—	11,888	—	11,888

John B. Spath	13,436	20,700	—	34,136

William S. Moss III	—	20,700	—	20,700

Timothy S. Duncan	—	20,700	4,930,737	4,951,437

John A. Parker	—	20,700	1,504,135	1,524,835

Robin Fielder	—	7,847	1,397,910	1,405,757

(a)	Represents (1) $4,436 for Mr. Spath for membership fees and assessments at the Houston Petroleum Club and (2) $9,000 for Mr. Spath for leadership development training courses.

(b)

Amounts for Mr. Maiworm and Ms. Fielder are subject to adjustment based on the Company’s non-discrimination testing of the 401(k) plan to be performed in the second quarter of 2025, which amounts may be increased by up to $8,812 and $2,625 for Mr. Maiworm and Ms. Fielder, respectively.

(c)

Represents (1) PTO payout of $24,312, a lump-sum cash severance payment of $3,892,500, a pro-rated AIP award of $952,995 and continued benefits coverage of $60,930 for Mr. Duncan in connection with his termination of employment without cause, (2) PTO payout of $15,976, a lump-sum cash severance payment of $1,296,000, a pro-rated AIP award of $160,834 and continued benefits coverage of $31,325 for Mr. Parker in connection with his termination of employment without cause and (3) PTO payout of $11,779, a lump-sum cash severance payment of $1,228,500, a pro-rated AIP award of $115,337 and continued benefits coverage of $42,294 for Ms. Fielder in connection with her termination of employment for good reason.

(5)

Mr. Mills was appointed to the Board on March 4, 2024 and he received compensation as a non-employee director from his appointment until August 29, 2024 when he was appointed as Interim President and Chief Executive Officer. Mr. Mills received $125,208 in cash compensation as a non-employee director for his service from appointment through the third quarter of 2024 and $252,308 in base salary for his service as Interim President and Chief Executive Officer from August 29, 2024 through December 31, 2024. Mr. Mills resigned from his position as Interim Chief Executive Officer, President and Director effective January 5, 2025 and his employment with the Company ended as of that date.

(6)

Mr. Maiworm and Ms. Fielder became NEOs in fiscal year 2023 and therefore their compensation is not disclosed for fiscal year 2022. Mr. Spath became a NEO this year and therefore his compensation is not disclosed for fiscal years 2022 and 2023.

(7)

On March 27, 2024, Ms. Fielder’s employment with the Company terminated, following the sale of the Company’s CCS business. On April 24, 2024, Mr. Parker’s employment with the Company terminated. On August 29, 2024, Mr. Duncan’s employment with the Company terminated.

2025 PROXY STATEMENT	55

Executive Compensation Tables

Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the NEOs during the 2024 Fiscal Year.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Valu e of Stock and Option Awards ($) (4)
	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph A. Mills	Director RSUs (7)	4/24/2024							12,510	170,386

	RSUs	11/1/2024							43,460	445,026

Sergio L. Maiworm, Jr.	AIP		194,000	388,000	776,000

	PSUs	9/9/2024				31,666	70,368	140,736		822,602

	Retention RSUs	9/9/2024							42,322	459,194

	RSUs	9/9/2024							70,368	763,493

John B. Spath	AIP		194,000	388,000	776,000

	PSUs	9/9/2024				26,388	58,640	117,280		685,502

	Retention RSUs	9/9/2024							42,322	459,194

	RSUs	9/9/2024							58,640	636,244

William S. Moss III	AIP		182,000	364,000	728,000

	PSUs	9/9/2024				24,629	54,731	109,462		639,805

	Retention RSUs	9/9/2024							39,704	430,788

	RSUs	9/9/2024							54,731	593,831

Timothy S. Duncan (5)	AIP		540,625	1,081,250	2,162,500

	PSUs	11/1/2024				17,480	38,844	77,688		355,423

	Stock Award	11/1/2024							28,519	290,894

John A. Parker (6)	AIP		192,000	384,000	768,000	—	—	—	—	—

Robin Fielder (6)	AIP		182,000	364,000	728,000	—	—	—	—	—

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2024 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our NEOs for the 2024 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. Mr. Mills was not granted an AIP award. See ”Elements of Compensation for the 2024 Fiscal Year—Annual Incentive Program Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the NEOs during the 2024 Fiscal Year. The number of PSUs which ultimately become earned is based on our absolute and relative TSR performance over the three-year performance period ending on December 31, 2026, subject to the NEO’s continued employment.

(3)

Amounts in this column represent RSUs granted to the NEOs during the 2024 Fiscal Year, with the Retention RSUs granted on September 9, 2024 vesting as to one-third on each of September 9, 2025, September 9, 2026 and September 9, 2027, and the remaining RSUs granted on September 9, 2024 vesting as to one-third on each of March 5, 2025, March 5, 2026 and March 5, 2027, in each case, subject to the NEO’s continued employment. The RSUs granted to Mr. Mills on April 24, 2024 vest in full on March 5, 2025, subject to Mr. Mills continued service as a director and the RSUs granted to Mr. Mills on November 1, 2024 vested in full on December 31, 2024. In connection with his appointment as Interim CEO and President, Mr. Mills forfeited 4,273 RSUs granted to him on April 24, 2024. Amounts in this column for Mr. Duncan represent fully-vested shares of the Company’s common stock granted to Mr. Duncan in connection with his termination of employment.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2024 Fiscal Year to the NEOs, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures do not include an estimation of forfeitures.

(5)

The figures for Mr. Duncan for his AIP award show what was granted to him in 2024, prior to his departure from the Company. In connection with his termination, Mr. Duncan received a pro-rated payment for his 2024 AIP award based on a prorated target of $714,925, a stock award and a PSU award, as described under “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Duncan’s Termination of Employment.”

(6)

The figures for Ms. Fielder and Mr. Parker for their AIP awards were those approved in 2023 as each of them terminated employment with the Company in 2024 prior to the date that target AIP awards were established. Mr. Fielder and Mr. Parker each received a pro-rated payment for their respective 2024 AIP awards based on prorated targets of $86,525 and $120,656, respectively, as described under “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Fielder’s Termination of Employment and Parker’s Termination of Employment.”

(7)

The full value of the 12,510 RSUs granted to Mr. Mills in April of 2024 for service as a non-employee director is reported in the table above. Mr. Mills agreed to forfeit 4,273 of the 12,510 total RSUs that he was granted in 2024 for his service as a non-employee member of the Board. The forfeited RSUs represent the number of RSUs that were intended to compensate him for his service as a non-employee member of the Board from August 29, 2024 to December 31, 2024, the portion of 2024 that Mr. Mills served as Interim President and Chief Executive Officer.

56

Executive Compensation Tables

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs and PSUs held by our NEOs as of December 31, 2024.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Joseph A. Mills	8,237	79,981	—	—

Sergio L. Maiworm, Jr.	125,900	1,222,489	84,777	823,185

John B. Spath	116,515	1,131,361	73,104	709,840

William S. Moss III	122,545	1,189,912	78,528	762,507

Timothy S. Duncan	—	—	81,205	788,501

John A. Parker	—	—	10,422	101,198

Robin Fielder	—	—	8,762	788,501

(1)

The amounts in this column represent RSUs held by each NEO which vest pro-rata over the applicable remaining vesting dates indicated in the chart below, subject to the NEO’s continued employment through each such date. The number of RSUs that vest on a vesting date is calculated from the data in the table below by dividing the aggregate number of unvested RSUs by the number of remaining vesting dates.

Name	Number of Unvested RSUs	Remaining Vesting Dates

Joseph A. Mills	8,237	March 5, 2025

Sergio L. Maiworm, Jr.	42,322*	September 9, 2025, September 9, 2026 and September 9, 2027

	70,368	March 5, 2025, March 5, 2026 and March 5, 2027

	5,552	July 1, 2025 and July 1, 2026

	5,037	March 5, 2025 and March 5, 2026

	2,621	March 5, 2025

John B. Spath	42,322*	September 9, 2025, September 9, 2026 and September 9, 2027

	58,640	March 5, 2025, March 5, 2026 and March 5, 2027

	641	December 1, 2025 and December 1, 2026

	10,073	March 5, 2025 and March 5, 2026

	4,839	March 5, 2025

William S. Moss III	39,704*	September 9, 2025, September 9, 2026 and September 9, 2027

	54,731	March 5, 2025, March 5, 2026 and March 5, 2027

	17,627	March 5, 2025 and March 5, 2026

	10,483	March 5, 2025

*	Indicates retention RSUs.

(2)	The amounts in these columns were calculated by multiplying $9.71, the closing price of our common stock on December 31, 2024, by the number of awards reported.

(3)

The amounts in this column represent (i) the threshold number of PSUs granted in 2023 that could become earned based on our absolute TSR performance, (ii) the threshold number of PSUs granted in 2023 that could become earned based on our capital project return (PVI) and (iii) the target number of PSUs granted in 2024

2025 PROXY STATEMENT	57

Executive Compensation Tables

that could become earned based on our relative TSR performance, each over the applicable three-year performance period and in each case, held by each NEO as shown in the below table. As of December 31, 2024, our absolute TSR performance for the PSUs granted in 2023 was tracking at 0%, capital project returns (PVI) performance for the PSUs granted in 2023 was tracking at 0% and relative TSR performance for the PSUs granted in 2024 was tracking at 25%. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the threshold payout, of the 2023 PSUs based on the absolute TSR and capital project returns (PVI) and the target payout of the 2024 PSUs based on relative TSR. The actual number of PSUs earned based on actual performance over the full performance period may be more or less than this amount. In connection with the terminations of Ms. Fielder and Messrs. Parker and Duncan and pursuant to the applicable PSU award agreements, the service requirement associated with the PSUs granted in 2023 was deemed fulfilled with respect to a pro-rated portion of PSUs and remain outstanding subject to actual performance at the end of the applicable performance period. Additionally, Mr. Duncan received a grant of PSUs for 2024 equal to a pro-rated amount based on his employment during 2024 of what he would have received if the 2024 annual equity awards had been granted during the Company’s usual annual grant cycle in March 2024. These PSUs remain outstanding subject to actual performance at the end of the applicable performance period.

Name	Number of Unvested PSUs	Applicable Performance Period End Date

Sergio L. Maiworm, Jr.	14,409	December 31, 2025

	70,368	December 31, 2026

John B. Spath	14,464	December 31, 2025

	58,640	December 31, 2026

William S. Moss III	23,797	December 31, 2025

	54,731	December 31, 2026

Timothy S. Duncan	42,361	December 31, 2025

	38,844	December 31, 2026

John A. Parker	10,422	December 31, 2025

Robin Fielder	8,762	December 31, 2025

Option Exercises and Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Joseph A. Mills

RSUs	43,630	423,647

Sergio L. Maiworm, Jr.

RSUs	25,056	322,826

John B. Spath

RSUs	45,059	585,544

William S. Moss III

RSUs	95,517	1,242,180

Timothy S. Duncan

Fully-Vested Stock	28,519	287,472

RSUs	368,507	4,615,247

John A. Parker

RSUs	118,059	1,545,448

Robin Fielder

RSUs	31,865	425,239

(1)

This column reflects the RSUs held by each NEO that vested during the 2024 Fiscal Year. In connection with Mr. Duncan’s termination, the Company granted him 28,519 fully-vested shares of the Company’s common stock.

(2)

This column reflects the aggregate market value realized by each NEO upon vesting, calculated by multiplying the number of RSUs that vested and for Mr. Duncan, the number of fully-vested shares of the Company’s common stock (including, in each case, shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

58

Executive Compensation Tables

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

The Board approved the Amended Severance Plan on October 21, 2020. Each of the currently employed NEOs, with the exception of Mr. Mills, is a participant in the Amended Severance Plan. Pursuant to the terms of the Amended Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to 1.5 times the sum of (a) the NEO’s annualized base salary then in effect and (b) the target amount of such NEO’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the NEO and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Upon a NEO’s termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such NEO will be eligible to receive: (i) a lump sum cash payment equal to 2.0 times the sum of (a) the NEO’s annualized base salary then in effect and (b) the greater of (x) the target amount of such NEO’s annual cash bonus immediately prior to such termination and (y) the target amount of such NEO’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the NEO and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Additionally, if a NEO’s employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Amended Severance Plan, such NEO will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Severance Plan, a NEO (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Amended Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Amended Severance Plan provides that the NEO’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Amended Severance Plan:

•

“Cause” generally means a NEO’s (i) material breach of the Amended Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendere of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Amended Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of

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Executive Compensation Tables

a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

•

“Disability” generally means an inability by a NEO to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a NEO’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Amended Severance Plan, or (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles.

Annual Incentive Program

Pursuant to the terms of the AIP, if a NEO’s employment is terminated due to “Retirement,” then such NEO will be entitled to a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives. For purposes of the AIP, “Retirement” has the meaning given to such term under the 2024 RSU and PSU agreements as defined below.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each NEO’s 2021, 2022 and 2023 RSU award agreements, if a NEO’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the NEO for “Good Reason,” then, in each case, such NEO’s unvested 2021, 2022 and 2023 RSUs will become fully vested. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such NEO’s unvested 2021, 2022 and 2023 RSUs that would have vested within the 12-month period following such termination will become vested.

Pursuant to the terms of each NEO’s 2024 Retention RSU and 2024 annual RSU award agreements, if a NEO’s employment with us is terminated (i) as a result of his death or Disability or (ii) within one year following a Change in Control as a result of his death or Disability, by us without Cause or by the NEO for Good Reason, then, in each case, such NEO’s unvested 2024 Retention RSUs and 2024 annual RSUs will become fully vested. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then, in each case, such NEO will vest in a portion of his 2024 Retention RSUs and 2024 annual RSUs, prorated for the number of days from the last vesting date (or vesting commencement date if no vesting date has occurred) through the date of such termination over the number of days between the last vesting date (or the commencement date if no vesting date has occurred) and the next vesting date. Pursuant to the terms of each NEO’s 2024 annual RSU award agreement, if a NEO’s employment with us is terminated due to “Retirement,” then such NEO will continue to vest in accordance with the original vesting schedule, provided, that, such NEO will forfeit any unvested RSUs if he violated the restrictive covenants in the 2024 annual RSU award agreement prior to the 2024 annual RSUs becoming fully vested.

Performance Share Unit Awards

Pursuant to the terms of each NEO’s 2022 and 2023 PSU award agreements, if a NEO’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such NEO’s 2022 and 2023 PSUs will become earned based on actual performance calculated through the date of such termination. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2022 and 2023 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a NEO’s employment with us is terminated within one year following a Change in Control by us without Cause or by the NEO for Good Reason, then, in each case, such NEO’s 2022 and 2023 PSUs will become earned based on the greater of target and actual performance calculated through the date of such Change in Control.

Pursuant to the terms of each NEO’s 2024 PSU award agreement, if a NEO’s employment with us is terminated as a result of his death or Disability prior to a Change in Control or more than one year following a Change in Control, then a pro-rata portion of such NEO’s 2024 PSUs will become earned based on target performance. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a

60

Executive Compensation Tables

Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2024 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a NEO’s employment with us is terminated within one year following a Change in Control as a result of his death or Disability, by us without Cause, by the NEO for Good Reason or by the NEO due to “Retirement,” then, in each case, such NEO’s 2024 PSUs will become earned based on actual performance calculated through the date of such Change in Control. If a NEO’s employment with us is terminated due to Retirement prior to a Change in Control or more than one year following a Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2024 PSUs based on target performance, prorated for the later of (i) the number of days through the date of such termination and (ii) the date the NEO ceases to serve as a consultant to the Company to the extent the Company entered into a consulting agreement with such NEO in connection with his termination of employment.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Amended Severance Plan. For purposes of the 2024 RSU and PSU award agreements, “Retirement” means a separation from service after (A) providing six months advance notice of the NEO’s intent to retire from employment with the Company or an affiliate, and (B) attaining (i) at least five years of continuous service with the Company or an affiliate, (ii) at least 60 years of age, and (iii) a combination of age and years of continuous service with the Company or an affiliate equal to at least 70, and (C) the NEO uses his best efforts during the six month notice period to complete tasks reasonably requested by the individual to whom they report in order to ensure a smooth transition of their role (e.g. training their successor and finding and organizing documents or information used or created during their tenure at the Company).

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Executive Compensation Tables

Quantification of Benefits on Termination

The following table sets forth the payments and benefits that would be received by our NEOs pursuant to the terms of the Amended Severance Plan, RSUs and PSUs in the event of certain terminations of employment with us, had such termination occurred on December 31, 2024. Mr. Mills is not entitled to any payments and benefits on a termination due to Retirement and none of our NEOs would have met the definition of Retirement on December 31, 2024. Therefore, no column is presented for a termination due to Retirement as no NEO would be entitled to any payments or benefits on such a termination.

Name	Termination without Cause or resignation for Good Reason ($)	Termination as a result of death or Disability ($)	Termination without Cause or resignation for Good Reason in connection with a Change in Control ($)

Joseph A. Mills

Cash Severance	—	—	—

Pro-Rata Annual Bonus (1)	—	—	—

COBRA Subsidy (2)	—	—	—

RSU Acceleration (3)	79,981	79,981	79,981

PSU Acceleration (4)	—	—	—

Total	79,981	79,981	79,981

Sergio L. Maiworm, Jr.

Cash Severance	1,309,500	—	1,746,000

Pro-Rata Annual Bonus (1)	517,204	517,204	517,204

COBRA Subsidy (2)	27,644	—	27,644

RSU Acceleration (3)	308,098	1,222,489	1,222,489

PSU Acceleration (4)	56,891	227,554	481,713

Total	2,219,337	1,967,247	3,995,050

John B. Spath

Cash Severance	1,309,500	—	1,746,000

Pro-Rata Annual Bonus (1)	504,400	504,400	504,400

COBRA Subsidy (2)	23,877	—	23,877

RSU Acceleration (3)	275,327	1,131,361	1,131,361

PSU Acceleration (4)	47,414	189,627	454,428

Total	2,160,518	1,825,388	3,860,066

William S. Moss III

Cash Severance	1,228,500	—	1,638,000

Pro-Rata Annual Bonus (1)	473,200	473,200	473,200

COBRA Subsidy (2)	39,920	—	39,920

RSU Acceleration (3)	377,573	1,193,408	1,193,408

PSU Acceleration (4)	44,248	176,994	646,346

Total	2,163,441	1,843,602	3,990,874

(1)	These amounts reflect the pro-rata portion of each NEO’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2024.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2024, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.

(3)	These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $9.71, the closing price of our common stock on December 31, 2024.

(4)

These amounts are calculated by multiplying the number of PSUs that would become earned by $9.71, the closing price of our common stock on December 31, 2024. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on actual performance with respect to the 2022, 2023 and 2024 PSUs as of December 31, 2024. The amounts set forth under “Termination as a result of death or Disability” are based on (i) actual performance with respect to the 2022 and 2023 PSUs based on absolute TSR and the 2022 and 2023 PSUs based on capital project returns (PVI) as of December 31, 2024 and (ii) target performance with respect to the 2024 PSUs based on relative TSR. The amounts set forth under “Termination without Cause or resignation for Good Reason in connection with a Change in Control” are based on (i) target performance with respect to the 2022 and 2023 PSUs based on absolute TSR and the 2022 and 2023 PSUs based on capital project returns (PVI), since performance for these PSUs was below target as of December 31, 2024 and (ii) actual performance with respect to the 2024 PSUs based on relative TSR. Our absolute TSR performance and capital projects returns (PVI) performance for 2022 were certified by the Compensation Committee and settled at 0%. As of December 31, 2024, our absolute TSR performance and capital projects return (PVI) were both tracking at 0% and our relative TSR performance was tracking at 25%.

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Executive Compensation Tables

Termination of Employment – Former Executive Vice President and Chief Sustainability Officer

Effective March 27, 2024, Ms. Fielder terminated her employment with the Company for good reason (as defined in the Amended Severance Plan) as a result of her role being eliminated in connection with the sale of the Company’s CCS business. In connection with that termination, on March 27, 2024, the Company entered into a separation and release agreement with Ms. Fielder pursuant to which she released the Company from certain liabilities and affirmed the restrictive covenants with which she had an obligation to comply and the Company, in turn, confirmed that it would provide Ms. Fielder with the payments and benefits that she had a legal right to under the existing terms of the Amended Severance Plan and the terms of the award agreements pursuant to which her outstanding equity awards were originally granted.

The payments and benefits that Ms. Fielder had a right to, upon a qualifying termination without cause for a Tier 2 participant under the Amended Severance Plan, were as follows: (A) a lump-sum cash payment equal to 1.5 times the sum of (x) her annualized base salary and (y) target amount for her annual cash bonus; (B) a pro-rated bonus for 2024, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for herself, her spouse and eligible dependents under the Company’s health plans for up to 18 months. Additionally, upon a termination for good reason, Ms. Fielder was entitled to accelerated vesting and settlement of her outstanding unvested RSUs that would have vested within the 12-month period following her termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of her PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Ms. Fielder also received payment of her accrued but unused PTO on termination. No new or additional benefits or compensation in excess of what Ms. Fielder had a legal right to in connection with a termination for good reason were provided on Ms. Fielder’s termination. The table below quantifies the amounts Ms. Fielder received in connection with her termination. The value of the COBRA Subsidy is based on the premiums in effect as of March 2024. The value of the RSUs and PSUs is based on the closing price of our common stock on March 27, 2024, which was $13.65.

Type	Amount	Description

Cash Severance	$1,228,500	1.5x (base + target bonus) for involuntary termination per the Amended Severance Plan

Pro-Rata Annual Bonus	$115,337	Based on actual Company performance for 2024

COBRA Subsidy	$42,294	Equivalent of 18 months of partially subsidized continuation coverage

PTO Payout	$11,779	Payout of all accrued but unused paid-time off

RSU Pro-Rata Acceleration	$217,486	Remainder of unvested RSUs forfeited

PSU Pro-Rata Acceleration	$758,067	Pro-rata PSUs remain subject to performance through the end of the applicable performance period; remainder of PSUs forfeited

Total	$2,373,463

Termination of Employment – Former Executive Vice President, New Ventures

Effective April 24, 2024, the Company terminated Mr. Parker without cause (as defined in the Amended Severance Plan) and his employment with the Company ended. In connection with that termination, on April 24, 2024, the Company entered into a separation and release agreement with Mr. Parker pursuant to which he released the Company from certain liabilities and affirmed the restrictive covenants with which he had an obligation to comply and the Company, in turn, confirmed that it would provide Mr. Parker with the payments and benefits that he had a legal right to under the existing terms of the Amended Severance Plan and the terms of the award agreements pursuant to which his outstanding equity awards were originally granted.

The payments and benefits that Mr. Parker had a right to, upon a qualifying termination without cause for a Tier 2 participant under the Amended Severance Plan, were as follows: (A) a lump-sum cash payment equal to 1.5 times the sum of (x) his annualized base salary and (y) target amount for his annual cash bonus; (B) a pro-rated bonus for 2024, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for himself, his spouse and eligible dependents under the Company’s health plans for up to 18 months. Additionally, upon a termination without cause Mr. Parker was entitled to accelerated vesting and settlement of his outstanding unvested RSUs that would have vested within the 12-month period following his termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of his PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Mr. Parker also received payment of his accrued but unused PTO on termination. No new or additional benefits or compensation in excess of what Mr. Parker had a legal right to in connection with a termination by the Company without cause were provided on

2025 PROXY STATEMENT	63

Executive Compensation Tables

Mr. Parker’s termination. The table below quantifies the amounts Mr. Parker received in connection with his termination. The value of the COBRA Subsidy is based on the premiums in effect as of April 2024. The value of the RSUs and PSUs is based on the closing price of our common stock on April 24, 2024, which was $13.53.

Type	Amount	Description

Cash Severance	$1,296,000	1.5x (base + target bonus) for involuntary termination per the Amended Severance Plan

Pro-Rata Annual Bonus	$160,834	Based on actual Company performance for 2024

COBRA Subsidy	$31,325	Equivalent of 18 months of partially subsidized continuation coverage

PTO Payout	$15,976	Payout of all accrued but unused paid-time off

RSU Pro-Rata Acceleration	$261,075	Remainder of unvested RSUs forfeited

PSU Pro-Rata Acceleration	$969,425	Pro-rata PSUs remain subject to performance through the end of the applicable performance period; remainder of PSUs forfeited

Total	$2,734,635

Termination of Employment – Former CEO & President

Effective August 29, 2024, the Company terminated Mr. Duncan without cause (as defined in the Amended Severance Plan) and his employment with the Company ended. In connection with that termination, on November 1, 2024, the Company entered into a separation and release agreement with Mr. Duncan pursuant to which he resigned from the Board and released the Company from certain liabilities and affirmed the restrictive covenants with which he had an obligation to comply and the Company, in turn, confirmed that it would (i) provide Mr. Duncan with the payments and benefits that he had a legal right to under the existing terms of the Amended Severance Plan and the terms of the award agreements pursuant to which his outstanding equity awards were originally granted and (ii) grant a stock award and PSUs to Mr. Duncan.

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Executive Compensation Tables

The payments and benefits that Mr. Duncan had a right to, upon a qualifying termination without cause for a Tier 1 participant under the Amended Severance Plan, were as follows: (A) a lump-sum cash payment equal to 2 times the sum of (x) his annualized base salary and (y) target amount for his annual cash bonus; (B) a pro-rated bonus for 2024, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for himself, his spouse and eligible dependents under the Company’s health plans for up to 24 months. Additionally, upon a termination without cause Mr. Duncan was entitled to accelerated vesting and settlement of his outstanding unvested RSUs that would have vested within the 12-month period following his termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of his PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Mr. Duncan also received payment of his accrued but unused PTO on termination. The Company also granted Mr. Duncan (A) a stock award of 28,519 shares of the Company’s common stock and (B) a PSU award of 38,844 PSUs, which PSUs are eligible to performance vest based on the Company’s relative and absolute total shareholder return from the period commencing January 1, 2024 to December 31, 2026. The stock award and PSU award were granted to reflect the number of RSUs that would have accelerated and the number of PSUs that the service requirement would have been deemed fulfilled had the Company granted Mr. Duncan his annual RSUs and PSUs in March 2024, consistent with past practice. The Company did not make its annual grants to executive officers in March 2024 due to reasons unrelated to Mr. Duncan’s termination and the grants above were made for awards that Mr. Duncan would have received for his employment from the beginning of 2024 through his termination date. The table below quantifies the amounts Mr. Duncan received in connection with his termination. The value of the COBRA Subsidy is based on the premiums in effect as of November 2024. The value of the RSUs, PSUs and stock award is based on the closing price of our common stock on November 1, 2024, which was $10.08.

Type	Amount	Description

Cash Severance	$3,892,500	2x (base + target bonus) for involuntary termination per the Amended Severance Plan

Pro-Rata Annual Bonus	$952,995	Based on actual Company performance for 2024

COBRA Subsidy	$60,930	Equivalent of 24 months of partially subsidized continuation coverage

PTO Payout	$24,312	Payout of all accrued but unused paid-time off

RSU Pro-Rata Acceleration	$610,677	Remainder of unvested RSUs forfeited

PSU Pro-Rata Acceleration	$1,339,430	Pro-rata PSUs remain subject to performance through the end of the applicable performance period; remainder of PSUs forfeited

Stock Award	$287,472	Approximately 20% of Mr. Duncan’s target RSU grant for 2024, which would have vested consistent with the form award agreements

PSU Award	$391,548	Approximately 20% of Mr. Duncan’s PSU grant for 2024, which remains subject to performance through the end of the applicable performance period

Total	$7,559,864

Termination of Employment – Former Interim President & CEO

On January 5, 2025, Mr. Mills resigned as Interim President and Chief Executive Officer and member of the Board. Mr. Mills was not entitled to any additional benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements. In connection with his resignation, Mr. Mills forfeited all unvested restricted stock units which he was granted for his service as a non-employee member of the Board, prior to his appointment as Interim President and Chief Executive Officer.

2025 PROXY STATEMENT	65

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Joseph A. Mills, our Interim President and Chief Executive Officer (our “CEO”) at December 31, 2024 (Mr. Mills subsequently resigned on January 5, 2025).

For the 2024 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $194,948.

•

The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $987,706. Since Mr. Mills was appointed CEO effective August 29, 2024, we annualized his Salary as disclosed in the Summary Compensation Table, and added the disclosed value of his Stock Awards to arrive at a value of $1,415,412, which we used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. Mr. Mills did not receive any Bonus, Non-Equity Incentive Plan Compensation or All Other Compensation as disclosed in the Summary Compensation Table. We annualized Mr. Mills’ total compensation as follows:

SCT Components	Actual Values from SCT	Annualized Values Plus One-Time Values (For CEO Pay Ratio)	Rationale

Salary	$377,516	$800,000	Annualized Salary after removing compensation received for his service as a director prior to his appointment as CEO

Bonus	—	—	—

Stock Awards	$615,412	$615,412	Not annualized; one-time award of 43,460 RSUs and director award of 12,510 RSUs

Non-Equity Incentive Plan Compensation	—	—	—

All Other Compensation	—	—	—

Total CEO Pay	$992,928	$1,415,412

•

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be approximately 7 to 1.

We identified a new median employee for the pay ratio calculation above for 2024. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2024, our employee population consisted of approximately 695 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2024. We do have employees located in jurisdictions outside of the United States, but they comprise less than 1% of our total employees and were excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded seven (7) employees located in Mexico. We utilize independent contractors and “leased” workers as needed, but such independent contractors and “leased” workers were excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2024.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2024 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $194,948.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2024 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

66

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the five years in the period ended December 31, 2024. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

Year (a)	Summary Compensation Table Total for First PEO ($) (1) (b)	Compensation Actually Paid to First PEO ($) (1)(2) (c)	Summary Compensation Table Total for Second PEO ($) (1) (b)	Compensation Actually Paid to Second PEO ($) (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	Adjusted Free Cash Flow Generation ($ in millions) (4) (i)
							TSR ($) (f)	Peer Group TSR ($) (3) (g)

2024	6,198,970	2,998,527	992,928	881,144	2,334,115	1,295,762	32.21	194.28	(76.4)	447

2023	6,606,866	(724,753)	N/A	N/A	2,413,071	(346,809)	47.20	196.26	187	142

2022	12,431,348	16,164,942	N/A	N/A	4,460,153	5,687,286	62.62	188.84	382	195

2021	7,327,188	4,170,071	N/A	N/A	2,688,184	1,685,360	32.50	119.07	(183)	135

2020	5,332,565	(2,911,619)	N/A	N/A	1,789,969	(638,982)	27.33	67.50	(466)	(93)

(1)
The PEOs reflected in columns (b) and (c) represent Timothy Duncan (First PEO) and Joseph A. Mills (Second PEO). The
non-PEO
NEOs reflected in columns (d) and (e) for each of 2020, 2021, 2022, 2023 and 2024 are as follows:

2024: Sergio L. Maiworm, William S. Moss III, John B. Spath, Robin Fielder and John A. Parker
2023: Sergio L. Maiworm, Jr., John A. Parker, William S. Moss III, Robin Fielder, Shannon E. Young III and Robert D. Abendschein
2022: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2021: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2020: Shannon E. Young III, Robert D. Abendschein, John A. Parker, William S. Moss III and Stephen E. Heitzman

(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEOs and
Non-PEO
NEOs in 2024. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	Duncan	Mills

PEO SUMMARY COMPENSATION TABLE TOTALS	$6,198,970	$992,928

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(646,316)	(615,412)

Fair value at year end of equity awards granted during the year	0	79,981

Fair value at vest date for awards granted and vested during the year	287,472	423,647

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(573,288)	0

Change in fair value of equity awards granted in prior years that vested during the year	(628,608)	0

Equity awards granted in prior years that were forfeited during the year	(1,639,702)	0

Dividends or other earnings paid on equity awards during the year	—	—

Total Equity Award Related Adjustments	(3,200,443)	(111,784)

COMPENSATION ACTUALLY PAID TOTALS	$2,998,527	$881,144

68

Pay Versus Performance

2024

NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$2,334,115

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(1,098,131)

Fair value at year end of equity awards granted during the year	883,468

Fair value at vest date of equity awards granted and vested during the year	0

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(245,894)

Change in fair value of equity awards granted in prior years that vested during the year	(72,886)

Equity awards granted in prior years that were forfeited during the year	(504,910)

Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	(1,038,352)

AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,295,762

(3)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K.

(4)
Adjusted Free Cash Flow is based on Adjusted Free Cash Flow as defined in the Company’s year-end
earnings release for the applicable performance year, although for purposes of the AIP, the Compensation Committee has the authority to approve further adjustments as appropriate in light of events occurring during the applicable performance year. Adjusted Free Cash Flow for purposes of the AIP is subject to a specified WTI realized pricing floor and realized pricing ceiling for oil and a specified Henry Hub realized pricing floor and realized pricing ceiling for gas calculated on an annual basis consistent with the applicable Form
10-K,
excluding hedges.

For purposes of determining Adjusted Free Cash Flow performance under the 2024 AIP, the Compensation Committee made further adjustments to Adjusted Free Cash Flow reported in the 2024 Earnings Release to (i) normalize targets for budgeted but unutilized weather downtime, (ii) account for reduced capital expenditures resulting from rig delivery delays, (iii) account for increased capital expenditures resulting from incremental projects added and (iv) account for resulting adjustments to AIP accruals, which net reduced Adjusted Free Cash Flow for purposes of the 2024 AIP to approximately $447 million.

Narrative Disclosure to Pay vs. Performance Table
CAP, COMPANY TSR AND PEER GROUP TSR
The PEOs’ and other NEOs’ CAP generally align with the Company’s TSR and Peer Group TSR over the five years presented in the table. This is primarily because a significant portion of the CAP to the PEOs and other NEOs is comprised of equity-based awards. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Elements of Compensation for 2024 Fiscal Year—Long-Term Incentive Awards.”
CAP VS. NET INCOME
The PEOs’ and other NEOs’ CAP generally align with Company’s net income. While net income is not directly used in determining compensation levels or equity-based award payouts, it is factored into the calculation of Adjusted Free Cash Flow Generation, which is a performance metric under the Company’s AIP. For more detail regarding the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2024 Fiscal Year—Annual Incentive Program.”
CAP VS. ADJUSTED FREE CASH FLOW GENERATION
The PEOs’ and other NEOs’ CAP generally align with Company’s Adjusted Free Cash Flow Generation. This is primarily due to Adjusted Free Cash Flow Generation being weighted 50% in fiscal year 2024 under the AIP. For more detail regarding Adjusted Free Cash Flow Generation and the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2024 Fiscal Year—Annual Incentive Program.”

2025 PROXY STATEMENT	69

Pay Versus Performance

Disclosure of Most Important Performance Measures for 2024 Fiscal Year
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2024. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—Elements of Compensation for 2024 Fiscal Year” in this Proxy Statement.

Most Important Performance Measures

Adjusted Free Cash Flow Generation

Absolute and Relative TSR

Average Daily Production
Equity Compensation Plan Information
The following sets forth our issuance of awards under the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) and 2021 LTIP, as a group, in each case as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	4,908,731	(2)	—	7,739,097	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	4,908,731		—	7,739,097

(1)
Following our stockholders’ approval of the 2021 LTIP at the 2021 Annual Meeting of Stockholders, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of PSU and RSU awards granted under the 2018 LTIP. As of December 31, 2024, the only remaining shares of common stock subject to RSU awards granted under the 2018 LTIP were with respect to 34,674 vested and deferred RSUs held by directors.

(2)
Represents the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the 2018 LTIP and 2021 LTIP outstanding as of December 31, 2024. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be less than the number reflected in this column. This figure also reflects 168,244 RSUs held by directors. No options or warrants have been granted under the 2018 LTIP or 2021 LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or 2021 LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.

(4)
Represents the total number of shares of our common stock remaining available for issuance under the 2021 LTIP as of December 31, 2024. No further awards may be issued under the 2018 LTIP. Pursuant to the 2021 LTIP, all outstanding RSU and PSU awards under the 2018 that are forfeited, cancelled or fail to be earned after March 8, 2021 will be made available for issuance under the 2021 LTIP.

70

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of January 1, 2024, the Compensation Committee consisted of Donald R. Kendall, Jr., Richard Sherrill and Shandell Szabo, none of whom is, or has ever been, an officer or employee of the Company. As of May 1, 2024, the Compensation Committee consisted of Donald R. Kendall, Jr., Richard Sherrill and Charles M. Sledge, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serve, nor in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee. Mr. Kendall is not standing for reelection to the Board at the Annual Meeting.

70

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s NEOs’ compensation for the fiscal year ended December 31, 2024, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s NEOs’ compensation is at-risk.

Please read the “Executive Compensation Matters” section of this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our NEOs during 2024.

The Compensation Committee and the Board have determined that the Company’s NEO compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which help us to attract, retain and motivate talented executives focused on the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s NEO compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST this Proposal 2 will be counted as votes cast on this proposal.

Abstentions and broker non-votes with respect to this Proposal 2 are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Your vote on this Proposal 2 is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our NEOs.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the approval, on a non-binding advisory basis, of the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2024 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

2025 PROXY STATEMENT	71

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Act and Section 14(a)(1) of the Exchange Act require that we provide our stockholders with the opportunity to indicate how frequently we should seek a non-binding advisory vote on the compensation of the Company’s NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Frequency” vote). By voting on this Proposal 3, stockholders may indicate, on a non-binding advisory basis, whether the say-on-pay advisory vote should occur every one year, every two years or every three years or to abstain on this matter. You will have the opportunity to vote on this issue at least once every six years.

The Board has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing among the following frequency options (not solely for or against the recommendation of the Board):

•	Choice 1 — Every One Year;

•	Choice 2 — Every Two Years;

•	Choice 3 — Every Three Years; or

•	Choice 4 — Abstain from voting

Vote Required

Generally, approval of any matter presented to stockholders requires a majority of the votes cast on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options being voted on by stockholders receives a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Abstentions and broker non-votes with respect to this Proposal 3 are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Your vote on this Proposal 3 is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our NEOs.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR a frequency of “EVERY ONE YEAR” for future votes, on a non-binding advisory basis, on the Company’s Named Executive Officers’ compensation.

72

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, each of Charles M. Sledge, Donald R. Kendall, Jr., and Richard Sherrill qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially adopted as of May 10, 2018, which is reviewed annually and/or amended, as appropriate, from time to time.

Management is responsible for our system of internal controls and the financial reporting process. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles in the United States of America, or GAAP, and for developing, maintaining, and evaluating our internal controls over financial reporting. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting, and expressing an opinion with respect to each. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent registered public accountant the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2024, included in our Annual Report. The Audit Committee discussed with the independent registered public accountant matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent registered public accountant also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the SEC regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accountant its independence from the Company.

Based on the Audit Committee’s discussions with management and the independent registered public accountant, and the Audit Committee’s review of the representations of management and the report of the independent registered public accountant to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC on February 27, 2025.

Audit Committee of the Board of Directors:

Charles M. Sledge, Chairman
Donald R. Kendall, Jr., Member
Richard Sherrill, Member

2025 PROXY STATEMENT	73

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 was completed by EY and accepted by the SEC on February 26, 2025. EY has served as the Company’s independent registered public accounting firm since May 2018. Prior to that, EY had served as Talos Energy LLC’s independent accounting firm since 2010. Talos Energy LLC became a wholly owned subsidiary of the Company in May 2018.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

See also “Governance and Board Matters—Committees of the Board—Audit Committee” for additional information.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided for the last two fiscal years (in thousands):

	2024	2023

Audit Fees (1)	$3,731	$3,014

Audit-Related Fees	—	—

Tax Fees (2)	—	21

All Other Fees	—	—

Total	$3,731	$3,035

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2024 and 2023, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, June 30, 2024 and September 30, 2024, and any amendments relating thereto, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, (v) statutory audit work required for certain of our subsidiaries and (vi) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2024, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST this Proposal 4 will be counted as votes cast on this proposal.

Abstentions with respect to this Proposal 4 are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

74

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company does not expect any broker non-votes with respect to this Proposal 4, as it is considered a routine matter.

Board Recommendation

The Board unanimously recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

2025 PROXY STATEMENT	75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of April 8, 2025 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

•	each member of our Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of April 8, 2025, there were 178,455,146 shares of our common stock outstanding.

	Shares Beneficially Owned

	Number	Percent

5% Stockholders:

Bain Capital, LP (1)	15,120,372	8.5%

Slim Family (2)	43,545,604	24.4%

BlackRock, Inc. (3)	21,181,351	11.9%

Directors and Named Executive Officers:

Neal P. Goldman (4)	72,744	*

Paul Goodfellow (5)	0	*

Paula R. Glover (6)	6,159	*

John “Brad” Juneau (7)	72,584	*

Donald R. Kendall, Jr. (8)	30,257	*

Richard Sherrill (9)	60,629	*

Charles M. Sledge (10)	47,285	*

Shandell Szabo (9)	44,014	*

Sergio L. Maiworm, Jr. (11)	50,003	*

William S. Moss III (12)	213,459	*

John B. Spath (13)	52,515	*

Joseph A. Mills (14)	38,762	*

Timothy S. Duncan (15)	642,575	*

John A. Parker (16)	226,077	*

Robin Fielder (17)	30,199	*

All directors and executive officers as a group (11 persons)	649,649	*

*	Represents beneficial ownership of less than one percent (1%) of shares outstanding.

76

Security Ownership of Certain Beneficial Owners and Management

(1)

Represents shares of our common stock held of record by Bain Capital Credit Managed Account (E), L.P. (“BCCMA (E)”), Bain Capital Credit Managed Account (PSERS), L.P. (“PSERS”), Bain Capital Distressed & Special Situations 2013 (AIV I), L.P. (“DSS 2013 (AIV I)”), Bain Capital Distressed & Special Situations 2013 (B), L.P. (“DSS 2013 (B)”), Bain Capital Distressed & Special Situations 2016 (A), L.P. (“DSS 2016 (A)”), Bain Capital Distressed & Special Situations 2016 (F), L.P. (“DSS 2016 (F)”), Sankaty Credit Opportunities IV, L.P. (“COPS IV”), BCC EnVen Investments (2016), L.P. (“BCC EnVen 2016”), BCC EnVen Investments (S), L.P. (“BCC EnVen (S)”), BCC EnVen Investments (2013), L.P. (“BCC EnVen 2013”) and Bain Capital Credit, LP (“BCC”) (collectively, the “Bain Reporting Persons”). Bain Capital Credit Managed Account Investors (E), L.P. (“BCCMAI (E)”), a Delaware limited partnership, is the general partner of BCCMA (E). Bain Capital Credit Member, LLC (“BCCM”), is the managing member of BCCMAI (E). Bain Capital Credit Managed Account Investors, LLC (“BCCMAI”), a Delaware limited liability company, is the general partner of PSERS. BCCM is the managing member of BCCMAI. Bain Capital Distressed and Special Situations 2013 Investors (A), L.P. (“DSS 2013 Investors (A)”), a Delaware limited partnership, is the general partner of DSS 2013 (AIV I). BCCM, is the managing member of DSS 2013 Investors (A). Bain Capital Distressed Special Situations 2013 Investors (B), L.P. (“DSS 2013 Investors (B)”), a Delaware limited partnership, is the general partner of DSS 2013 (B). BCCM, is the managing member of DSS 2013 Investors (B). Bain Capital Distressed and Special Situations 2016 Investors (A), L.P. (“DSS 2016 Investors (A)”), a Delaware limited partnership is the general partner of DSS 2016 (A). BCCM is the managing member of DSS 2016 Investors (A). Bain Capital Distressed and Special Situations 2016 Investors F (“DSS 2016 Investors (F)”), a Delaware limited partnership is the general partner of DSS 2016 (F). BCCM is the managing member of DSS 2016 Investors (F). Sankaty Credit Opportunities Investors IV, LLC (“COPS IV Investors”), a Delaware limited liability company, is the general partner of COPS IV. BCCM is the managing member of COPS IV Investors. BCC EnVen Investments GP (2013), LLC (“BCC EnVen GP 2013”), a Delaware limited liability company is the general partner of BCC EnVen 2013. Bain Capital Credit Member II, LLC (“BCCM II”) is the general partner of BCC EnVen GP 2013. BCC EnVen Investments GP (2016), LLC (“BCC EnVen GP 2016”), a Delaware limited liability company is the general partner of BCC EnVen 2016. BCCM is the general partner of BCC EnVen GP 2016. BCC EnVen Investments GP (S), LLC (“BCC EnVen GP (S)”), a Delaware limited liability company is the general partner of BCC EnVen (S). BCCM is the general partner of BCC EnVen GP (S). Mr. Jonathan Lavine is the Manager of BCCM. BCC has entered into an Investment Management Agreement with managed account clients pursuant to which it has authority to acquire, dispose of, and vote securities on behalf of such client. BCC disclaims beneficial ownership of the shares beneficially owned by such client. BCCMA (E) directly holds 1,437,872 shares of common stock. PSERS directly holds 207,382 shares of common stock. DSS 2013 (AIV I) directly holds 3,607,477 shares of common stock. DSS 2013 (B) directly holds 425,945 shares of common stock. DSS 2016 (A) directly holds 1,298,868 shares of common stock. DSS 2016 (F) directly holds 1,131,518 shares of common stock. COPS IV directly holds 1,129,580 shares of common stock. BCC EnVen 2016 directly holds 2,170,800 shares of common stock. BCC EnVen (S) directly holds 382,157 shares of common stock. With respect to the each of the foregoing entities, (the “BCCM Holders”), BCCM may be deemed to have voting and dispositive power of the aggregate 11,791,599 shares of common stock directly held by the BCCM Holders. BCC EnVen 2013 directly holds 2,875,746 shares of common stock. BCCM II may be deemed to have voting and dispositive power over 2,875,746 shares of common stock directly held by BCC EnVen 2013. BCC serves as investment manager to various client accounts, and, in this capacity, has voting and dispositive power over 453,027 shares of common stock directly held in such managed accounts. Each of BCCM, BCCM II and BCC (the “Investment Managers”) independently exercises investment discretion with respect to the above referenced securities for which they hold voting and dispositive power and there is no agreement or understanding among the Investment Managers to act together with respect to the securities under their discretion. The address of each of the foregoing persons is 200 Clarendon Street, Boston, Massachusetts 02116. The foregoing information is based on the Schedule 13G filed by the Bain Reporting Persons on February 12, 2024.

(2)

Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of Control Empresarial, a sociedad anónima de capital variable organized under the laws of the United Mexican States. The Slim Family and Control Empresarial hold shared voting and dispositive power over 43,545,604 shares of our common stock. The principal business address of the Slim Family and Control Empresarial is Paseo de las Palmas 781, Piso 3, Lomas de Chapultepec, Ciudad de Mexico, O5, 11000. The foregoing information is based on the Schedule 13D/A filed by the Slim Family and Control Empresarial on December 18, 2024.

(3)

BlackRock, Inc. has sole dispositive power over 21,181,351 shares of our common stock and sole voting power over 20,882,000 shares of our common stock. The principal address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The foregoing information is based on the Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024.

(4)

For Mr. Goldman, does not include (i) 25,528 unvested RSUs that will vest on March 10, 2026 and will be settled 60% in shares of our common stock and 40% in cash or (ii) 6,996 deferred RSUs that will be settled in cash upon a separation of service.

(5)	For Mr. Goodfellow, does not include 338,514 unvested RSUs that will vest ratably on each of March 10, 2026, March 10, 2027 and March 10, 2028 (the “2025 RSUs”).

(6)

For Ms. Glover, does not include (i) 17,759 unvested RSUs that will vest on March 10, 2026 and will be settled on March 10, 2031, (ii) 11,612 deferred RSUs that will settle on March 5, 2028, (iii) 9,066 deferred RSUs that will settle on March 5, 2029 or (iv) 12,510 deferred RSUs that will settle on March 5, 2030. Each of the foregoing RSUs which will be settled 60% in shares of our common stock and 40% in cash.

(7)	For Mr. Juneau, does not include 17,759 unvested RSUs that will vest on March 10, 2026 and will be settled 100% in shares of our common stock.

(8)

For Mr. Kendall, does not include (i) 17,759 unvested RSUs that will vest on March 10, 2026 and will be settled 100% in shares of our common stock, (ii) 11,612 deferred RSUs that will settle on March 5, 2028 and will be settled 60% in shares of our common stock and 40% in cash or (iii) 12,510 deferred RSUs that will settle on March 5, 2030 and will be settled 100% in shares of our common stock.

(9)	For each of Mr. Sherrill and Ms. Szabo, does not include 17,759 unvested RSUs that will vest on March 10, 2026 and will be settled 60% in shares of our common stock and 40% in cash.

(10)	For Mr. Sledge, does not include 17,759 unvested RSUs that will vest on March 10, 2026 and will be settled 60% in shares of our common stock and 40% in cash.

(11)

For Mr. Maiworm, does not include (i) 2,519 unvested 2023 RSUs subject to vesting on March 5, 2026, (ii) 42,322 unvested 2024 retention RSUs subject to vesting on March 5, 2026 and 2027, (iii) 46,912 unvested retention RSUs subject to vesting on September 9, 2025, 2026 and 2027, (iv) 5,552 unvested RSUs that will vest ratably on each of July 1, 2025 and July 1, 2026 or (v) 99,890 annual unvested 2025 RSUs subject to vesting on March 10, 2026, 2027 and 2028.

(12)

For Mr. Moss, does not include (i) 8,814 unvested 2023 RSUs subject to vesting on March 5, 2026, (ii) 39,704 unvested 2024 RSUs subject to vesting on March 5, 2026 and 2027, (iii) 36,488 annual unvested retention RSUs subject to vesting on September 9, 2025, 2026 and 2027, or (iv) 77,692 annual unvested 2025 RSUs subject to vesting on March 10, 2026, 2027 and 2028.

(13)

For Mr. Spath, does not include (i) 5,037 unvested 2023 RSUs subject to vesting on March 5, 2026, (ii) 641 unvested RSUs subject to vesting on December 1, 2025 and 2026, (iii) 39,093 unvested 2024 RSUs subject to vesting on March 5, 2026 and 2027, (iv) 42,322 unvested retention RSUs subject to vesting on September 9, 2025, 2026 and 2027 and (v) 99,890 annual unvested 2025 RSUs subject to vesting on March 10, 2026, 2027 and 2028.

(14)

Mr. Mills is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on January 6, 2025 prior to his departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

(15)

Mr. Duncan is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on November 19, 2024 prior to his departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

(16)

Mr. Parker is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on March 12, 2024 prior to his departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

(17)

Ms. Fielder is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on March 7, 2024 prior to her departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

2025 PROXY STATEMENT	77

Security Ownership of Certain Beneficial Owners and Management

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2024, except one (1) late Form 4 was filed on November 19, 2024 for each of Timothy S. Duncan and Joseph A. Mills.

78

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

In accordance with our policies and procedures of the NYSE, a “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

A copy of our policy is included in our Audit Committee Charter which can be found under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com. The Audit Committee is responsible for overseeing the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules.

Outside of what has been disclosed, we did not have any related party transactions during the fiscal year ended December 31, 2024.

Slim Family Office and Affiliates

As of April 8, 2025, Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), an entity controlled by Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family” and together with Control Empresarial, the “Slim Family Office”) beneficially owned and possessed voting power of approximately 24.4% of our outstanding common stock.

Given its ownership interest, the Slim Family Office has significant influence over matters submitted to stockholders for approval, including changes in capital structure, transactions requiring stockholder approval under Delaware law, and corporate governance. The Slim Family Office may have different interests than other holders of our common stock and may make decisions adverse to your interests.

Among other things, the Slim Family Office’s concentration of voting power could influence a sale of our company. This concentration of voting power could discourage a potential investor from seeking to acquire our common stock and, as a result, might harm the market price of our common stock.

Offering Participation

On January 22, 2024, the Company conducted a firm commitment underwritten public offering of 34,500,000 shares of common stock. In connection with the offering, and after expressing a non-binding indication of interest thereafter, Control Empresarial purchased 19,658,119 shares of common stock from the underwriters of such offering. The Slim Family are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of Control Empresarial. The Slim Family Office beneficially owns approximately 24.4% of our outstanding common stock. The Slim Family Office manages various investment funds. Those investment funds make investments in entities with which the Company may interact in the normal course of business.

On February 7, 2024, the Company consummated a firm commitment debt offering consisting of $1,250.0 million in aggregate principal amount of second-priority senior secured notes in a private offering to eligible purchasers that was exempt from registration under the Securities Act. In connection with the debt offering, and after expressing a non-binding indication of interest after commencement of the offering, entities and/or persons related to the Slim Family Office participated and purchased an aggregate principal amount of $312.5 million of such notes from the initial purchasers of such offering. In connection with such transaction, the Company paid Inbursa, a banking institution controlled by the Slim Family Office, an advisory fee of approximately $2.7 million.

2025 PROXY STATEMENT	79

Certain Relationships and Related Party Transactions

Rights Agreement

On October 1, 2024, our Board adopted a stockholder rights agreement (the “Rights Agreement”) and declared a dividend distribution of one preferred share purchase right (“Right”) on each outstanding share of our common stock, par value $0.01 per share, which became payable on October 11, 2024. In adopting the Rights Agreement, the Board noted, in particular, the continued accumulation of approximately 24.0% of shares of our common stock by Control Empresarial. In connection with entering into the Cooperation Agreement (as defined and described below), we entered into the First Amendment to the Rights Agreement (the “Amendment”). The Amendment accelerated the expiration of the Rights from the close of business on October 1, 2025 to the close of business on December 17, 2024. Accordingly, the Rights issued under the Rights Agreement expired and are no longer outstanding.

Cooperation Agreement

On December 16, 2024, we entered into a cooperation agreement (the “Cooperation Agreement”) with Control Empresarial. Pursuant to the Cooperation Agreement, Control Empresarial and its affiliates agreed that during the term of the Cooperation Agreement they would not acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any voting securities of the Company (other than in connection with a stock split, stock dividend or similar corporate action initiated by the Company) if, immediately after such acquisition, Control Empresarial and the other members of its investor group, collectively, would, in the aggregate, beneficially own more than 25% of the outstanding voting shares of any class of voting securities of the Company. The Cooperation Agreement does not contain any other voting or other limitations. The Cooperation Agreement expires December 16, 2025, but is subject to early termination upon the occurrence of certain events described in the Cooperation Agreement.

Talos Mexico

On September 27, 2023, the Company sold a 49.9% equity interest in Talos Energy Mexico 7, S. de R.L. de C.V. (“Talos Mexico”) to Zamajal, S.A. de C.V. (“Zamajal”), a subsidiary entity owned 90% by Grupo Carso, S.A.B. de C.V. (“Carso”) and 10% by Control Empresarial. On December 16, 2024, the Company entered into an agreement to sell an additional 30.1% equity interest in Talos Mexico to Zamajal, a subsidiary of Carso, for $49.7 million in cash consideration with an additional $33.1 million contingent on first oil production from the Zama Field (the “Incremental Mexico Equity Sale”). The Incremental Mexico Equity Sale is expected to close during 2025 upon the satisfaction of customary closing conditions and the receipt of all regulatory approvals. After consummation of the Incremental Mexico Equity Sale, Talos Mexico, which currently holds a 17.4% interest in the Zama Field, will be owned 20.0% by the Company and 80.0% by Zamajal. While the Company anticipates the Incremental Mexico Equity Sale will close in 2025, there can be no assurance that all of the conditions to closing, including obtaining necessary regulatory approvals, will be satisfied.

Grupo Carso

The Slim Family Office owns a majority stake in Carso. Carso is a public stock company incorporated in Mexico, which holds the shares of a group of companies that primarily operate in the commercial, industrial, infrastructure and construction and energy sectors. Carso, through its Zamajal subsidiary, has an ownership interest in Talos Mexico. As of December 31, 2024, Carso owed the Company $2.3 million related to advisory services the Company provided in connection with the Lakach Deepwater natural gas field off Mexico’s southeastern coast near Veracruz.

Registration Rights

EnVen Registration Rights

On September 21, 2022, we executed a merger agreement to acquire EnVen Energy Corporation (“EnVen”), a private operator in the Deepwater U.S. Gulf of America, for stock and cash consideration (the “EnVen Merger Agreement”). In connection with the Company’s entry into the EnVen Merger Agreement, the Company entered into a registration rights agreement (the “EnVen Registration Rights Agreement”) with Adage Capital Partners, L.P. (“Adage”) and affiliated entities of Bain Capital, LP (“Bain”). Pursuant to the EnVen Registration Rights Agreement, the Company grants to Adage and Bain certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the EnVen Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under such agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The EnVen Registration Rights

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Certain Relationships and Related Party Transactions

Agreement became effective at the closing of the EnVen Acquisition on February 13, 2023. As of April 8, 2025, Bain currently holds approximately 8.5% of the Company’s outstanding shares of common stock. Adage ceased being a beneficial owner of more than five percent of the Company’s common stock as of December 31, 2023 based on a SEC beneficial ownership report filed by Adage on February 7, 2024.

QuarterNorth Registration Rights

On January 13, 2024, we executed a merger agreement to acquire QuarterNorth Energy Inc. (“QuarterNorth”), a privately-held U.S. Gulf of America E&P company (such acquisition, the “QuarterNorth Acquisition,” and such agreement, the “QuarterNorth Merger Agreement”). In connection with the Company’s entry into the QuarterNorth Merger Agreement, the Company entered into a registration rights agreement (the “QuarterNorth Registration Rights Agreement”), dated as of March 4, 2024, by and among the Company and the Persons listed on Schedule A attached thereto. Pursuant to the QuarterNorth Registration Rights Agreement, the Company granted certain demand, “piggy-back” and shelf-registration rights with respect to the shares of the Company’s common stock received by such entities in connection with the QuarterNorth Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agreed to pay certain expenses of the parties incurred in connection with the exercise of their rights under such agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The QuarterNorth Registration Rights Agreement became effective at the closing of the QuarterNorth Acquisition.

2025 PROXY STATEMENT	81

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

When and where is the Annual Meeting?

Date:	Thursday, May 29, 2025

Time:	10:00 a.m. (Central Time)
Where:	Talos’s Corporate Offices: Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002

Record Date:	Tuesday, April 8, 2025

What is a proxy statement and what is a proxy?

A proxy is a legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. This is a proxy statement. A proxy statement is a document that we are by law required to give you when we ask you to sign a proxy designating individuals to vote your shares on your behalf. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement, and in the absence of your direction, they will vote your shares as recommended by the Board. We encourage you to read this Proxy Statement carefully.

Why did I receive these proxy materials?

These materials are being made available to you because, at the close of business on the record date, you were, pursuant to our Second Amended and Restated Bylaws, as amended, a stockholder of record entitled to notice of and to vote at a meeting of stockholders. Accordingly, our Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, including any adjournments or postponements thereof. All stockholders of record on the record date are entitled to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We encourage you to read this Proxy Statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet instead of a paper copy of our proxy materials to reduce the environmental impact of our Annual Meeting. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or to request to receive a printed or e-mail set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed or e-mail copy of the proxy materials for this Annual Meeting or on an ongoing basis for future annual meeting of stockholders, may be found in the Notice of Internet Availability.

We intend to mail the Notice of Internet Availability on or about April 18, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

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Questions and Answers About the Annual Meeting

How can I access the Proxy Materials electronically?

Copies of the proxy materials are available for viewing at www.proxydocs.com/TALO.

What is included in the proxy materials for the Annual Meeting?

The proxy materials include the following: (i) the Notice of the Annual Meeting and this Proxy Statement and (ii) the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

What different methods can I use to vote my shares?

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares beforehand over the Internet, by telephone or by mail. Please read the instructions below on how to vote your shares. Instructions will vary depending on how you own your shares so it is important that you follow the instructions that apply to you. Instructions on how to vote may also be found in the Notice of Internet Availability being mailed to our stockholders on or about April 18, 2025.

You have a choice of voting your shares:

Over the Internet	By Mail	By Telephone	In Person at the Annual Meeting

You may vote via the Internet at the following website: www.proxypush.com/TALO.

If you received a Notice of Internet Availability, please follow the instructions found in the Notice of Internet Availability.

If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card.

Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week. Such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, May 28, 2025.

Please have your proxy card and control number (located on your proxy card and on the Notice of Internet Availability) available and ready when voting by Internet.

If you vote by Internet or Telephone, please do NOT mail back the proxy card.

If you received a printed version of the proxy materials, you may vote by completing, signing and dating the proxy card and folding and returning it in the postage-paid envelope we have provided.

If you vote by Telephone or the Internet, please do NOT mail back the proxy card.

You may also vote over the Internet or by Telephone as

noted on the Notice of Internet Availability or proxy card.

You may vote by Telephone by calling 1-866-291-6999 any time on a touch-tone telephone by following the instructions provided by the recorded message.

The Telephone voting facilities for stockholders of record will be available 24 hours a day, seven days a week. Such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, May 28, 2025.

Please have your proxy card and control number (located on your proxy card and on the Notice of Internet Availability) available and ready when voting by Telephone.

If you vote by Telephone or the Internet, please do NOT mail back the proxy card.

Attend the Annual Meeting in person and complete a written ballot as directed during the Annual Meeting.

2025 PROXY STATEMENT	83

Questions and Answers About the Annual Meeting

What matters will be voted upon at the Annual Meeting, and what votes are required to approve each of the proposals?

Proposal		Voting Requirements	Abstentions & Broker Non-Votes

1	To elect to the Company’s Board of Directors the director nominees set forth in this Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The election of each nominee for director requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For this proposal, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes are not counted as votes cast either FOR or AGAINST such nominee and, therefore, will have no effect on the outcome of this proposal.

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2024.

Approval requires the affirmative vote of a majority of the votes cast on the proposal.

Advisory Vote: Your vote on this proposal is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of the advisory vote.

Abstentions and broker non-votes are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal.

3	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officers’ compensation for every one year, every two years or every three years or abstain from voting.

Approval requires the affirmative vote of a majority of the votes cast on a frequency period (every one year, every two years or every three years or abstain from voting). However, if none of the frequency options receive a majority of votes cast, the option receiving the most votes will be considered the frequency recommended by the Company’s stockholders.

Advisory Vote: Your vote on this proposal is “advisory” and therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of the advisory vote.

Abstentions and broker non-votes are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal.

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	Approval requires the affirmative vote of a majority of the votes cast on the proposal.	Abstentions are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal. There will be no broker non-votes for this proposal.

*	Abstentions: Abstentions are counted as present in determining whether the quorum requirement is satisfied.

**

Broker Non-Votes. If you are a beneficial holder of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable NYSE rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

***

Routine Matters. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025 (Proposal 4) is the only routine matter to be presented at the Annual Meeting on which brokers, banks or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 4.

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Questions and Answers About the Annual Meeting

How does the Board recommend that I vote?

Our Board is soliciting your proxy to vote your shares on all matters scheduled to come before the Annual Meeting. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements thereof.

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board, as follows:

Proposal		Board Recommendation	Page No.

1	To elect to the Company’s Board of Directors the director nominees set forth in this Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal	FOR EACH DIRECTOR NOMINEE ☑	6

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2024	FOR ☑	71

3	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officers’ compensation for every one year, every two years or every three years or stockholders may abstain from voting.	FOR A FREQUENCY OF EVERY ONE YEAR ☑	72

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR ☑	74

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other matters to come before the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than adjournments or postponements of the meeting). A quorum will exist if the holders of shares of common stock representing a majority of the voting power of all outstanding shares of common stock entitled to vote at the Annual Meeting are present in person or by proxy. On the record date for purposes of calculating a quorum, there were 178,455,146 shares of our common stock held by 170 stockholders of record eligible to vote.

Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card or voting instruction form, or if a stockholder of record attends the Annual Meeting and does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Shares of common stock held in our treasury on the record date are not considered outstanding and will not be voted or considered present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Our common stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting. No other class of securities is entitled to vote at the Annual Meeting. Pursuant to our Second Amended and Restated Certificate of Incorporation, as amended, cumulative voting rights are prohibited. Shares of common stock held in our treasury on the record date are not considered outstanding and will not be voted or considered present at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for a period of 10 days prior to the Annual Meeting at our principal executive offices at 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available during the Annual Meeting.

2025 PROXY STATEMENT	85

Questions and Answers About the Annual Meeting

What is the Company’s policy with respect to the resignation of directors who do not receive the required number of votes?

Our Second Amended and Restated Bylaws, as amended, set forth that each director shall be elected, at any meeting for the election of directors at which a quorum is present, (i) in the case of an uncontested election, by the vote of a majority of the votes cast with respect to that director’s election and (ii) in the case of a contested election, by the vote of a plurality of the votes cast with respect to that director’s election.

With respect to clause (i), the Company’s Corporate Governance Guidelines establish that any incumbent director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election must promptly tender his or her resignation to the Board with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board. The Board may, but is not obligated to, delegate to any committee of the Board consisting solely of independent directors who have not tendered a resignation, the responsibility of making a recommendation to the Board as to whether to accept or reject the tendered resignation and whether to take other action. The Board must act on the resignation, taking into account the committee’s recommendation (if applicable), and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results.

If the Board accepts a director’s resignation pursuant to this procedure, then the Board may fill the resulting vacancy or decrease the size of the Board pursuant to our Second Amended and Restated Bylaws.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board.

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other business to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record	Beneficial Owners

If, as of the record date, you held shares of our common stock represented by a stock certificate in your name, or your shares were registered in your name with our transfer agent, Computershare, then you are a “stockholder of record,” and Computershare has sent the notice or printed copies of our proxy materials directly to you on our behalf.

• If you are stockholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

–   by Telephone using the toll-free telephone number shown on the proxy card;

–   via the Internet as instructed on the proxy card;

–   by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–   by written ballot at the Annual Meeting.

If, as of the record date, you were not holding shares in your name but rather you were holding shares in an account at a broker, bank, or other nominee, then you are a “beneficial holder,” and your shares are held in street name. The stockholder of record for your shares, meaning the party who has the legal right to vote such shares at the Annual Meeting, is your broker, bank, or such other nominee.

As the beneficial holder of the shares, the Notice of Internet Availability or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee, and you have the right to direct such party to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. If you wish to change the direction you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party.

86

Questions and Answers About the Annual Meeting

Stockholders of Record	Beneficial Owners

Telephone and Internet proxy voting facilities for stockholders of record will  be available 24 hours a day, seven days a week. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, May 28, 2025. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a stockholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

The return of a completed proxy card, or the submission of proxy instructions via the Internet or by telephone, will not prevent a stockholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. As a beneficial holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the broker, bank, or other nominee. Please understand that, if you are a beneficial holder, the Company does not know that you are a stockholder or how many shares you own.

As a beneficial holder, will my shares be voted if I do not tell my broker, bank or other nominee how I want them voted?

If you are a beneficial holder of shares, you should have received a voting instruction form from your broker, bank or other nominee. Pursuant to the regulations of the NYSE, brokers, banks and other nominees have the authority to vote shares held for a beneficial holder only on certain “routine” matters absent voting instructions from the beneficial holder of the shares. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial holder are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the broker, bank or other nominee did not receive voting instructions from the beneficial holder and lacked the discretionary authority to vote the shares on such proposals. At the Annual Meeting, only Proposal 4 is considered a “routine” matter. Accordingly, we do not expect any broker non-votes for Proposal 4. Each of Proposal 1, Proposal 2 and Proposal 3 is considered a non-routine matter. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions. Broker non-votes will have no effect on the outcomes of Proposal 1, Proposal 2 and Proposal 3.

What shares are included on my proxy card?

If you have received printed copies of the proxy materials by mail, you will receive one proxy card for all shares of common stock which you hold as a stockholder of record. If you have a beneficial holder, you will receive voting instructions for each account you have with a broker, bank or other nominee.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by Telephone or on the Internet, executing and returning a later dated proxy card, or by attending the Annual Meeting in person and completing a written ballot as directed during the Annual Meeting. If you vote by Telephone or via the Internet, such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, May 28, 2025.

If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Secretary at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary.

2025 PROXY STATEMENT	87

Questions and Answers About the Annual Meeting

If you are a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares of common stock that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior Telephone or Internet vote or your proxy.

How many votes do I have?

Each stockholder of record will have one vote on each matter for every share of common stock owned on the record date. No shares have cumulative voting rights.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions, and we will answer questions from stockholders during a designated question and answer period, as time permits. In order to provide an opportunity for everyone who wishes to ask a question, stockholders will be limited to two questions. If we receive substantially similar questions, we will group such questions together. We ask that stockholders confine their questions to matters that relate directly to the business of the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

As of the date of this Proxy Statement, our Board and management do not know of any other matters to come before the Annual Meeting other than those matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, such matters will, subject to applicable law and our Second Amended and Restated Bylaws, be considered at the Annual Meeting.

It is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning stockholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1.877.878.7534 (within the U.S., U.S. Territories and Canada), +1.781.575.4247 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43006 Providence, RI 02940-3006, or in writing by overnight delivery at 150 Royall Street, Suite 101, Canton, MA 02021.

Who will count the votes?

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting. The inspector of election will be present at the Annual Meeting.

When will voting results be announced?

We intend to announce the preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K that we will file with the SEC and make available under the “SEC Filings” tab within the “Filing & Reports” section of our website at www.talosenergy.com within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who is conducting the proxy solicitation and how much will it cost?

We are soliciting the proxies accompanying this Proxy Statement and we will bear the cost of soliciting those proxies. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies in connection with the Annual Meeting and have

88

Questions and Answers About the Annual Meeting

agreed to pay Innisfree $20,000 in relation to the cost of such solicitation. In addition, we will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses and fees incurred in connection with Innisfree’s services, including the charges rendered by banks, brokers or their agents for forwarding proxies and proxy materials to beneficial owners of our common stock, and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The initial solicitation of proxies may be supplemented by mail, telephone, Internet, or facsimile or in person by our directors, officers or other employees, or Innisfree. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation.

How is information sent to stockholders of record sharing the same address?

For those stockholders who elect to receive printed proxy materials, the SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability, this Proxy Statement and our Annual Report, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one set of proxy materials to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent in the future by following the instructions sent by your bank or broker. If you would like to receive more than one copy of the proxy materials, we will promptly deliver a separate copy of the proxy materials to you upon receipt of a written or oral request to our General Counsel at the address or phone number below.

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

How can I communicate with the Board of Directors?

We welcome and value feedback from our stockholders. Any stockholder or other interested party may communicate with our Board, a committee of the Board or an individual director by letter, email or telephone, directed in care of the Company’s General Counsel. At his discretion, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials and invitations to conferences may not be forwarded. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Contact information is as follows:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

board@talosenergy.com

What are the directions to the Annual Meeting?

The 2025 Annual Meeting of Stockholders will be held at Talos’s corporate offices at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

2025 PROXY STATEMENT	89

Questions and Answers About the Annual Meeting

Where can I find certain documents?

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, Compensation, Nominating & Governance and SSCR Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website and can be accessed under the “Governance Documents” tab within the “Governance” section on our website www.talosenergy.com. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to our General Counsel at the address above.

90

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES FOR NEXT YEAR

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2026 proxy materials must submit such proposal to the Company at its principal executive offices, and the proposal must be received by December 19, 2025, which date is not less than 120 calendar days before the first anniversary of the date the Company released its 2025 proxy materials on April 18, 2025. Any such stockholder proposal must comply with the requirements set forth in Rule 14a-8 of the Exchange Act.

Any stockholder of the Company who desires to submit a proposal for consideration at the 2026 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices not earlier than the close of business on the 120th calendar day (January 29, 2026) and not later than the close of business on the 90th day (February 28, 2026) prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2026 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2026 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournments or postponements of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will consider proposals only if such proposals meet the requirements of the applicable rules of the SEC and our Second Amended and Restated Bylaws, as amended.

It is the responsibility of the Nominating & Governance Committee to identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating & Governance Committee endeavors to achieve an overall balance of a wide range of experiences, skills, attributes and viewpoints among our directors. The Nominating & Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to our Second Amended and Restated Bylaws, as amended, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to our Second Amended and Restated Bylaws, as amended, and Regulation 14A of the Exchange Act.

2025 PROXY STATEMENT	91

Stockholder Proposals; Identification of Director Candidates for Next Year

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

92

333 Clay St., Suite 3300
Houston, Texas 77002

713.328.3000

www.talosenergy.com

TALOS
ENERGY
P.O. BOX 8016, CARY, NC 27512-9903
Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO
YOUR VOTE MATTERS!
Your control number
Have your ballot ready and please use one of the methods below for easy voting:
Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
Talos Energy Inc.
2025 Annual Meeting of Stockholders
For Stockholders of Record as of Tuesday, April 8, 2025 Thursday, May 29, 2025 10:00 AM, Central Time
Three Allen Center, 333 Clay Street, Suite 3300 Houston TX 77002
YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Eastern Time
on Wednesday, May 28, 2025
Internet:
www/proxypush.com/TALO
• Cast your vote online and follow the simple instructions to record your vote
• Have your Proxy Card ready
Phone:
1-866-291-6999
• Use any touch-tone telephone and follow the
simple recorded instructions
Have your Proxy Card ready
Mail:
•Mark, sign and date your Proxy Card
•Fold and return your Proxy Card in the postage-paid
envelope provided
This proxy is being solicited on behalf of the Board of Directors of Talos Energy Inc.
The and undersigned hereby appoints Paul R. Goodfellow, William S. Moss, III and Deborah Huston, and each or either of them, as the true and lawful agents shares proxies of capital of the stock undersigned, of Talos Energy with full Inc. power which of substitution the undersigned and revocation, is entitled to and vote authorizes at said meeting them collectively, and any adjournment and each of or them postponement individually, thereof to vote upon all the the conferring matters authority specified upon and such upon true such and other lawful matters agents as and may proxies be properly to vote brought in their before discretion the meeting on such and other any matters adjournment as may or properly postponement come before thereof, the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

TALOS
ENERGY
2025 Talos Energy Inc. Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
“FOR” PROPOSALS 1, 2 AND 4, AND RECOMMENDS A VOTE FOR A FREQUENCY OF “EVERY ONE YEAR” ON PROPOSAL 3
PROPOSALS
1. To elect to the Company's Board of Directors the director nominees set forth below, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
1.01 Neal P. Goldman 1.02 Paul R. Goodfellow 1.03 Paula R. Glover 1.04 John B. Juneau 1.05 Richard M. Sherrill 1.06 Charles M. Sledge 1.07 Shandell M. Szabo
2. To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2024.
3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officers’ compensation for every one year, every two years or every three years or stockholders may abstain from voting.
4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
YOUR VOTE
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
1YR 2YR 3YR ABSTAIN
FOR AGAINST ABSTAIN
Check here if you would like to attend the meeting in person.
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date